   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1998
                                                      REGISTRATION NO. 333-52231
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 2
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                        IMPAC COMMERCIAL HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------

                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              JOSEPH R. TOMKINSON
                            CHIEF EXECUTIVE OFFICER
                        IMPAC COMMERCIAL HOLDINGS, INC.
                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                                 (714) 556-0122
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                   COPIES TO:
       THOMAS J. POLETTI, ESQ.                   GARY P. CULLEN, ESQ.
      KATHERINE J. BLAIR, ESQ.                  SKADDEN, ARPS, SLATE,
       JEFFREY S. CANNON, ESQ.                MEAGHER & FLOM (ILLINOIS)
    FRESHMAN, MARANTZ, ORLANSKI,                333 WEST WACKER DRIVE
           COOPER & KLEIN                      CHICAGO, ILLINOIS 60606
 9100 WILSHIRE BOULEVARD, 8TH FLOOR           TELEPHONE: (312) 407-0700
   BEVERLY HILLS, CALIFORNIA 90212            FACSIMILE: (312) 407-0411
      TELEPHONE: (310) 273-1870
      FACSIMILE: (310) 274-8357
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] _______________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS, DATED JUNE 11, 1998

                                3,000,000 SHARES

                         [LOGO OF IMPAC APPEARS HERE]

                        IMPAC COMMERCIAL HOLDINGS, INC.

                                  COMMON STOCK

                                  -----------

  All of the shares of Common Stock offered hereby are being sold by Impac Commercial Holdings, Inc. ("ICH" or the "Company"). The Company's Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "ICH." On June 10, 1998, the last reported sale price of the Common Stock as reported by the AMEX was $15.50 per share.

  SEE "RISK FACTORS" STARTING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON   THE   ACCURACY    OR   ADEQUACY   OF   THIS   PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
===============================================================================

                                                    Underwriting
                                          Price to  Discount and   Proceeds to
                                           Public  Commissions (1) Company (2)
-------------------------------------------------------------------------------
Per Share...............................   $         $               $
--------------------------------------------------------------------------------
Total...................................  $         $               $
--------------------------------------------------------------------------------
Total Assuming Full Exercise of
 Over-Allotment Option (3)..............  $         $               $

================================================================================
(1) See "Underwriting."
(2) Before deducting expenses estimated at $600,000, all of which are payable by the Company.
(3) Assuming exercise in full of the 30-day option granted by the Company to the Underwriters to purchase up to 450,000 additional shares, on the same terms, solely to cover over-allotments. See "Underwriting."

                                  -----------

  The shares of Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New York City on or about
    , 1998.

                                  -----------

PAINEWEBBER INCORPORATED

          STIFEL, NICOLAUS & COMPANY
                   INCORPORATED

                                CIBC OPPENHEIMER
                                                         EVEREN SECURITIES, INC.

                   THE DATE OF THIS PROSPECTUS IS      , 1998

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document referred to as an exhibit to the Registration Statement.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Commission. The Registration Statement, including the exhibits and schedules thereto, as well as such reports and other information filed by the Company with the Commission, can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048, Suite 1300; and 500 West Madison Street, Chicago, Illinois 60661, Suite 1400. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 upon the payment of the fees prescribed by the Commission. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http:/www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Reports, proxy statements and other information concerning the Company can be inspected at such Website and the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

  CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS CONSTITUTES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT, AND SECTION 21E OF THE EXCHANGE ACT, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS UNDER THE CAPTIONS "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the financial statements and related notes appearing elsewhere in this Prospectus. Unless otherwise indicated, the Prospectus (i) gives effect to the conversion of shares of non-voting Class A Common Stock, $.01 par value per share ("Class A Stock"), held by Impac Mortgage Holdings, Inc. ("IMH") into that number of shares of Common Stock, $.01 par value per share (the "Common Stock"), of Impac Commercial Holdings, Inc. ("ICH") not greater than 9.8% of the outstanding shares of Common Stock of ICH upon the closing of this offering and (ii) assumes that the Underwriters' over-allotment option will not be exercised. Unless the context otherwise requires, references herein to the "Company" refer to ICH, its subsidiary IMH/ICH Dove Street, LLC ("Dove"), and Impac Commercial Capital Corporation ("ICCC"), collectively. Capitalized and certain other terms used herein shall have the meanings assigned to them in the Glossary.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                  THE COMPANY

GENERAL

 BACKGROUND

  Impac Commercial Holdings, Inc. is a recently formed specialty commercial property finance company that conducts its business through its Conduit Operations, which originates, purchases and sells or securitizes Commercial Mortgages (as defined below), and through its Long-Term Investment Operations which, to date, has invested primarily in Commercial Mortgages and mortgage-backed securities on commercial properties ("CMBSs"). Commercial mortgages are comprised of mortgage loans on condominium-conversions and commercial properties, such as industrial and warehouse space, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, multifamily, congregate care facilities and senior living centers (collectively, "Commercial Mortgages"). The Company has elected to be taxed at the corporate level as a real estate investment trust ("REIT") for federal income tax purposes, which generally allows the Company to pass through income to stockholders without payment of federal income tax at the corporate level.

  The Commercial Mortgage securitization market has experienced significant growth in recent years. In 1997, $44.3 billion of Commercial Mortgages were securitized, representing a 48% increase over 1996 and a 133% increase over 1995, according to the Commercial Mortgage-Backed Securitization Update 1997/1998 published by E&Y Kenneth Leventhal Real Estate Group, a unit of Ernst & Young LLP. The Company believes that the growth of the Commercial Mortgage securitization market (including the emergence of an efficient secondary market for Commercial Mortgages and mortgage-backed securities on CMBSs) and the creation of uniform underwriting and document standards for Commercial Mortgages are significant factors driving Commercial Mortgage originations by conduits.

  To take advantage of these trends, the Company has created operations to efficiently originate Commercial Mortgages to either hold for investment those Commercial Mortgages which are particularly attractive as REIT investments or to sell or securitize the remainder into the secondary market. The Company believes that this strategy will allow it to compete effectively in the Commercial Mortgage market and to profit from the growth in the Commercial Mortgage securitization market. For the three months ended March 31, 1998 and the period from January 15, 1997 to December 31, 1997 (the "Commencement Period"), the Conduit Operations originated $124.9 million and $233.5 million in Commercial Mortgages, respectively.

 CONDUIT OPERATIONS

  The Company's Conduit Operations operates through three divisions: the ConduitExpress Division, the CommercialExpress Division, and the CondoSelect Division.

  ConduitExpress Division. The Company's ConduitExpress Division offers Commercial Mortgages with a principal balance ranging from $1.5 million to $10.0 million through specified correspondents such as savings and loan associations, banks, mortgage bankers and other mortgage brokers. These Commercial Mortgages are generally for projects more substantial than those funded by the CommercialExpress Division. The ConduitExpress Division's strategic focus is to be a low cost national mortgage originator through a network of Commercial Mortgage correspondents which enables the Company to shift the high fixed costs of interfacing with the property owner to such correspondents. The marketing strategy for the ConduitExpress Division is designed to accomplish three objectives: (1) attract a geographically diverse group of correspondent loan originators, (2) establish relationships with such correspondents and facilitate their ability to offer a variety of Commercial Mortgage products designed by the ConduitExpress Division and (3) purchase Commercial Mortgages and securitize or sell such mortgages into the secondary market or to the Long-Term Investment Operations. The ConduitExpress Division originated $72.9 million and $159.2 million during the three months ended March 31, 1998 and the Commencement Period, respectively.

  CommercialExpress Division. The CommercialExpress Division markets Commercial Mortgages directly to property owners who seek Commercial Mortgages to purchase a building or refinance an existing mortgage. The CommercialExpress Division offers smaller balance (ranging from $500,000 to $1.5 million) adjustable and fixed rate Commercial Mortgages to project owners or developers for smaller properties and projects than those offered by the ConduitExpress Division. The division utilizes short-term prepayment lock-outs and prepayment penalties with these Commercial Mortgages which reduces the Company's exposure to interest rate changes and enhances the profitability of these Commercial Mortgages. The Commercial Mortgages offered by the CommercialExpress Division generally utilizes non-negotiable loan documents and limited scope third party reports which provide more efficient underwriting and closing. The CommercialExpress Division originated $48.6 million and $50.7 million during the three months ended March 31, 1998 and the Commencement Period, respectively.

  CondoSelect Division. The CondoSelect Division markets Commercial Mortgages directly to developers and project owners who have completed a condominium complex or are converting an apartment complex to a condominium complex. The Division's products allow developers and project owners to structure flexible financing for qualified condominium projects. Typical uses of the program include financing the sale of individual units, replacing existing matured loans or financing condominium acquisitions. Commercial Mortgages offered by the CondoSelect Division are typically adjustable rate mortgages with an initial balance between $3.0 million and $10.0 million. The CondoSelect Division originated $3.4 million and $23.6 million during the three months ended March 31, 1998 and the Commencement Period, respectively.

 LONG-TERM INVESTMENT OPERATIONS

  The Long-Term Investment Operations invests in mortgage loans for long-term investment and mortgage-backed securities ("MBSs"). To date, the Long-Term Investment Operations has invested primarily in Commercial Mortgages and CMBSs. Income is earned principally from the net interest income received by the Company on mortgage loans, MBSs held in its portfolio and finance receivables. Purchases of mortgage loans and MBSs are financed with a portion of the Company's capital, as well as long-term financing through Collateralized Mortgage Obligations ("CMOs") and borrowings under warehouse line agreements and reverse repurchase agreements. ICCC supports the investment objectives of ICH by selling Commercial Mortgages and CMBSs to ICH at costs that are comparable to those available through investment bankers and other third parties. At March 31, 1998, the Company's mortgage loan and MBS portfolio consisted of $205.5 million in finance receivables, $61.9 million in Commercial Mortgages, $18.2 million in CMBSs, and $10.2 million of residual interest in securitizations.

RECENT DEVELOPMENTS

  ICH's non-compete agreement with IMH expired in March 1998 and, as a result, ICH now has the ability to invest in Residential Mortgage Assets (as defined herein). To date, ICH has not invested in any Residential Mortgage Assets and there can be no assurance that ICH will invest in any such assets. Due to the asset size of ICH, any investments in Residential Mortgage Assets may constitute a substantial percentage of the Company's total investments in mortgage assets. See "Risk Factors--Value of Residential Mortgage Loans May be Adversely Affected by Characteristics of Underlying Property, Borrower Credit and Other Considerations" and "Certain Transactions--Non-Compete Agreement and Right of First Refusal Agreement."

  During the quarter ended March 31, 1998, the Company made a strategic decision not to conduct whole loan sales during the first half of fiscal 1998 but rather to accumulate Commercial Mortgages in anticipation of a potential securitization in the second half of fiscal 1998. In addition, the Company intends to build its balance sheet by retaining a larger percentage of its Conduit Operations production as long-term investments, thus generating additional earnings from the net interest income on such assets. The Company believes it will achieve better pricing execution by securitizing loans rather than utilizing whole loan sales. The Company's results of operations and financial condition will be adversely affected in any quarter in which the Company does not effect a bulk whole loan sale or securitization. Earnings for the quarter ended March 31, 1998 were adversely affected by the absence of a whole loan sale and second quarter results are likely to be similarly affected. The Company does not believe that earnings for the year ending December 31, 1998 will be materially adversely affected by its decision not to conduct whole loan sales during the first half of fiscal 1998.

RAI ADVISORS, LLC

  The Company's day-to-day operations are overseen by RAI Advisors, LLC ("RAI" or the "Manager") which was formed as a vehicle through which the Impac Mortgage Holdings, Inc. ("IMH") management team could effectively manage the operations of the Company, IMH and future real estate investment trusts. The Manager is responsible for three primary activities:

  . asset-liability management--primarily the analysis and oversight of the purchasing, financing and disposition of Company assets;

  . capital management--primarily the oversight of the Company's capital raising and investor relations activities, including both debt and equity financings; and

  . operations management--primarily the oversight of ICH's operating subsidiaries.

  The Company believes that the Manager provides these services more efficiently than it could provide on its own, thereby enhancing ICH's operations. See "RAI Advisors, LLC."

                                ----------------

FORMATION

  IMH, formerly Imperial Credit Mortgage Holdings, Inc., capitalized ICH with $15.0 million in cash in March 1997. As of March 31, 1998, IMH owned 719,789 shares, or 9.8%, of ICH Common Stock and 674,211 shares of ICH Class A Stock. Upon the closing of this offering, IMH will own 1,045,732 shares, or 9.8%, of ICH Common Stock and 348,268 shares of ICH Class A Stock. See "Certain Transactions--Transactions with IMH--Organizational Transactions."

  ICH was incorporated in Maryland in February 1997 under the name Imperial Credit Commercial Holdings, Inc., changed its name to IMH Commercial Holdings, Inc. in June 1997, and in January 1998, the stockholders approved the change of ICH's name to Impac Commercial Holdings, Inc. The Company's headquarters is located at 20371 Irvine Avenue, Santa Ana Heights, California 92707 and its telephone number is (714) 556-0122.

                                ----------------

                                  RISK FACTORS

  Each prospective purchaser of the shares offered hereby should review "Risk Factors" beginning on page 8 for a discussion of certain factors that should be considered before investing in the Shares, including, without limitation:

  . Net interest income may be adversely affected by interest rate fluctuations; Commercial Mortgages may be subject to prepayments;

  . Borrowings and substantial leverage may have the potential of net interest and operating losses; liquidity;

  . Reduction in demand for Commercial Mortgages and the Company's loan products may adversely affect the Company's operations;

  . Dependence on securitizations may create liquidity risks;

  . Company operations may be adversely affected if the Company fails to effectively hedge against interest rate changes or if losses are incurred in connection with hedging activities;

  . Mortgage servicing rights subject to volatility;

  . Delinquency ratios and Company performance may be affected by contracted subservicing;

  . Risk of variations in quarterly operating results; possible volatility of stock price;

  . Cost of compliance with Americans with Disabilities Act of 1990 may be substantial;

  . Value of Commercial Mortgages may be adversely affected due to characteristics of underlying commercial properties and facilities;

  . Geographic concentration of mortgage loans may expose mortgage loan portfolio to regional economic fluctuations;

  . Prepayment restrictions on Commercial Mortgages may be insufficient to deter prepayments;

  . Balloon payment at maturity and extension maturity increases lender risks;

  . Environmental risks may adversely affect value of underlying Commercial
    Mortgages;

  . Value of interest-only, principal-only, residual interest and subordinated securities subject to fluctuation;

  . Value of residential mortgage loans may be adversely affected by characteristics of underlying property, borrower credit and other considerations;

  . Limited history of operations of limited relevance in predicting future performance;

  . No assurance of continued growth;

  . Competition in the Commercial Mortgage industry may adversely affect the Company's operations;

  . Conflicts of interest; executive officers and directors to receive extensive benefits;

  . Subordinated indebtedness may affect value of underlying Commercial
    Mortgages;

  . Junior mortgages may affect Company's rights;

  . Lack of experience of the Manager in managing a Commercial Mortgage REIT may have an adverse effect on the Company;

  . Termination of Management Agreement could adversely affect the Company's operating results;

  . Adverse consequences of failure to maintain REIT status includes ICH being subject to taxation as a regular corporation;

  . Potential characterization of distributions as UBTI may result in taxation of tax-exempt investors on Company distributions;

  . Classification as a taxable mortgage pool could subject the Company to increased taxation;

  . Company's Operations may be adversely affected if Company is subject to the Investment Company Act;

  . Future revisions in policies and strategies at the discretion of the Board of Directors may be affected without stockholder consent;

  . Effect of future offerings may adversely affect the market price of Common Stock;

  . Shares eligible for future sale may adversely affect the market price of the Company's Common Stock;

  . Classification and reclassification of stock could adversely affect common stockholders; issuance of preferred stock could adversely affect common stockholders; restrictions on ownership of common stock may inhibit market activity; possible anti-takeover effect may deter takeover of the Company; and

  . Year 2000 compliance.

                                  THE OFFERING

Common Stock Offered by the Company
 (1).................................. 3,000,000 Shares
Common Stock to be Outstanding after
 the Offering (1)(2).................. 10,670,732 Shares
Use of Proceeds....................... To provide funding for the Company's
                                       Long-Term Investment Operations and its
                                       Conduit Operations and for general
                                       corporate purposes.
American Stock Exchange Symbol........ "ICH"

--------
(1) Assumes that the Underwriters' option to purchase up to an additional 450,000 shares of Common Stock to cover over-allotments is not exercised.
(2) Does not include 632,500 shares reserved for issuance pursuant to the Company's Stock Option and Awards Plan of which: options to acquire 84,000 shares are outstanding at a per share exercise price of $17.625; options to acquire 22,250 shares are outstanding at a per share exercise price of $18.875; and options to acquire 190,000 shares are outstanding at a per share exercise price of $15.00. Also does not include 348,268 shares of ICH Class A Stock owned by IMH, which shares represent the right to receive additional shares of ICH Common Stock. See "Capitalization," "Impac Commercial Holdings, Inc.--Stock Option and Awards Plans" and "Description of Capital Stock."

                       DIVIDEND POLICY AND DISTRIBUTIONS

  To maintain its qualification as a REIT, ICH intends to make annual distributions to its stockholders of at least 95% of its REIT taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) determined without regard to the deduction for dividends paid and by excluding any net capital gains. Any taxable income remaining after the distribution of regular quarterly dividends will be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for ICH to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, the financial condition of ICH and such other factors as the Board of Directors deems relevant. The Board of Directors has not established a minimum distribution level. The following table sets forth the dividends paid for the periods indicated:

                                                                       PER SHARE
                                                        STOCKHOLDER    DIVIDEND
                      PERIOD COVERED                    RECORD DATE     AMOUNT
                      --------------                 ----------------- ---------
      Quarter ended September 30, 1997 (1).......... October 21, 1997    $0.15
      Quarter ended December 31, 1997............... December 31, 1997   $0.38
      Quarter ended March 31, 1998.................. April 9, 1998       $0.40
      Quarter ended June 30, 1998 (2)............... June 19, 1998       $0.45

--------
(1) ICH became a public entity on August 4, 1997.

(2) On June 8, 1998 the Company declared a dividend payable on July 2, 1998.

  The Company anticipates adopting a Dividend Reinvestment and Stock Purchase Plan ("DRP") that allows stockholders of ICH who have enrolled in the DRP to reinvest their dividends automatically in additional shares of Common Stock at a discount from the current market price, in some cases. The shares of Common Stock to be acquired for distribution under the DRP may be purchased on the open market or directly from the Company at the option of the Company. The shares issuable by ICH pursuant to the DRP are not being registered by means of the Registration Statement of which this Prospectus forms a part. See "Dividend Reinvestment Plan."

                                  THE MANAGER

  The Manager oversees the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors, pursuant to a management agreement (the "Management Agreement"). RAI has entered into a submanagement agreement (the "Submanagement Agreement") with IFC, the conduit operations of IMH, to provide all administrative services as required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. IMH owns all of the outstanding non-voting preferred stock of IFC, which represents 99% of the economic interest in IFC and Messrs. Tomkinson, Johnson and Ashmore own 100% of the Common Stock of IFC which represents 1% of the economic interest.

  The Manager is responsible for three primary activities: (1) asset-liability management--primarily the analysis and oversight of the purchasing, financing and disposition of Company assets; (2) capital management--primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; and (3) operations management--primarily the oversight of ICH's operating subsidiaries. The Management Agreement has an initial term of five years, renewable annually by agreement between the Company and the Manager, subject to the approval of a majority of the Unaffiliated Directors. The Management Agreement may be terminated by the Company at any time upon 60 days' written notice. In the event that the Management Agreement is terminated or not renewed by the Company without cause, the Company will be obligated to pay the Manager a termination or non-renewal fee determined by an independent appraisal. See "Risk Factors--Other Considerations--Termination of Management Agreement Could Adversely Affect the Company's Operating Results" and "RAI Advisors, LLC--Management Agreement."

  RAI is owned equally by each of Messrs. Tomkinson, Ashmore and Johnson. Pursuant to a voting trust agreement, the Chief Executive Officer of RAI has the right to control the vote of 51% of the outstanding voting securities of RAI. See "RAI Advisors, LLC."

  All of the officers of the Manager are also officers of ICH, ICCC, IMH and IFC. The Manager has agreed to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. ICH reimburses the Manager, who reimburses IFC, on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of its officers to the Company based upon the compensation payable to them by IFC, plus a 15% service charge. ICH reimburses the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to IFC for costs and services under any submanagement agreement between IFC and the Manager. The Manager pays all such third parties on a dollar for dollar basis for the aforementioned amounts received by it from the Company; no such 15% service charge is paid to third party service providers other than IFC. For the first three years of the Management Agreement, there is a minimum annual amount of $500,000 (including the 15% service charge) payable by the Company in connection with services provided and expenses incurred by RAI and payable by RAI to IFC. After August 8, 2000, the Company is only responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to IFC. The Company does not believe that its operations are adversely affected as a result of these relationships. In addition, the Company pays the Manager, as compensation for each fiscal quarter, an amount equal to 25% of the Net Income of the Company, before deduction of such compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate plus 2% (the "25% Payment"). "Return on Equity" is computed on Average Net Worth and has no necessary correlation with the actual distributions received by stockholders. The 25% Payment to the Manager is calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period. During the three months ended March 31, 1998 and the Commencement Period, ICH recorded expenses of $162,000 and none, respectively, in connection with the 25% Payment payable to RAI and recorded an aggregate of $111,000 and $525,000, respectively, in expenses payable to RAI. See "RAI Advisors, LLC-- Management Agreement" for a more detailed explanation of the management fee arrangement and "Glossary" for full definitions of the terms "Net Income," "Return on Equity," "Ten Year U.S. Treasury Rate" and "Average Net Worth."

                                 RISK FACTORS

  Before investing in the shares offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

OPERATIONAL RISKS

 NET INTEREST INCOME MAY BE ADVERSELY AFFECTED BY INTEREST RATE FLUCTUATIONS;
   COMMERCIAL MORTGAGES MAY BE SUBJECT TO PREPAYMENTS.

  The Company's earnings may be affected by changes in market interest rates. In conducting its Conduit Operations, the Company is subject to the risk of rising mortgage interest rates between the time the Company commits to purchase Commercial Mortgages at a fixed price and the time the Company sells or securitizes those Commercial Mortgages. An increase in interest rates will generally result in a decrease in market value of Commercial Mortgages that the Company has committed to purchase at a fixed price, but has not yet sold or securitized.

  Higher rates of interest may discourage potential borrowers from refinancing Commercial Mortgages or borrowing to purchase or expand a multifamily building or office complex or other type of commercial mortgage property, thus decreasing the volume of Commercial Mortgages available to be purchased by the Conduit Operations. In addition, an increase in short-term interest rates may decrease or eliminate or, in certain circumstances, cause to be negative, the Company's net interest spread during the accumulation of Commercial Mortgages held for sale or the net interest spread on Commercial Mortgages held for investment when such loans are financed through reverse repurchase agreements. Should short-term interest rates exceed long-term interest rates (an "inverted yield curve" scenario), the negative effect on the Company's net interest spread would likely be coupled with a reduction in any earnings on any servicing portfolio held by the Company to the extent prepayments on the underlying Commercial Mortgages increased as long-term interest rates declined. See "--Dependence on Securitizations May Create Liquidity Risks."

  In conducting its Long-Term Investment Operations, a significant portion of the Company's mortgage assets held for long-term investment consist of mortgage loans that bear interest at an adjustable rate ("ARMs") or pass-through rates based on short-term interest rates, and substantially all of the Company's borrowings bear interest at fixed rates and have maturities of less than 60 days. Consequently, changes in short-term interest rates may significantly influence the Company's net interest income. Mortgages owned by the Company that are ARMs or MBSs backed by ARMs are subject to periodic interest rate adjustments based on objective indices such as the Prime Rate, CMT Index or LIBOR. Interest rates on the Company's borrowings are also based on short-term indices. To the extent any of the Company's mortgage assets are financed with borrowings bearing interest based on an index different from that used for the related mortgage assets, so-called "basis" interest rate risk may arise. In such event, if the index used for the subject mortgage assets is a "lagging" index (such as the 11th District Cost of Funds) that reflects market interest rate changes on a delayed basis, and the rate borne by the related borrowings reflects market rate changes more rapidly, the Company's net interest income will be adversely affected in periods of increasing market interest rates. Additionally, the Company's mortgage assets are subject to periodic interest rate adjustments that may be less frequent than the increases or decreases in rates borne by the borrowings or financings utilized by the Company. Accordingly, in a period of increasing interest rates, the Company could experience a decrease in net interest income or a net loss because the interest rates on borrowings could adjust faster than the interest rates on the Company's mortgage loans that are ARMs or MBSs backed by ARMs. Moreover, ARMs are typically subject to periodic and lifetime interest rate caps, which limit the amount an ARMs interest rate can change during any given period. The Company's borrowings are not subject to similar restrictions. Hence, in a period of rapidly increasing interest rates, the Company could also experience a decrease in net interest income or a net loss in the absence of effective hedging because the interest rates on borrowings could increase without limitation by caps while the interest rates on the Company's mortgage loans that are ARMs and MBSs backed by ARMs would be so limited. Further, some ARMs may be subject to periodic payment caps that result in some portion of the interest accruing on the ARMs being deferred and added to the principal outstanding. This could result in less cash received by the Company on its mortgage loans that are ARMs than is required to pay interest on the related borrowings, which will not have such payment caps and may result in an increased level of default on such mortgage loans. The Company expects that the net effect of these factors, all other factors being equal, will be to lower the Company's net interest income or cause a net loss during periods of rapidly rising interest rates, which could negatively impact the market price of the Company's Common Stock. No assurance can be given as to the amount or timing of changes in income. To the extent that the Company utilizes short-term debt financing for fixed rate mortgage loans or MBSs backed by fixed rate mortgages, the Company may also be subject to interest rate risks. To the extent that any warehouse loans made by the Company bear interest based upon an intermediate-term index while the Company's borrowings to fund such loans bear interest based upon a short-term index, the Company will be subject to the risk of narrowing interest rate spreads.

  Higher rates of interest may have a negative effect, in particular, on the yield of any Company portfolio of "principal-only" MBSs and other types of MBSs purchased at a discount. If the Company were required to dispose of any "principal-only" MBSs held in its portfolio in a rising rate environment, a loss could be incurred. Lower long-term rates of interest may negatively affect the yield on any Company portfolio of "interest-only" MBSs, servicing fees receivable, and other mortgage loans and MBSs purchased at a premium. It is also possible that in certain low interest rate environments the Company would not fully recoup any initial investment in such securities or investments. See "--Borrowings and Substantial Leverage Have the Potential of Net Interest and Operating Losses; Liquidity."

  Although the Company's Commercial Mortgages that are ARMs generally contain lock-outs on prepayments and prepayment penalties to reduce exposure to prepayments, mortgage prepayment rates vary from time to time and may cause changes in the amount of the Company's net interest income. Prepayments on mortgage loans that are ARMs and MBSs backed by ARMs generally increase when fixed mortgage interest rates fall below the then-current interest rates on such mortgage loans and generally decrease when fixed mortgage interest rates exceed the then-current interest rate on such mortgages. Prepayment experience also may be affected by the geographic location of the property securing the mortgage loans, the credit grade of the mortgage loan, the assumability of the mortgage loan, the ability of the borrower to convert to a fixed-rate loan, conditions in the mortgage loan and financial markets and general economic conditions. In addition, prepayments on ARMs are affected by conditions in the fixed-rate mortgage market. Furthermore, the existence of balloon payments may result in obligors refinancing their mortgage loan earlier than if such mortgages fully amortize over the maturity of the mortgage loan. See "Business--Conduit Operations."

  Prepayments of mortgage loans could affect the Company in several adverse ways. A substantial portion of the ARMs purchased by the Company (either directly as mortgage loans or through MBSs backed by ARMs) are newly originated within six months of purchase and generally may bear initial interest rates which are lower than their "fully-indexed" loans (the applicable index plus the margin). In the event that such an ARM is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, the Company will have experienced an adverse effect on its net interest income during the time it held such ARM compared with holding a fully-indexed ARM and will have lost the opportunity to receive interest at the fully-indexed rate over the expected life of the ARM. In the event that the Company experiences a significant level of prepayments on mortgage loans that are ARMs in a declining interest rate environment, the Company could experience a drop in net interest income due to an inability to reinvest such prepayments in comparable Commercial Mortgages or CMBSs.

  The prepayment of any mortgage loans that had been purchased at a premium by the Company would result in the immediate write-off of any remaining capitalized premium amount and a consequent decrease in the Company's interest income. The Conduit Operations' strategy at the present time is to originate or purchase

Commercial Mortgages on a "servicing released" basis (i.e., the Company will acquire both the Commercial Mortgages and the rights to service them). This strategy requires payment of a higher purchase price by the Company for the Commercial Mortgages, and to the extent a premium is paid, the Company is more exposed to the adverse effects of early prepayments of the Commercial Mortgages, as described above, and may not recognize a significant level of gain or may experience a loss with respect to its servicing operations.

 BORROWINGS AND SUBSTANTIAL LEVERAGE MAY HAVE THE POTENTIAL OF NET INTEREST
   AND OPERATING LOSSES; LIQUIDITY

  The Company employs a financing strategy to increase the size of its investment portfolio by borrowing a substantial portion (up to approximately 92%, depending on the nature of the underlying asset) of the market value of substantially all of its investments in mortgage loans and MBSs. The Company intends to maintain a ratio of equity capital (book value of stockholders' equity) to total assets of approximately 15%-20%. The Company has elected to utilize CMO borrowings to a substantial degree because CMOs are more consistent with ICH's maintenance of its REIT tax status. CMOs can receive financing treatment as opposed to sale treatment. Financing treatment allows the Company to recognize spread income over time as qualifying interest income under the REIT gross income tests, as compared to gains at ICCC from the issuance of pass-through securities which receives sale treatment and is fully taxable. The value of the assets collateralizing CMO borrowings are reflected on the Company's balance sheet, while the value of the assets backing pass-through securities are not reflected on the balance sheet. Consequently, CMO borrowings tend to increase the assets of the Company and to reduce the Company's ratio of equity capital to total assets, as compared to the sale of pass-through securities.

  A majority of other Company borrowings are collateralized, currently in the form of warehouse line agreements. In the future, such borrowings may be collateralized in the form of reverse repurchase agreements. Both forms of collateralization are based on the market value of the Company's assets pledged to secure the specific borrowings. The cost of borrowings under such agreements corresponds to the referenced interest rate (e.g., the Prime Rate, CMT Index or LIBOR) plus or minus a margin. The margin over or under the referenced interest rate varies depending upon the lender, the nature and liquidity of the underlying collateral, the movement of interest rates, the availability of financing in the market and other factors. If the returns on the mortgage loans and MBSs financed with borrowed funds fail to cover the cost of the borrowings, the Company will experience net interest losses. See "Business--Long-Term Investment Operations."

  The use of CMOs as financing vehicles tends to increase the Company's leverage as mortgage loans held for CMO collateral are retained for investment rather than sold in a secondary market transaction. Retaining mortgage loans as CMO collateral exposes the Company to greater potential credit losses than from the use of securitization techniques that are treated as sales. The creation of a CMO involves an equity investment by the Company to fund collateral in excess of the amount of the securities issued. Should the Company experience credit losses greater than expected, the value of the Company's equity investment in its CMOs would decrease and the Company's financial condition and results of operations would be materially adversely affected.

  The ability of the Company to achieve its investment objectives depends not only on its ability to borrow money in sufficient amounts and on favorable terms but also on the Company's ability to renew or replace on a continuous basis its maturing short-term borrowings. The Company's business strategy relies on short-term borrowings to fund long-term mortgage loans and investment securities available for sale. In the event the Company is not able to renew or replace maturing borrowings, the Company could be required to sell, under adverse market conditions, all or a portion of its mortgage loans and investment securities available for sale, and could incur losses as a result. In addition, in such event the Company may be required to terminate hedge positions, which could result in further losses to the Company. Such events could have a material adverse effect on the Company.

  Certain of the Company's mortgage loans may be cross-collateralized to secure multiple borrowing obligations of the Company to a single lender. A decline in the market value of such assets could limit the Company's ability to borrow or result in lenders initiating margin calls (i.e., requiring a pledge of cash or additional mortgage loans to re-establish the ratio of the amount of the borrowing to the value of the collateral). The Company could be required to sell mortgage loans under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of its mortgage loans, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized assets, and a resulting loss of the difference between the value of the collateral and the amount borrowed. Additionally, in the event of a bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditors under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under such agreements without delay. Conversely, in the event of a bankruptcy of a party with whom the Company had a reverse repurchase agreement, the Company might experience difficulty repurchasing the collateral under such agreement if it were to be repudiated and the Company's claim against the bankrupt lender for damages resulting therefrom were to be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company. See "Business--Long-Term Investment Operations-- Financing."

  To the extent the Company is compelled to liquidate mortgage loans or MBSs classified as Qualified REIT Assets to repay borrowings, ICH may be unable to comply with the REIT asset and income tests, possibly jeopardizing ICH's status as a REIT. See "Federal Income Tax Considerations--Taxation of ICH-- Income Tests."

  The REIT provisions of the Code require ICH to distribute to its stockholders substantially all of its taxable income. As a result, such provisions restrict the Company's ability to retain earnings and replenish the capital committed to its business activities.

  The Company's liquidity is also affected by its ability to access the debt and equity capital markets. To the extent that the Company is unable to regularly access such markets, the Company could be forced to sell assets at unfavorable prices or discontinue various business activities in order to meet its liquidity needs. As a result, any such inability to access the capital markets could have a negative impact on the Company's earnings.

  Substantially all of the assets of the Conduit Operations are pledged to secure the repayment of reverse repurchase agreements or other borrowings. In addition, substantially all of the Commercial Mortgages that the Company has originated or purchased and will in the future originate or purchase have been or will be pledged to secure borrowings pending their securitization or sale or as a part of their long-term financing. The cash flows received by the Company from its investments that have not yet been distributed, pledged or used to originate or purchase Commercial Mortgages or other investments may be the only unpledged assets available to unsecured creditors and stockholders in the event of liquidation of the Company. ICH has secured an aggregate of $600.0 million of warehouse line agreements with two investment banks. For a description of these facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

 REDUCTION IN DEMAND FOR COMMERCIAL MORTGAGES AND THE COMPANY'S LOAN PRODUCTS
   MAY ADVERSELY AFFECT THE COMPANY'S OPERATIONS

  The availability of Commercial Mortgages meeting the Company's criteria is dependent upon, among other things, the size and level of activity in the commercial and multi-family real estate lending market. The size and level of activity in the commercial and multifamily real estate lending market depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in commercial and multifamily property values, as well as the general regulatory and tax environment as it relates to mortgage lending. See "Business--Regulation." To the extent the Company is unable to obtain sufficient Commercial Mortgages meeting its criteria, the Company's business will be adversely affected.

  In general, lower interest rates prompt greater demand for Commercial Mortgages, because more entities can afford to purchase commercial and multi-family properties, and refinancing transactions increase. However, if low interest rates are accompanied by a weak economy and high unemployment, demand for Commercial Mortgages may decline. Conversely, higher interest rates and decreased levels of commercial and multi-family activity may lower Commercial Mortgage purchase volume levels, resulting in decreased economies of scale and higher costs per unit, reduced fee income, smaller gains on the sale of Commercial Mortgages and lower net income.

 DEPENDENCE ON SECURITIZATIONS MAY CREATE LIQUIDITY RISKS

  In connection with its Conduit Operations, ICCC has effected and will effect bulk whole loan sales and will engage in securitizations. In connection with the issuance of CMBSs by ICCC, such securities are expected to be non-recourse to ICCC, except in the case of a breach of the standard representations and warranties made by ICCC when Commercial Mortgages are securitized. While ICCC may have recourse to the correspondents of Commercial Mortgages for any such breaches, there can be no assurance of such correspondents' abilities to honor their respective obligations. ICCC engages in bulk whole loan sales pursuant to agreements that provide for recourse by the purchaser against ICCC (and, in certain cases, ICH as guarantor) in the event of a breach of any representation or warranty made by ICCC, any fraud or misrepresentation during the Commercial Mortgage origination process or upon early default on such Commercial Mortgages. ICCC has generally limited the remedies of such purchasers to the remedies ICCC receives from the persons from whom ICCC purchased such Commercial Mortgages. However, in some cases, the remedies available to a purchaser of Commercial Mortgages from ICCC are broader than those available to ICCC against its correspondents, and should a purchaser exercise its remedies against ICCC, ICCC may not always be able to enforce whatever remedies ICCC may have against its correspondents. ICCC may from time to time provide provisions for loan losses related to estimated losses from the breach of a standard representation and warranty.

  The Company plans on securitizing a substantial portion of the Commercial Mortgages it originates and purchases. ICCC expects to rely significantly upon securitizations to generate cash proceeds for repayment of any warehouse lines and to create credit availability. Further, gains on sales from ICCC's securitizations are expected to represent a significant portion of ICCC's earnings. Several factors are expected to affect the Company's ability to complete securitizations of its Commercial Mortgages, including conditions in the securities markets generally, conditions in the CMBS market specifically, the credit quality of the Commercial Mortgages originated or purchased by the Conduit Operations, the volume of ICCC's Commercial Mortgage originations and purchases, and the Company's ability to obtain credit enhancement. If ICCC were unable to securitize profitably a sufficient number of its Commercial Mortgages in a particular financial reporting period, then the Company's revenues for such period would decline, which could result in lower income or a loss for such period. In addition, unanticipated delays in closing a securitization could also increase ICCC's interest rate risk by increasing the warehousing period for its Commercial Mortgages.

  The Company also expects to rely on securitizations in the form of CMO borrowings to finance a substantial portion of the mortgage loans held by the Long-Term Investment Operations. Any reduction in the Company's ability to complete securitizations would require the Company to utilize other sources of financing which may be on less favorable terms.

  In connection with its securitizations, the Company will endeavor to sell all securities subjecting it to a first loss risk. However, the market for such securities in securitizations of Commercial Mortgages is generally limited. Such investment decisions may subject the Company to a greater degree of credit risk than in traditional securitizations involving residential mortgage loans. As a result, the Company may be required to hold securities subjecting the Company to a first loss risk in order to effectuate its securitizations of Commercial Mortgages.

 COMPANY OPERATIONS MAY BE ADVERSELY AFFECTED IF THE COMPANY FAILS TO
   EFFECTIVELY HEDGE AGAINST INTEREST RATE CHANGES OR IF LOSSES ARE INCURRED IN CONNECTION WITH HEDGING ACTIVITIES

  To mitigate risks associated with its Conduit Operations, the Company, through ICCC, enters into transactions designed to hedge interest rate risks, which may include mandatory and optional forward selling of U.S. Treasuries, interest rate caps, floors and swaps and buying and selling of futures and options on futures. To mitigate risks associated with its Long-Term Investment Operations, the Company's policy is to attempt to match the interest rate sensitivities of its adjustable rate mortgage assets held for investment with the associated liabilities. The Company may purchase interest rate caps, interest rate swaps or similar instruments to attempt to mitigate the cost of its variable rate liabilities increasing at a faster rate than the earnings on its subject assets during a period of rising interest rates. The nature and quantity of the hedging transactions for the Conduit Operations and the Long-Term Investment Operations is determined by the Company based on various factors, including market conditions and the expected volume of Commercial Mortgage originations and purchases, and there have been no limitations placed on the Company's use of certain instruments in such hedging transactions. No assurance can be given that such hedging transactions will offset the risks of changes in interest rates, and it is possible that there will be periods during which the Company could incur losses after accounting for its hedging activities. As of March 31, 1998, the Company was not aware of any material losses associated with its hedging operations. See "Business--Hedging."

 MORTGAGE SERVICING RIGHTS SUBJECT TO VOLATILITY

  When ICCC purchases mortgage loans that include the associated servicing rights or originates mortgage loans, the allocated cost of the servicing rights will be reflected on its financial statements as Mortgage Servicing Rights ("MSRs"). MSRs are amortized in proportion to, and over the period of, expected future net servicing income.

  SFAS No. 125 requires that a portion of the cost of acquiring a mortgage loan be allocated to the mortgage loan servicing rights based on its fair value relative to the loan as a whole. To determine the fair value of the servicing rights created, ICCC uses a valuation model that calculates the present value of future net servicing revenues to determine the fair value of the servicing rights. In using this valuation method, ICCC incorporates assumptions that it believes market participants would use in estimating future net servicing income which include estimates of the cost of servicing, an inflation rate, ancillary income per mortgage loan, a prepayment rate, a default rate and a discount rate commensurate with the risks involved.

  MSRs are subject to some degree of volatility in the event of unanticipated prepayments or defaults. Prepayments in excess of those anticipated at the time MSRs are recorded could result in a decline in the fair value of the MSRs below their carrying value requiring a provision to increase the MSRs' valuation allowance. The rate of prepayment of mortgage loans is affected by a variety of economic and other factors, including prevailing interest rates and the availability of alternative financing. The effect of those factors on Commercial Mortgage prepayment rates may vary depending on the particular type of mortgage loan. Estimates of prepayment rates are made based on management's expectations of future prepayment rates, which are based, in part, on the historical rate of prepayment of ICCC's Commercial Mortgages, and other considerations. There can be no assurance of the accuracy of the Company's prepayments estimates. If actual prepayments with respect to loans serviced occur more quickly than were projected at the time such mortgage loans were sold, the carrying value of the MSRs may have to be reduced through a provision recorded to increase the MSRs' valuation allowance in the period the fair value declined below the MSRs' carrying value. If actual prepayments with respect to mortgage loans occur more slowly than estimated, the carrying value of MSRs would not increase, although total income would exceed previously estimated amounts and the related valuation allowances, if any, could be unnecessary.

 DELINQUENCY RATIOS AND COMPANY PERFORMANCE MAY BE AFFECTED BY CONTRACTED SUB-
   SERVICING

  ICCC currently contracts for the sub-servicing of all Commercial Mortgages it originates or purchases and holds for sale or investment with third-party sub-servicers. As with any external service provider, ICCC is subject to risks associated with inadequate or untimely services. Many of ICCC's borrowers require notices and reminders to keep their Commercial Mortgages current and to prevent delinquencies and foreclosures. A substantial increase in ICCC's delinquency rate or foreclosure rate could adversely affect its ability to access profitably the capital markets for its financing needs, including future securitizations. ICCC regularly reviews the delinquencies of its servicing portfolio. Although the Conduit Operations periodically reviews the costs associated with establishing operations to service the loans it purchases, it has no plans to establish and perform servicing operations at this time. See "Business--Servicing."

  One of ICCC's sub-servicing agreements with its third-party sub-servicers provide that if ICCC terminates the agreement without cause (as defined in the agreement), ICCC may be required to pay the third-party sub-servicer a fee. Further, this agreement currently provides that ICCC shall pay the third-party sub-servicer a transfer fee per Commercial Mortgage for any Commercial Mortgage which ICCC transfers to another sub-servicer without terminating the agreement. Depending upon the size of ICCC's loan portfolio sub-serviced at any point in time, the termination penalty that ICCC would be obligated to pay upon termination without cause, may be substantial.

  ICCC intends to subcontract with sub-servicers to service the Commercial Mortgages for any of the Company's public securitizations. With respect to such Commercial Mortgages, the related pooling and servicing agreements would permit ICCC to be terminated as servicer under specific conditions described in such agreements, which generally include the failure to make payments, including advances, within specific time periods. Such termination would generally be at the option of the trustee but not at the option of the Company. If, as a result of a sub-servicer's failure to perform adequately, ICCC were terminated as servicer of a securitization, the value of any servicing rights held by ICCC would be adversely impacted. In addition, if a new sub-servicer were selected with respect to any such securitization, the change in sub-servicing may result in greater delinquencies and losses on the related loans, which would adversely impact the value of any "interest-only," "principal-only," residual interest and subordinated securities held by the Company in connection with such securitization.

 RISK OF VARIATIONS IN QUARTERLY OPERATING RESULTS; POSSIBLE VOLATILITY OF
   STOCK PRICE

  Several factors affecting the Company's business can cause significant variations in its quarterly results of operations. Variations in the volume of the Company's loan originations, the differences between the Company's cost of funds and the average interest rates earned on originated loans, the inability or decisions not to complete significant bulk whole loan sale transactions or securitizations in a particular quarter, and problems generally affecting the mortgage loan industry can result in significant increases or decreases in the Company's revenues from quarter to quarter. A delay in closing a particular mortgage loan sale transaction or securitization would also increase the Company's exposure to interest rate fluctuations by lengthening the period during which its variable rate borrowings under its warehouse facilities are outstanding. If the Company were unable to sell a sufficient number of its mortgage loans at a premium during a particular reporting period, the Company's revenues for such period would decline, resulting in a lower net income and possibly a net loss for such period, which could have a material adverse affect on the Company's results of operations, financial condition and stock price. As such, the trading price of the Company's Common Stock could also be subject to significant fluctuations in response to variations in quarterly operating results, and other factors, such as changes in analysts' estimates and changes generally affecting the mortgage industry. In addition, the stock market is subject to price and volume fluctuations that affect market prices for companies in general and may not be related to their operating performance.

  During the quarter ended March 31, 1998, the Company made a strategic decision not to conduct whole loan sales during the first half of fiscal 1998 but rather to accumulate Commercial Mortgages in anticipation of a potential securitization in the second half of fiscal 1998. In addition, the Company intends to build its balance sheet by retaining a larger percentage of its Conduit Operations production as long-term investments, thus generating additional earnings from the net interest income on such assets. The Company believes it will achieve better pricing execution by securitizing loans rather than utilizing whole loan sales. The Company's results of operations and financial condition will be adversely affected in any quarter in which the Company does not effect a bulk whole loan sale or securitization. Earnings for the quarter ended March 31, 1998 were adversely affected by the absence of a whole loan sale and second quarter results are likely to be similarly affected. The Company does not believe that earnings for the year ending December 31, 1998 will be materially adversely affected by its decision not to conduct whole loan sales during the first half of fiscal 1998.

 COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE
   SUBSTANTIAL

  Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged property securing one of the Company's Commercial Mortgages does not comply with the ADA, ICH or the related borrower, as the case may be, is likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. As of March 31, 1998, the Company was not aware of any material costs associated with compliance with the ADA to which it may be subject.

ORIGINATING AND INVESTING IN MORTGAGES AND COMMERCIAL MORTGAGES MAY ENTAIL
   SUBSTANTIAL RISKS

 GENERAL

  The Company makes long-term investments in Commercial Mortgages. Accordingly, during the time it holds Commercial Mortgages for investment, the Company is subject to risks of borrower defaults, bankruptcies and losses that are not covered by insurance (such as those occurring from earthquakes or floods). Commercial Mortgage lending is generally viewed as exposing the lender to a greater risk of loss than residential mortgage lending in part because it typically involves larger loans to single borrowers or groups of related borrowers than residential mortgage loans. Further, the repayment of Commercial Mortgages secured by income-producing properties is typically dependent upon the tenant's ability to meet its obligations under the lease relating to such property, which in turn depends upon profitable operation of the related property. In the event of a default on any Commercial Mortgage held by the Company, the Company bears the risk of loss of principal to the extent of any deficiency between the value of the related mortgaged property, plus any payments from an insurer or guarantor, and the amount owed on the Commercial Mortgage. Defaulted Commercial Mortgages will also cease to be eligible collateral for borrowings, and will have to be financed by the Company out of other funds until ultimately liquidated.

  The profitable operation of multifamily properties and multitenant retail office and industrial properties is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion all of which may impact the borrower's ability to make payments under the related Commercial Mortgage, which may adversely affect the timing and amount of payments received by the Company with respect to such Commercial Mortgages. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Commercial Mortgage.

  Commercial Mortgages generally are non-recourse to the borrower. In the event of foreclosure on a Commercial Mortgage, the value of the property and other collateral securing the Commercial Mortgage may be less than the principal amount outstanding on the Commercial Mortgage and the accrued but unpaid interest. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties, who may seek the protection of the bankruptcy laws which can result in termination of lease contracts all of which may adversely affect the timing and amount of payment received by the Company with respect to such Commercial Mortgages.

 VALUE OF COMMERCIAL MORTGAGES MAY BE ADVERSELY AFFECTED DUE TO
   CHARACTERISTICS OF UNDERLYING COMMERCIAL PROPERTIES AND FACILITIES

  Multifamily Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Further, the costs of operating a property may increase, including the costs of utilities and the costs of required capital expenditures. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligation under the related Commercial Mortgage all of which may adversely affect the timing and amount of payment received by the Company with respect to such Commercial Mortgages.

  Retail, Office and Industrial Properties. Income from and the market value of properties which are retail or office properties would be adversely affected if space in such properties could not be leased, if tenants are unable to meet their lease obligations, if a significant tenant were not able to make its lease payments or were to become a debtor in a bankruptcy case under the United States Bankruptcy Code and the lease of the related property was rejected, or if for any other reason rental payments could not be collected. If tenant sales in the properties that contain retail space were to decline, percentage rents may decline, tenants may be unable to pay their base rent or delays in enforcing the lessor's rights could be experienced. Repayment of the related Commercial Mortgages will be affected by the expiration of space leases and the ability of the respective borrowers to renew their leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions (to the extent not reserved), could be substantial and could reduce cash flow from the properties. Shopping centers (and other retail properties) are, in general, affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" and direct mail retailing, and a particular shopping center may be adversely affected by the bankruptcy, decline in drawing power, departure or cessation of operations of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference.

  Office properties may also be adversely affected if there is an economic decline in the business operated by their tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs or re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

  Industrial and warehouse properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

  Self-Storage Facilities. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of a self-storage property becomes unprofitable due to decreased demand, competition, age or improvements or other factors such that the borrower becomes unable to meet its obligations on the related Commercial Mortgage, the liquidation value of that self-storage property may be substantially less, relative to the amount owing on the Commercial Mortgage, than would be the case if the self-storage property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks.

  Congregate Care Facilities. Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

 GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MAY EXPOSE MORTGAGE LOAN PORTFOLIO
   TO REGIONAL ECONOMIC FLUCTUATIONS

  The Company does not set specific limitations on the aggregate percentage of its portfolio composed of properties underlying the Company's mortgage loans located in any one area (whether by state, zip code or other geographic measure). For the three months ended March 31, 1998 and for the Commencement Period, 47% and 52%, respectively, of the Commercial Mortgages purchased by the Company were secured by properties located in California. Concentration in any one area will increase exposure of the Company's portfolio to the economic and natural hazard risks associated with such area. Repayments by borrowers and the market value of the mortgaged properties on the related mortgage loans may be affected by economic conditions generally or in regions where the mortgaged properties are located, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

  Management estimates that a majority of the mortgage loans held by the Company for portfolio investment will be secured by properties in California. At March 31, 1998 and December 31, 1997, approximately 33% and 31%, respectively, of the mortgage loans held by the Company for portfolio investment were secured by properties in California. Certain parts of California have experienced an economic downturn in recent years, particularly in areas of high defense industry concentration, and have suffered the effects of certain natural hazards such as earthquakes, fires and floods.

 PREPAYMENT RESTRICTIONS ON COMMERCIAL MORTGAGES MAY BE INSUFFICIENT TO DETER
   PREPAYMENTS

  Substantially all of the Commercial Mortgages (other than Commercial Mortgages associated with condominium conversions and other multifamily properties) originated by the Company contain provisions restricting prepayments of such Commercial Mortgages. Such restrictions prohibit prepayments in whole or in part during a specified period of time and/or require the payment of a prepayment charge in connection with the prepayment thereof. Such prepayment restrictions can, but do not necessarily, provide a deterrent to prepayments. Prepayment charges may be in an amount which is less than the figure which would fully compensate for the difference in yield upon reinvestment of the prepayment proceeds against the expected yield to maturity of the Commercial Mortgage. There can be no assurance that the borrower on a Commercial Mortgage which is being prepaid will have sufficient financial resources to pay all or a portion of any required prepayment charges, particularly where the prepayment results from acceleration of the Commercial Mortgage following a payment default. No assurance can be given that, at the time any prepayment charges are required to be made in connection with a defaulted Commercial Mortgage, foreclosure proceeds will be sufficient to make such payments. No representation or warranty is made as to the effect of such prepayment charges on the rate of prepayment of the related Commercial Mortgage. In addition, prepayments on Commercial Mortgages held by the Long-Term Investment Operations during periods of low or declining interest rates may decrease net income if the Long-Term Investment Operations is unable to invest in Commercial Mortgages with a comparable interest rate.

  The enforceability, under the laws of a number of states, of provisions similar to the provisions in the Commercial Mortgages providing for the payment of prepayment charges upon a voluntary or involuntary prepayment is unclear. In particular, no assurance can be given that, at any time that any prepayment charge is required to be made in connection with an involuntary prepayment, the obligation to pay such prepayment charge will be enforceable under applicable law or, if enforceable, that foreclosure proceeds will be sufficient to make such payment. Proceeds recovered in respect of any defaulted Commercial Mortgage will, in general, be applied to cover outstanding property protection expenses and servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment charge due in connection with the liquidation of such Commercial Mortgage.

 BALLOON PAYMENT AT MATURITY AND EXTENSION OF MATURITY INCREASES LENDER RISKS

  A substantial percentage of the Company's Commercial Mortgages have a balloon payment due for each such Commercial Mortgage at its respective maturity date. Commercial Mortgages with balloon payments involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to fully refinance the Commercial Mortgage or sell the related property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including, without limitation, the value of the related property, the level of available mortgage interest rates at the time of refinancing, the related borrower's equity in the property, the financial condition and operating history of the borrower and the related property, the strength of the commercial and multifamily real estate markets, tax laws, and prevailing general economic conditions. Neither ICH nor any of its affiliates is under any obligation to refinance any Commercial Mortgage. As of March 31, 1998, the Company was not aware of any material costs associated with balloon payments to which it may be subject.

 ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT VALUE OF UNDERLYING COMMERCIAL
   MORTGAGES

  Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of the property. A "Phase I" environmental site assessment will generally be performed on mortgaged properties with a loan balance over $1.5 million. For loan balances below $1.5 million, the Company requires the borrower to prepare an environmental worksheet. Depending on the results of the worksheet, the Company may require a Phase I environmental site assessment. For certain of the mortgaged properties, depending on the result of the Phase I environmental site assessment, a further regulatory file review and/or Phase II environmental site assessment will be performed.

  ICCC's servicing guidelines require it to obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Commercial Mortgage until a satisfactory environmental site assessment is obtained or until any required remedial action is thereafter taken but will decrease the likelihood that ICH will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the servicing guidelines will effectively insulate ICH from potential liability for a materially adverse environmental condition at any mortgaged property.

  On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States
v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. Environmental Protection Agency invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. EPA and the Department of Justice ("DOJ"), however, issued a joint policy memorandum in which these agencies announced that they would continue to follow the "Lender Liability Rule" vacated by the Kelley case. These agencies indicated that prior to its invalidation, several courts adhered to the terms of the "Lender Liability Rule" or interpreted CERCLA in a manner consistent with the "Lender Liability Rule." EPA and DOJ indicated in the September 22, 1995 memorandum that they intend to follow this line of cases. This EPA/DOJ policy, however, would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.

  Environmental clean-up costs may be substantial. It is possible that such costs could become a liability of ICH reducing the return to holders of the Company's Common Stock if such remedial costs were incurred. As of March 31, 1998, the Company was not aware of any environmental remedial costs to which it may be subject.

INVESTING IN MORTGAGE-BACKED SECURITIES MAY ENTAIL SUBSTANTIAL RISKS

 GENERAL

  MBSs are securities that represent an interest in, or are secured by, mortgage loans. MBSs may pay fixed or floating rates of interest. MBSs generally have been structured as mortgage pass-through securities or as mortgage pay-through securities, although other structures are possible. With a typical mortgage pass-through security, payment of principal and interest on the underlying mortgages, following deduction of servicing expenses, is passed through directly to holders of the securities. Mortgage pay-through securities represent an obligation of the issuer, secured by a pool of mortgage loans pledged as collateral for payments of principal and interest on the debt instrument. The issuer's obligation to pay principal and interest under a mortgage pay-through security is limited to the pledged collateral.

  MBSs generally are structured with some form of credit enhancement to protect against potential losses on the underlying Commercial Mortgages. Credit support increases the likelihood of timely and full payment of principal and interest to the more senior class of MBSs. Because of the particular risks that accompany MBSs, the amount of such credit support may be substantial. Credit supports used in the MBSs market has included issuer guarantees, reserve funds, subordinated securities (which bear the risks of default before more senior classes of securities of the same issuer), cross-collateralization and over-collateralization.

  In addition to credit support, MBSs may be structured with liquidity protections intended to provide assurance of timely payment of principal and interest. Such protections may include surety bonds, letters of credit and payment advance agreements. The value of a liquidity credit support provided by a third party will depend on the continued ability of the party providing the support to do so. Consequently, as part of the process of monitoring the credit quality of a MBS, rating agencies will monitor the creditworthiness of providers of related liquidity supports. Unanticipated demands for liquidity assistance or other difficulties encountered by the liquidity support provider that may adversely affect its ability to provide support to an issue may lead to a decline in credit quality and rating downgrades. Delays or difficulties encountered in servicing MBSs may cause earlier reliance on liquidity supports than was originally anticipated and also may lead to downgrades in credit quality.

  The CMBS market is newer and in terms of total outstanding principal amount of issues is relatively small compared to the total size of the market for residential MBSs. CMBSs have been issued in public and private transactions by a variety of agency and private-label issuers. CMBSs have been issued using a variety of structures, some of which were developed in the residential mortgage context, including multi-class structures featuring senior and subordinated classes. Because of the great diversity in characteristics of the Commercial Mortgages that secure CMBSs, however, such securities have unique features and characteristics.

  Since the CMBS market is relatively new and unseasoned, rating agencies have not had substantial experience over a long period through different economic cycles in assigning ratings to CMBSs or monitoring previously rated CMBSs. The process of rating CMBSs generally involves a more complicated credit analysis than applies to ratings of residential mortgage-backed securities. The process of servicing CMBSs also is more complicated than the servicing of residential mortgage-backed securities, and difficulties encountered in servicing may cause a rating agency to reevaluate or downgrade the credit quality of an issue of CMBSs.

 VALUE OF INTEREST-ONLY, PRINCIPAL-ONLY, RESIDUAL INTEREST AND SUBORDINATED
   SECURITIES SUBJECT TO FLUCTUATION

  ICH's assets include "interest-only," "principal-only," residual interest and subordinated securities, valued by the Company in accordance with SFAS No. 115, "Accounting for Certain Debt and Equity Securities," if purchased by the Company in the secondary market or in accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," if created in connection with the securitization of Commercial Mortgages held for sale by ICCC. ICH records its retained interest in ICCC's securitizations (including "interest-only," "principal-only" and subordinated securities) as investments classified as trading securities and records its purchased residual interests and subordinated securities as available for sale securities. Realization of these "interest-only," "principal-only," residual interest and subordinated securities in cash is subject to the timing and ultimate realization of cash flows associated therewith, which is in turn effected by the prepayment and loss characteristics of the underlying loans. Because subordinated securities, in general, bear all credit losses prior to the related senior securities, the amount of credit risk associated with any investment in such subordinated securities is significantly greater than that associated with a comparable investment in the related senior securities and, on a percentage basis, the risk associated with holding subordinated securities is greater than holding the underlying mortgage loans directly due to the concentration of losses in such subordinated securities and that subordinated securities receive payments of principal and interest after such payments on related senior securities and the underlying mortgage loans. The Company estimates future cash flows from these "interest-only," "principal-only," residual interest and subordinated securities and values such securities utilizing assumptions that it believes to be consistent with those that would be utilized by an unaffiliated third party purchaser. If actual experience differs from the assumptions used in the determination of the asset value, future cash flows and earnings could be negatively impacted, and the Company could be required to reduce the value of its "interest-only," "principal-only," residual interest and subordinated securities in accordance with SFAS No. 115 and SFAS 125. The value of such securities can therefore fluctuate widely and may be extremely sensitive to changes in discount rates, projected mortgage loan prepayments and loss assumptions. The Company believes that its aggregate delinquency and loan loss experience will increase as its mortgage loan portfolio matures. To the Company's knowledge, the market for the sale of the " interest-only," "principal-only," residual interest and subordinated securities is limited. No assurance can be given that "interest-only," "principal-only," residual interest and subordinated securities could be sold at their reported value, if at all. See "Business--Long-Term Investment Operations--Investments in Mortgage-Backed Securities."

  The risks of investing in MBSs include risks that the existing credit support will prove to be inadequate, either because of unanticipated levels of losses or, if such credit support is provided by a third party, because of difficulties experienced by such credit support provider. Delays or difficulties encountered in servicing MBSs may cause greater losses and, therefore, greater resort to credit support than was originally anticipated, and may cause a rating agency to downgrade a security.

  The Company also bears risk of loss on any MBSs it purchases in the secondary market. To the extent third parties have been contracted to insure against these types of losses, the Company would be dependent in part upon the creditworthiness and claims paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various types of losses is limited, and losses in excess of the limitation would be borne by the Company.

 VALUE OF RESIDENTIAL MORTGAGE LOANS MAY BE ADVERSELY AFFECTED BY
   CHARACTERISTICS OF UNDERLYING PROPERTY, BORROWER CREDIT AND OTHER CONSIDERATIONS

  The Company may also make investments in residential mortgage loans and MBSs on residential properties. Some of the risks applicable to Commercial Mortgages are also applicable to residential mortgage loans, which include, without limitation, the following risks relating to an investment in such instruments:

  Mortgage Loan Credit Risks. During the time it holds any residential mortgage loans, the Company will be subject to increased credit risks, including risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods).

  In the event of a default on any residential mortgage loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the secured property, less any payments from an insurer or guarantor, and the amount owing on the mortgage loan. Residential mortgage loans in default will also cease to be eligible collateral for borrowings, and will have to be financed by the Company out of other funds until ultimately liquidated. Although the Company establishes allowances in amounts it believes are adequate to cover these risks, in view of the Company's limited operating history, there can be no assurance that allowances that are established will be sufficient to offset losses on mortgage loans in the future.

  Even assuming that properties secured by any residential mortgage loans held by the Company provide adequate security for such mortgage loans, substantial delays could be encountered in connection with the foreclosure of defaulted mortgage loans, with corresponding delays in the receipt of related proceeds by the

Company. State and local statutes and rules may delay or prevent the Company's foreclosure on or sale of the residential mortgaged property and may prevent it from receiving proceeds sufficient to repay all amounts due on the related mortgage loan. Some properties that may collateralize the Company's residential mortgage loans may have unique characteristics or may be subject to seasonal factors that could materially prolong the time period required to resell the property.

  The risk of defaulted mortgage loans will increase if the Company's residential mortgage loans are adjustable-rate mortgage loans. In the event interest rates increase, which would result in an increase in the monthly payment amount owing by borrowers, such borrowers may become less likely to make payments on the residential mortgage loans.

  Seller's Inability to Repurchase Residential Mortgage Loans Following Breach of Representations Could Cause Loan Losses. It is expected that when the Company acquires residential mortgage loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the mortgage loans and will agree to repurchase any mortgage loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the residential mortgage loans as collateral for mortgage-backed securities. Although the Company will have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at a risk for loss to the extent the seller does not perform its repurchase obligations.

  Risk of Inadequate Subservicing Could Negatively Impact Mortgage Loan Repayments. The Company intends to contract with third-party subservicers for the sub-servicing of all residential mortgage loans it holds for investment. As with any external service provider, the Company will be subject to risks associated with inadequate or untimely services, such as the risk that a sub-servicer becomes financially unsound and cannot perform its duties. Additionally, each of the Company's sub-servicing agreements with its third-party sub-servicers will likely provide a termination fee if the sub-servicer is terminated without cause, limiting the Company's alternatives in the event it desires to change sub-servicers.

  Competition. In acquiring residential mortgage loans and residential MBSs, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, and other entities purchasing mortgage assets, most of which have greater financial resources than the Company. The existence of these competitors may increase competition for the available supply of residential mortgage assets suitable for purchase by the Company. Increased competition for the acquisition of eligible residential mortgage assets or a diminution in the supply could result in higher prices and, thus, lower yields on such residential mortgage assets.

GENERAL RISKS

 LIMITED HISTORY OF OPERATIONS OF LIMITED RELEVANCE IN PREDICTING FUTURE
   PERFORMANCE

  Since the Company commenced operations in January 1997, its historical performance may be of limited relevance in predicting future performance of the Company. The Commercial Mortgages purchased to date by ICH have been outstanding for a relatively short period of time. Consequently, the delinquency and loss experience of ICH's Commercial Mortgages to date may not be indicative of future results. It is unlikely that the Company will be able to maintain delinquency and loan loss ratios at their present levels as the portfolio grows and becomes more seasoned.

 NO ASSURANCE OF CONTINUED GROWTH

  The Company commenced operations in January 1997. Although the Company was profitable for the three months ended March 31, 1998 and the Commencement Period, and has experienced substantial growth in Commercial Mortgage originations and total revenues, there can be no assurance that the Company will be profitable in the future or that these rates of growth will be sustainable or indicative of future results.

  The Company intends to pursue a growth strategy for the foreseeable future, and its future operating results will depend largely upon its ability to expand its Conduit Operations and Long-Term Investment Operations. Each of these plans requires additional personnel and assets and there can be no assurance that the Company will be able to successfully expand and operate its expanded operations profitably. There can be no assurance that the Company will anticipate and respond effectively to all of the changing demands that its expanding operations will have on the Company's management, information and operating systems, and the failure to adapt its systems could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

 COMPETITION IN THE COMMERCIAL MORTGAGE INDUSTRY MAY ADVERSELY AFFECT THE
   COMPANY'S OPERATIONS

  In purchasing Commercial Mortgages and issuing CMBSs, the Company competes with established mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers, insurance companies, other lenders and other entities purchasing mortgage assets. Continued consolidation in this industry may also reduce the number of current correspondents to the Conduit Operations, thus reducing the Company's potential customer base, resulting in the Company purchasing a larger percentage of Commercial Mortgages from a smaller number of correspondents. Such changes could negatively impact the Conduit Operations. CMBSs issued through the Conduit Operations will face competition from other investment opportunities available to prospective investors. See "--Reduction in Demand for Commercial Mortgages and the Company's Loan Products May Adversely Affect the Company's Operations," "Business--Conduit Operations," and "Business--Competition."

  Other multifamily residences, self-storage facilities, retail shopping facilities, office buildings and combination warehouse/industrial facilities located in the areas of the mortgaged properties securing the Company's Commercial Mortgages competes with the mortgaged properties of such types to attract residents, retail correspondents, tenants and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Commercial Mortgage competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Commercial Mortgage may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from the market value of the mortgaged property. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

 CONFLICTS OF INTEREST; EXECUTIVE OFFICERS AND DIRECTORS TO RECEIVE EXTENSIVE
   BENEFITS

  Benefit to Insiders; Interlocking Relationships; Other Considerations. The Company is subject to conflicts of interest arising from its relationships with IMH, RAI and their officers, directors and affiliates. First, IMH owns a substantial number of shares of the Company's Common Stock. Upon the closing of this offering, IMH will own 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock. Second, RAI, renders management services to the Company and is paid the 25% Payment on a quarterly basis, resulting in a direct benefit to its owners, who are officers or directors of ICH. Third, IFC, the conduit operations of IMH, has entered into the Submanagement Agreement with RAI pursuant to which the Company pays IFC (through RAI) for all costs and services under such contract, plus a 15% service charge. Fourth, many of the officers and directors of the Company are officers, directors and owners of IMH, IFC, RAI and ICCC. See "Impac Commercial Holdings, Inc.-- Directors and Executive Officers," "RAI Advisors, LLC--Managers and Executive Officers," and "Principal Stockholders."

  RAI oversees the day-to-day operations of the Company, subject to the supervision of ICH's Board of Directors, pursuant to the Management Agreement. RAI is owned one-third by Joseph R. Tomkinson, ICH's Chairman of the Board and Chief Executive Officer, one-third by William S. Ashmore, ICH's President and

Chief Operating Officer, and one-third by Richard J. Johnson, ICH's Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Pursuant to the Management Agreement, ICH pays the 25% Payment to RAI on a quarterly basis, resulting in a direct benefit to its owners. See "RAI Advisors, LLC-- Management Fees."

  The Company is subject to conflicts of interest arising from its relationship with RAI, and with RAI's affiliates. RAI has interests that may conflict with those of the Company in fulfilling certain of its duties. Specifically, all of the officers of RAI are also officers or directors of IMH. RAI has entered into the Submanagement Agreement with IFC, the conduit operations of IMH, to provide administrative services as required by the Company. IMH owns all of the outstanding shares of non-voting preferred stock of IFC, representing 99% of the economic interest in IFC, and Messrs. Tomkinson, Johnson and Ashmore own all of the outstanding shares of common stock of IFC, representing 1% of the economic interest. Each of these persons who are officers of IFC has modified his or her employment agreement with IFC to allow him or her to be an officer of RAI (and of ICH and ICCC). RAI has agreed to cause each of its officers to devote as much of his or her time to the operations of the Company as is necessary. However, such officers are expected to devote the majority of their time and effort towards the management and operations of IMH and IFC. The Company reimburses RAI, who reimburses IFC, on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of its officers to the Company based upon the compensation payable to them by IFC, plus a 15% service charge. ICH reimburses the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to IFC for costs and services under any submanagement agreement between IFC and the Manager. The Manager pays all such third parties on a dollar for dollar basis for the aforementioned amounts received by it from the Company; no such 15% service charge is paid to third party service providers other than IFC. For the first three years of the Management Agreement, there is a minimum amount of $500,000 (including the 15% service charge) payable by the Company in connection with services provided and expenses incurred by RAI and payable by RAI to IFC. After August 8, 2000, the Company is only responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to IFC. During the three months ended March 31, 1998 and the Commencement Period, ICH recorded expenses of $162,000 and none, respectively, in connection with the 25% Payment payable to RAI and recorded an aggregate of $111,000 and $525,000, respectively, in expenses payable to RAI. Should the operations of IMH and IFC and those of the Company require immediate attention or action by RAI or any of its officers, there can be no assurance that the officers of RAI will be able to properly allocate sufficient time to the operations of the Company. No assurance can be given that the Company's relationships with RAI and its affiliates will continue indefinitely. The failure or inability of RAI to provide the services required of it under the Management Agreement or any other agreements or arrangements with the Company would have a material adverse effect on the Company's business.

  Many of the affiliates of IMH, RAI and ICCC have interlocking executive positions and share common ownership. Joseph R. Tomkinson, ICH's Chairman of the Board and Chief Executive Officer, is the Chief Executive Officer and Chairman of the Board of IMH, a one-third owner of RAI and an owner of 25% of the common stock of ICCC. William S. Ashmore, ICH's President and Chief Operating Officer, is the President and a Director of IMH, a one-third owner of RAI and an owner of 25% of the common stock of ICCC. Richard J. Johnson, ICH's Executive Vice President, Chief Financial Officer, Treasurer and Secretary, is Executive Vice President, Chief Financial Officer, Treasurer and Secretary of IMH, a one-third owner of RAI and a 25% owner of the common stock of ICCC. William D. Endresen, ICH's Senior Vice President, is an owner of 25% of the common stock of ICCC. Mary C. Glass-Schnnault, ICH's Senior Vice President, is a Senior Vice President of IMH. Each of James Walsh, Frank P. Filipps and Stephan R. Peers, Directors of ICH, are Directors of IMH. In addition, since Messrs. Tomkinson, Ashmore, Johnson and Endresen own all of the outstanding shares of voting stock of ICCC, they have the right to elect all directors of ICCC and the ability to control the outcome of all matters for which the consent of the holders of the common stock of ICCC is required. Ownership of 100% of the common stock of ICCC entitles the owners thereof to an aggregate of 5% of the economic interest in ICCC.

  Effect of Right of First Refusal Agreement. It is anticipated that RAI will act as the Manager for other REITs, some of which may have been or will be affiliated with the Company, IMH, or their respective conduit operations (an "Affiliated REIT"). In such an event, any Affiliated REIT utilizing RAI as its Manager may be in competition with the Company. In August 1997, RAI, ICH, ICCC, IMH and IFC entered into a ten-year right of first refusal agreement (the "Right of First Refusal Agreement"). It is expected that any Affiliated REIT utilizing RAI as its Manager will become a party to the Right of First Refusal Agreement, but such event is outside the control of the Company and there can be no assurance that any or all Affiliated REITs (other than IMH) will actually become parties to the Right of First Refusal Agreement. Pursuant to this Agreement, RAI has agreed that any mortgage loan or mortgage-backed security investment opportunity (an "Investment Opportunity") which is offered to it on behalf of either the Company, IMH or any Affiliated REIT will first be offered to that entity (the "Principal Party") whose initial primary business as described in its initial public offering documentation (the "Initial Primary Business") most closely aligns with such Investment Opportunity. In addition, both IMH and IFC on the one hand and ICH and ICCC on the other have agreed that any Investment Opportunity offered to either of them which falls outside the scope of its Initial Primary Business should be offered to the Principal Party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to RAI, RAI will make an independent evaluation of which REIT's business is more greatly enhanced by such Investment Opportunity. Should all of said REITs decline such Investment Opportunity, RAI may offer the investment opportunity to any third party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to a REIT which is a party to the Right of First Refusal Agreement, said REIT shall then be free to pursue the Investment Opportunity. In such an event there can be no assurance that the Company will be able to take advantage of any such Investment Opportunity or that any competitive activity of IMH, IFC or any Affiliated REIT will not adversely affect the Company's operations. In addition, the Company may become further prejudiced by the Right of First Refusal Agreement to the extent that the Company desires to pursue or pursues a business outside its Initial Primary Business.

  Unaffiliated Directors. It is the intention of the Company and IMH that any agreements and transactions, taken as a whole, between the Company, on the one hand, and IMH or its affiliates, on the other hand, are fair to both parties. To minimize or avoid potential conflicts of interests, all Unaffiliated Directors must by majority vote approve all such agreements and transactions. However, there can be no assurance that each of such agreements or transactions will be on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties. See "Impac Commercial Holdings, Inc.," "RAI Advisors, LLC," "Relationships with Affiliates" and "Certain Transactions."

OTHER CONSIDERATIONS

  In connection with a commercial or multifamily property, the property owner may utilize tenant leases, including anchor tenant leases, which contain certain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of such leases, including anchor tenant leases, may be either subordinate to the liens created by the Commercial Mortgages purchased by the Company or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Commercial Mortgages and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Commercial Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Commercial Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Commercial Mortgage. Part of the foregoing could have a material adverse effect on the value of the Commercial Mortgage.

  Certain of Commercial Mortgages may be secured in part by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related Commercial Mortgage, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgage property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect to the borrower, the lender's ability to collect the rents may be adversely affected.

 SUBORDINATE INDEBTEDNESS MAY AFFECT VALUE OF UNDERLYING COMMERCIAL MORTGAGES

  The Company's Commercial Mortgage documents may or may not prohibit the borrower from entering into subordinate indebtedness. Where subordinate indebtedness would be permitted, it is expected that the subordinate lender would not be required to enter into an intercreditor agreement; however, in many cases there may be preconditions (such as minimum combined debt service coverage ratios) which must be satisfied prior to the mortgagor being permitted to incur subordinate indebtedness. The encumbrance of a property by subordinate indebtedness without execution of an intercreditor agreement increases the risk to the senior lienholder posed by the subordinate debt. In such cases, there would be no restriction on the junior lienholder's exercise of remedies. The presence of subordinate debt can hinder conveyance to the senior lienholder by deed in lieu of foreclosure, effectively forcing foreclosure. Similarly, the presence of subordinate debt can hinder loan modification due to the concern that modification may corrupt subordination and place the subordinate lender in pari passu status with the senior lienholder in whole or in part.

 JUNIOR MORTGAGES MAY AFFECT COMPANY'S RIGHTS

  In certain circumstances, Commercial Mortgages originated by the Company may be secured by junior mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of ICH, as beneficiary under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property securing the junior mortgage unless the ICH's subordinate interest in the mortgaged property in foreclosure litigation or satisfies the defaulted senior loan.

 LACK OF EXPERIENCE OF THE MANAGER IN MANAGING A COMMERCIAL MORTGAGE REIT MAY
   HAVE AN ADVERSE EFFECT ON THE COMPANY

  The Company is dependent for the monitoring of its day-to-day operations, including, but not limited to, the selection, structuring and monitoring of its assets and associated borrowings and on the diligence and skill of the officers and employees of the Manager. The Manager is a recently formed entity with no significant assets and no significant prior history of operations; the Manager has not previously acted as a Manager or advisor with respect to any other company. Although all of the persons who are officers of the Manager have experience in the operations of a REIT due to their involvement as officers of IMH, none of such persons has any prior experience in managing a Commercial Mortgage REIT. See "RAI Advisors, LLC" for further descriptions of the business experience of key management personnel.

 TERMINATION OF MANAGEMENT AGREEMENT COULD ADVERSELY AFFECT THE COMPANY'S
   OPERATING RESULTS

  The Company may terminate the Management Agreement without cause at any time upon 60 days' written notice. Any such termination or failure to extend by the Company without cause result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. Payment of a termination fee could have an adverse effect on the Company's business and results of operations and would reduce the amount of funds available for distribution to stockholders.

 ADVERSE CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS MAY INCLUDE ICH BEING
   SUBJECT TO TAXATION AS A REGULAR CORPORATION

  Commencing with its taxable year ended December 31, 1997, ICH has operated and intends to continue to operate so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended, (the "Code"). Although ICH believes that it has operated and will continue to operate in such a manner, no assurance can be given that ICH was organized or has operated, or will be able to continue to operate, in a manner which will allow it to qualify as a REIT. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within ICH's control. For example, in order to qualify as a REIT, at least 95% of ICH's gross income in any year must be derived from qualifying sources, and ICH must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company expects that Brown & Wood LLP, tax counsel to ICH, will render an opinion to the effect that commencing with ICH's taxable year ending December 31, 1997, ICH has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. See "Federal Income Tax Considerations--Taxation of ICH" and "Legal Matters." Such legal opinion is based on various assumptions and factual representations by ICH regarding ICH's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service (the "Service") or any court.

  Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the value of the REIT's total assets on certain testing dates. See "Federal Income Tax Considerations--Taxation of ICH--Requirements for Qualification." ICH believes that the aggregate value of the securities of ICCC held by ICH have been and will continue to be less than 5% of the value of ICH's total assets. In rendering its opinion as to the qualification of ICH as a REIT, Brown & Wood LLP is relying on the representation of ICH regarding the value of its securities in ICCC.

  ICH owns 100% of the nonvoting preferred stock of ICCC, which represents approximately 95% of the economic value of all classes of stock of ICCC. ICH does not and will not own any of the voting securities of ICCC, and therefore ICH will not be considered to own more than 10% of the voting securities of ICCC (which would be prohibited by the REIT asset tests currently set forth in the Code). President Clinton's 1999 federal budget proposal contains a provision which would amend the REIT asset tests so as to prohibit REITs from owning stock of a corporation possessing more than 10% of the vote or value of all classes of stock of the corporation. This proposal would be effective with respect to stock acquired on or after the date of the first Congressional committee action with respect to the proposal (the "Action Date"). In addition, to the extent that a REIT's stock ownership is grandfathered by virtue of this effective date, such grandfathered status would terminate if the subsidiary corporation engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets on or after such date. Accordingly, if this provision of the budget proposal were enacted in its present form, ICH's stock ownership in ICCC would be grandfathered, but such grandfathered status would terminate if ICCC engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets (including additional mortgage loans) on or after such date, even if such activities are undertaken or assets are acquired prior to the adoption of the proposal. In such case, ICH's continued ownership of more than 10% of the economic value of ICCC beyond ICH's next quarterly asset testing date following the Action Date (which could occur prior to the adoption of the proposal) could cause ICH to fail to qualify as a REIT. See "Federal Income Tax Considerations--Failure to Qualify." It is presently uncertain whether any proposal regarding REIT subsidiaries, such as ICCC, will be enacted, or if enacted, what the terms of such proposal (including its effective date) will be. At this time, it is expected that ICCC will continue to acquire additional mortgage loans notwithstanding the proposed legislation regarding REIT subsidiaries.

Furthermore, if the proposal passes, then in order to maintain its REIT status, ICH may be required to dispose of its ownership of ICCC either through a sale of ICCC or a distribution of the shares of ICCC to ICH's stockholders in connection with a spin-off. It is anticipated that upon any distribution of the shares in connection with a spin-off, a right of first refusal would be entered into between ICH and ICCC so that ICCC will be obligated to first offer mortgage assets to ICH. A sale of ICCC, whether if required pursuant to the proposal or otherwise, would leave ICH without a concentrated origination source which would require ICH to purchase mortgage assets from other sources. As such, approval of the proposal may have a material adverse effect on ICH's business and results of operations. Lastly, any distribution of shares to ICH's stockholders would have a number of tax consequences including, without limitation, the possibility of ICH's stockholders recognizing a material amount of dividend income.

  If ICH were to fail to qualify as a REIT in any taxable year, ICH would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, ICH also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net income of ICH available for investment or distribution to stockholders because of the additional tax liability to ICH for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Federal Income Tax Considerations-- Taxation of ICH--Requirements for Qualification."

  Even if ICH maintains its REIT status, it may be subject to certain federal, state and local taxes on its income. For example, if ICH has net income from a prohibited transaction, such income will be subject to a 100% tax. See "Federal Income Tax Considerations--Taxation of ICH." In addition, the net income, if any, from the Conduit Operations conducted through ICCC is subject to federal income tax at regular corporate tax rates. See "Federal Income Tax Considerations--Other Tax Consequences."

 POTENTIAL CHARACTERIZATION OF DISTRIBUTIONS OR GAIN ON SALE AS UBTI TO TAX-
   EXEMPT INVESTORS

  In the event that (i) the Company is subject to the rules relating to taxable mortgage pools (discussed below) or the Company is a "pension-held REIT," (ii) a tax-exempt stockholder has incurred indebtedness to purchase or hold its Common Stock or is not exempt from federal income taxation under certain special sections of the Code, or (iii) the residual REMIC interests acquired by the Company generate "excess inclusion income," distributions to and, in the case of a stockholder described in (ii), gains realized on the sale of Common Stock by, such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income as defined in section 512 of the Code ("UBTI"). See "Federal Income Tax Considerations."

 CLASSIFICATION AS A TAXABLE MORTGAGE POOL COULD SUBJECT THE COMPANY TO
   INCREASED TAXATION

  A REIT that incurs debt obligations with two or more maturities and which are secured by mortgage loans or mortgage-backed securities may be classified as a "taxable mortgage pool" under the Code if payments required to be made on such debt obligations bear a relationship to the payments received on such assets. If all or a portion of the Company was treated as a taxable mortgage pool, the Company's status as a REIT would not be impaired, but a portion of the taxable income generated by the Company may, under regulations to be issued by the Treasury Department, be characterized as "excess inclusion" income and allocated to the stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as UBTI to a tax-exempt stockholder,
(iii) would be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders, and (iv) would be taxable (at the highest corporate tax rate) to a REIT, rather than its stockholders, to the extent allocable to shares of stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations). See "Federal Income Tax Considerations."

  The Company enters into reverse repurchase agreements, warehouse line agreements, CMOs and other secured lending transactions pursuant to which the Company borrows funds with differing maturity dates which are cross-collateralized by specific mortgage loans or MBSs. The Company has taken the position that its existing financing arrangements do not create a taxable mortgage pool. No assurances can be given, however, that the IRS might not successfully maintain that the Company's financing arrangements constitute a taxable mortgage pool. In addition, the Company may enter into arrangements creating such excess inclusion income in the future.

 COMPANY'S OPERATIONS MAY BE ADVERSELY AFFECTED IF COMPANY IS SUBJECT TO THE
   INVESTMENT COMPANY ACT

  The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Company must maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other Qualifying Interests in real estate. In addition, unless certain MBSs represent all the certificates issued with respect to an underlying pool of mortgage loans, such MBSs may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify as Qualifying Interests for purposes of the 55% requirement. The Company's ownership of certain mortgage loans therefore may be limited by the provisions of the Investment Company Act. In addition, in meeting the 55% requirement under the Investment Company Act, the Company intends to consider privately issued certificates issued with respect to an underlying pool as to which the Company holds all issued certificates as Qualifying Interests. If the Commission, or its staff, adopts a contrary interpretation with respect to such securities, the Company could be required to restructure its activities to the extent its holdings of such privately issued certificates did not comply with the interpretation. Such a restructuring could require the sale of a substantial amount of privately issued certificates held by the Company at a time it would not otherwise do so. Further, in order to insure that the Company at all times continues to qualify for the above exemption from the Investment Company Act, the Company may be required at times to adopt less efficient methods of financing certain of its mortgage loans and MBSs than would otherwise be the case and may be precluded from acquiring certain types of such mortgage assets whose yield is somewhat higher than the yield on assets that could be purchased in a manner consistent with the exemption. The net effect of these factors will be to lower at times the Company's net interest income, although the Company does not expect the effect to be material. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption could have a material adverse effect on the Company.

 FUTURE REVISIONS IN POLICIES AND STRATEGIES AT THE DISCRETION OF THE BOARD OF
   DIRECTORS MAY BE EFFECTED WITHOUT STOCKHOLDER CONSENT

  The Board of Directors, including a majority of the Unaffiliated Directors, has established the investment policies and operating policies and strategies set forth in this Prospectus as the investment policies and operating policies and strategies of the Company. With respect to other matters, the Company may, in the future, except as described in this Prospectus but currently has no present plans to, invest in the securities of other REITs for the purpose of exercising control, offer securities in exchange for property or offer to repurchase or otherwise reacquire its shares or other securities. The Company may also, but does not currently intend to underwrite the securities of other issuers. However, any of the policies, strategies and activities referenced above or described in this Prospectus may be modified or waived by the Board of Directors, subject in certain cases to approval by a majority of the Unaffiliated Directors, without stockholder consent.

 EFFECT OF FUTURE OFFERINGS MAY ADVERSELY AFFECT THE MARKET PRICE OF COMMON
   STOCK

  The Company in the future may increase its capital resources by making additional private or public offerings of its Common Stock, securities convertible into its Common Stock, preferred stock or debt securities. The actual or perceived effect of such offerings, the timing of which cannot be predicted, may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

 SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF THE
   COMPANY'S COMMON STOCK

  Sale of substantial amounts of the Company's Common Stock in the public market or the prospect of such sales could materially and adversely affect the market price of the Common Stock. Of the 46,000,000 shares of Common Stock authorized, 10,670,732 shares will be outstanding upon the closing of this offering; 9,325,000 shares will be immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act; and 1,345,732 shares of Common Stock will be saleable pursuant to Rule 144. Upon the closing of this offering, IMH will hold 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock. The number of shares of ICH Common Stock and ICH Class A Stock held by IMH, and the eligibility of such shares for future sales, will be affected by future issuances of ICH Common Stock by the Company and dispositions of shares of ICH Common Stock by IMH. The Company, its directors and executive officers and IMH have agreed with the Underwriters that, for a period of 90 days following the commencement of this offering, they will not sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans or the DRP) without the prior written consent of PaineWebber Incorporated. See "Shares Eligible for Future Sale." As of March 31, 1998, there were outstanding: (i) stock options to purchase 190,000 shares of Common Stock granted at an exercise price of $15.00 per share, none of which, except on the event of a change of control of the Company, are exercisable until August 1998; (ii) stock options to purchase 22,250 shares of Common Stock granted at an exercise price of $18.875 per share, none of which, except on the event of a change of control of the Company, are exercisable until September 1998; and (iii) stock options to purchase 84,000 shares of Common Stock granted at an exercise price of $17.625 per share, none of which, except on the event of a change of control of the Company, are exercisable until February 1999. An additional 336,250 shares of Common Stock are reserved for future issuance pursuant to the Company's Stock Option and Awards Plan. The Company intends to register under the Securities Act shares reserved for issuance pursuant to the DRP and the Stock Option and Awards Plan. See "Dividend Reinvestment Plan," "Impac Commercial Holdings, Inc.--Stock Option and Awards Plan" and "Description of Capital Stock."

 CLASSIFICATION AND RECLASSIFICATION OF STOCK COULD ADVERSELY AFFECT COMMON
   STOCKHOLDERS; ISSUANCE OF PREFERRED STOCK COULD ADVERSELY AFFECT COMMON STOCKHOLDERS; RESTRICTIONS ON OWNERSHIP OF COMMON STOCK MAY INHIBIT MARKET ACTIVITY; POSSIBLE ANTI-TAKEOVER EFFECT MAY DETER TAKEOVER OF THE COMPANY

  ICH's Charter (as defined herein) authorizes the Board of Directors to issue shares of Preferred Stock, to reclassify any unissued shares of Common Stock and to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock into one or more classes or series of stock. Unissued shares of Preferred Stock may be issued from time to time in one or more classes or series of stock with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the Board of Directors, subject to the provisions of the Charter regarding restrictions on transfer of stock. Preferred Stock is available for possible future financing of, or acquisitions by, ICH and for general corporate purposes without further stockholder authorization. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of ICH or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. The Preferred Stock, if issued, may have a preference on dividend payments which could reduce the assets available to ICH to make distributions to the common stockholders. See "Description of Capital Stock."

  In order for ICH to maintain its qualification as a REIT under the Code not more than 50% in value of the outstanding shares of ICH's stock, including Common Stock, may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made).

Furthermore, after the first taxable year for which a REIT election is made, ICH's shares of stock, including Common Stock, must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a shorter taxable year). In order to protect ICH against the risk of losing REIT status due to a concentration of ownership among its stockholders, the Charter limits actual or constructive ownership of the outstanding shares of Common Stock by any person to 9.8% (the "Ownership Limit") (in value or in number of shares, whichever is more restrictive) of the then outstanding shares of Common Stock. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer." Although the Board of Directors presently has no intention of doing so (except as described below), the Board of Directors, in its sole discretion, could waive the Ownership Limit with respect to a particular person if it were satisfied, based upon the advice of tax counsel or otherwise, that ownership by such person in excess of the Ownership Limit would not jeopardize ICH's status as a REIT. The Board of Directors may from time to time increase the Ownership Limit. Actual or constructive ownership of shares of Common Stock in excess of the Ownership Limit, or, with the consent of the Board of Directors, such other limit, will cause the violative transfer of ownership to be void with respect to the intended transferee or owner as to that number of shares in excess of such limit, and such shares will be automatically transferred to a trustee in a trust for the benefit of a charitable beneficiary. The trustee of such trust shall sell such shares and distribute the net proceeds generally as follows: the intended transferee shall receive the lesser of (i) the price paid by the intended transferee for such excess shares and (ii) the sales proceeds received by the trustee for such excess shares. Any proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. In addition, shares of Common Stock held in trust shall be deemed to have been offered for sale to ICH, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust and (ii) the Market Price (as defined below) on the date ICH, or its designee, accepts such offer. ICH shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to ICH, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee. Also, such intended transferee shall have no right to vote such shares or be entitled to dividends or other distributions with respect to such shares. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer" for additional information regarding the Ownership Limit.

  These provisions may inhibit market activity and the resulting opportunity for ICH's stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of Common Stock in excess of the number of shares permitted under the Charter. Such provisions also may make ICH an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of Common Stock.

  In addition, certain provisions of the Maryland General Corporation Law ("MGCL") and of ICH's Charter and Bylaws may also have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

 YEAR 2000 COMPLIANCE

  A problem may arise as a result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company relies upon third-party service providers for its computer software and has been informed that the Company's software will not be materially impacted as a result of Year 2000 problems. Based solely on current assurances from its software service providers, the Company does not expect that it will incur significant operating expenses or be required to incur material costs in connection with the Year 2000 issue. However, since the Company is relying on third-party service providers, there can be no assurance that the Company's computer software will be Year 2000 compliant or that failure to comply will not have a material adverse effect on its financial condition or results of operations.

                                USE OF PROCEEDS

  The net proceeds of this offering are estimated to be $43.6 million (or $50.2 million if the Underwriters' over-allotment option is exercised in full) assuming a public offering price of $15.50. The proceeds will be used to provide funding for the Company's Long-Term Investment Operations and its Conduit Operations, respectively. The balance of such proceeds will be used for working capital and general corporate purposes. Pending these uses, the proceeds may be invested temporarily to the extent consistent with the REIT provisions of the Code.

                          PRICE RANGE OF COMMON STOCK

  The Company's Common Stock is listed on the AMEX under the symbol ICH. The following table sets forth for the high and low sale prices for ICH's Common Stock as reported by the AMEX for the periods indicated.

                                                                   HIGH   LOW
                                                                  ------ ------
     1997
     Third Quarter (1)........................................... $20.75 $16.56
     Fourth Quarter..............................................  19.31  15.25

     1998
     First Quarter............................................... $19.75 $17.00
     Second Quarter (through June 10, 1998)......................  18.13  14.00

--------
(1) ICH became a public entity on August 4, 1997.

  On June 10, 1998, the last reported sale price of the Common Stock on the AMEX was $15.50 per share. As of June 10, 1998, there were 91 holders of record (including holders who are nominees for an undetermined number of beneficial owners) of ICH's Common Stock.

                       DIVIDEND POLICY AND DISTRIBUTIONS

  The Company intends to distribute 95% or more of its taxable income (which may not necessarily equal net income as calculated in accordance with GAAP) to its common stockholders in each year so as to comply with the REIT provisions of the Code. The Company intends to declare regular quarterly dividends distributions on or about the twenty-second day of the month following said quarter. Any taxable income remaining after the distribution of the regular quarterly dividends will be distributed annually in a special dividend or prior to the date of the first regular quarterly dividends payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, the financial condition of the Company and such other factors as the Board of Directors deems relevant. The Board of Directors has not established a minimum distribution level. The following table sets forth the dividends paid for the periods indicated:

                                                                       PER SHARE
                                                        STOCKHOLDER    DIVIDEND
          PERIOD COVERED                                RECORD DATE     AMOUNT
          --------------                             ----------------- ---------
      Quarter ended September 30, 1997 (1).......... October 21, 1997    $0.15
      Quarter ended December 31, 1997............... December 31, 1997   $0.38
      Quarter ended March 31, 1998.................. April 9, 1998       $0.40
      Quarter ended June 30, 1998 (2)............... June 19, 1998       $0.45

--------
(1) ICH became a public entity on August 4, 1997.

(2) On June 8, 1998 the Company declared a dividend payable on July 2, 1998.

  Distributions to stockholders will generally be taxable as ordinary income, although a portion of such distributions may be designated by ICH as capital gain or may constitute a tax-free return of capital. ICH will annually furnish to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. Of the dividends paid during the Commencement Period, approximately $504,000 represented a tax-free return of capital. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Considerations."

                          DIVIDEND REINVESTMENT PLAN

  The Company intends to adopt a DRP for stockholders who wish to reinvest their dividend distributions in additional shares of Common Stock. All ICH common stockholders will be eligible to participate in the DRP. The following is a description of the anticipated terms of the DRP, which may be subject to change. The DRP will provide common stockholders of ICH with a convenient method of investing cash dividends (in some cases, at a discount and without payment of any brokerage commission or service charge) and investing optional cash payments in additional shares of Common Stock. The price to be paid for shares of Common Stock purchased under the DRP will likely be a price reflecting (i) a discount of approximately 3% (subject to change) from the current market price for the reinvestment of cash dividends and the investment of optional cash payments of up to $10,000, to the extent shares are purchased directly from ICH, (ii) no discount (subject to change) from the market price for the reinvestment of cash dividends and for the investment of optional cash payments of up to $10,000, to the extent shares are purchased on the open market, and (iii) a discount of 0% to 5% (the "Waiver Discount") from the market price for the investment of optional cash payments that exceed $10,000. Each of the discounts will be subject to change (but will not vary from the range of 0% to 5%) from time to time or discontinuance at ICH's discretion after a review of current market conditions, the level of participation in the DRP and ICH's current and projected capital needs. In addition, participants will be responsible for their pro rata share of brokerage commissions incurred in connection with the purchase of shares on the open market. However, the Board of Directors may in the future determine that ICH will pay such brokerage commissions on behalf of participants. Subject to the availability of shares of Common Stock registered for issuance under the DRP, there will be no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and no pre-established maximum limit applies to optional cash payments that may be made pursuant to Requests for Waiver. Boston Equiserve, L.P., the Company's transfer agent, will act as the trustee and administrator of the DRP (the "Plan Administrator"). All dividends and cash distributions paid with respect to the Common Stock owned by participants in the DRP will be paid directly to the Plan Administrator. If the dividend paid to any common stockholder is not sufficient to purchase one whole share of Common Stock, such common stockholder will be credited with fractional shares, computed to three decimal places. DRP participants will generally be treated as having received a dividend distribution in an amount equal to the fair market value of the Common Stock purchased with the reinvested dividends generally on the date the Plan Administrator credits such Common Stock to the DRP participant's account, plus brokerage commissions and fees, if any, subtracted from the participant's distribution.

  Participants electing to invest optional cash payments in additional shares of Common Stock will be subject to a minimum per month purchase limit of $50 and a maximum per month purchase limit of $10,000 (subject to a waiver). Optional cash payments in excess of $10,000 may be made only upon acceptance by the Company of a completed Request for Waiver form from a participant. Each month the Company will establish the Waiver Discount applicable to optional cash payments that exceed $10,000. The Waiver Discount, which may vary each month, will be established in the Company's sole discretion after a review of current market conditions, the level of participation in the DRP and the Company's current and projected capital needs. Optional cash payments that do not exceed $10,000 and the reinvestment of dividends in additional shares of Common Stock will not be subject to the Waiver Discount. Optional cash payments of less than $50 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $10,000, unless such limit has been waived, will be subject to return to the participant without interest. Participants may request that any or all shares held in the DRP be sold by the Plan Administrator on behalf of such Participants.

  Common stockholders will not be automatically enrolled in the DRP. Each common stockholder desiring to participate must complete and deliver to the Plan Administrator an enrollment form, which will be sent to each eligible common stockholder by the Plan Administrator. Participation in the DRP will commence with all dividends and distributions payable after receipt of a participant's authorization, provided that the authorization must be received by the Plan Administrator prior to the record date for any dividends in order for any common stockholder to be eligible for reinvestment of such dividends. A participant may terminate participation in the DRP at any time upon delivery of a written notice to that effect to the Plan Administrator, provided that the termination notice must be received by the Plan Administrator prior to the record date for any dividends in order for the termination to be effective with respect to such dividends. Upon termination, the Plan Administrator will send to the participant certificates evidencing the whole shares in the participant's account and a check for any fractional shares based on the current market value of the Common Stock on the date of termination.

  Participants will be sent detailed statements showing the amount of dividend or distribution received, the number and price of shares of the Common Stock purchased for their accounts and the total number of shares held by the Plan Administrator for their accounts. Tax information for each calendar year of the DRP will be sent to participants by the Plan Administrator.

  ICH may suspend, terminate, or amend the DRP at any time. Notice will be sent to the participants of any suspension or termination, or of any amendment that alters the DRP terms and conditions, as soon as practicable after such action by ICH.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at March 31, 1998 and as adjusted to reflect the sale of the Common Stock offered hereby at an assumed public offering price of $15.50 and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                                    AS ADJUSTED
                                                           ACTUAL    (1)(2)(3)
                                                          --------  -----------
                                                             (IN THOUSANDS)
Borrowings............................................... $243,155   $243,155
Stockholders' equity:
  Preferred Stock; $.01 par value; 10,000,000 shares
   authorized; no shares issued and outstanding actual
   and as adjusted(4)....................................      --         --
  Common Stock; $.01 par value; 46,000,000 shares
   authorized; 7,344,789 shares issued and outstanding
   actual; 10,670,732 shares issued and outstanding as
   adjusted..............................................       73        107
  Class A Common Stock; $.01 par value; 4,000,000 shares
   authorized; 674,211 shares issued and outstanding
   actual; 348,268 shares issued and outstanding as
   adjusted..............................................        7          3
  Additional paid-in-capital.............................  104,761    148,306
  Investment securities valuation allowance..............     (590)      (590)
  Cumulative dividends declared..........................   (4,250)    (4,250)
  Retained earnings......................................    4,988      4,988
                                                          --------   --------
    Total stockholders' equity...........................  104,989    148,564
                                                          --------   --------
    Total capitalization................................. $348,145   $391,719
                                                          ========   ========

--------
(1) After deducting estimated underwriting discounts and commissions and estimated offering expenses of $600,000 payable by the Company, and assuming no exercise of the Underwriters' over-allotment option to purchase up to an additional 450,000 shares of Common Stock. See "Underwriting."
(2) Does not include 632,500 shares of Common Stock reserved for issuance pursuant to the Company's Stock Option and Awards Plan of which: options to acquire 84,000 shares are outstanding at a per share exercise price of $17.625; options to acquire 22,250 shares are outstanding at a per share exercise price of $18.875; and options to acquire 190,000 shares are outstanding at a per share exercise price of $15.00. See "Impac Commercial Holdings, Inc.--Stock Option and Awards Plan."
(3) Shares of ICH Class A Stock convert into shares of ICH Common Stock on a one-for-one basis. Upon any subsequent issuances of ICH Common Stock, shares of ICH Class A Stock shall automatically continue to convert into additional shares of the ICH Common Stock, subject to said 9.8% limitation. As of March 31, 1998, IMH owned 719,789 shares of ICH Common Stock and 674,211 shares of ICH Class A Stock; upon the closing of this offering, IMH will own 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock.
(4) Gives effect to an amendment to ICH's Charter reclassifying Class A Preferred Stock to undesignated Preferred Stock.

                            SELECTED FINANCIAL DATA

  The following selected financial data for the period from January 15, 1997 (commencement of operations) through December 31, 1997 and the period from January 15, 1997 (commencement of operations) through March 31, 1997, and as of December 31, 1997 were derived from the Company's consolidated financial statements and ICCC's financial statements audited by KPMG Peat Marwick LLP ("KPMG"), independent auditors. The following selected financial data for the three months ended March 31, 1998 were derived from the unaudited financial statements of the Company and ICCC contained elsewhere herein and reflect, in management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations for these periods. Results of operations for the three months ended March 31, 1998 are not necessarily indicative of results to be expected for the year ending December 31, 1998. Such selected financial data should be read in conjunction with the consolidated financial statements and the notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere herein.

                        IMPAC COMMERCIAL HOLDINGS, INC.
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  FOR THE          FOR THE
                                                PERIOD FROM      PERIOD FROM
                                              JANUARY 15, 1997 JANUARY 15, 1997
                                   FOR THE    (COMMENCEMENT OF (COMMENCEMENT OF
                                 THREE MONTHS   OPERATIONS)      OPERATIONS)
                                    ENDED         THROUGH          THROUGH
                                  MARCH 31,      MARCH 31,       DECEMBER 31,
                                     1998           1997             1997
                                 ------------ ---------------- ----------------
STATEMENT OF OPERATIONS DATA:    (UNAUDITED)
Revenues:
  Interest income...............    $5,774        $   366           $7,459
  Equity in net earnings (loss)
   of Impac Commercial
   Capital Corporation..........      (454)           --             1,694
  Rental and other income.......       109            --               174
                                    ------        -------           ------
                                     5,429            366            9,327
                                    ------        -------           ------
Expenses:
  Interest on borrowings........     2,716            279            2,350
  General and administrative and
   other........................       190              3              288
  Management advisory fee.......       162            --               --
  Professional services.........       136             60              617
  Provision for loan losses.....        48             13              564
  Stock compensation expense....       --           2,697            2,697
                                    ------        -------           ------
                                     3,252          3,052            6,516
                                    ------        -------           ------
    Net earnings (loss).........    $2,177        $(2,686)          $2,811
                                    ======        =======           ======
    Net earnings per share--
     basic......................    $ 0.27                          $ 0.61
                                    ======                          ======
    Net earnings per share--
     diluted....................    $ 0.27                          $ 0.61
                                    ======                          ======
    Dividends declared per
     share......................    $  --                           $ 0.53
                                    ======                          ======

                                                  AT MARCH 31, AT DECEMBER 31,
                                                      1998          1997
                                                  ------------ ---------------
BALANCE SHEET DATA:
Total assets.....................................   $355,789      $218,839
Finance receivables..............................    205,545        95,711
Commercial Mortgages held-for-investment and CMO
 collateral......................................     61,879        67,045
Investment securities available-for-sale.........     18,229        19,353
Residual interest in securitizations, held-for-
 trading.........................................     10,202         9,936
Total borrowings.................................    243,155       104,391
Total stockholders' equity.......................    104,989       103,242

                      IMPAC COMMERCIAL CAPITAL CORPORATION
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT OPERATING DATA)

                                                 FOR THE          FOR THE
                                               PERIOD FROM      PERIOD FROM
                                             JANUARY 15, 1997 JANUARY 15, 1997
                                  FOR THE    (COMMENCEMENT OF (COMMENCEMENT OF
                                THREE MONTHS   OPERATIONS)      OPERATIONS)
                                   ENDED         THROUGH          THROUGH
                                 MARCH 31,      MARCH 31,       DECEMBER 31,
                                    1998           1997             1997
                                ------------ ---------------- ----------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Interest income..............    $2,846         $   6            $2,804
  Gain on sale of loans........       --            --              3,657
  Loan servicing and other
   income......................        84             2                62
                                   ------         -----            ------
                                    2,930             8             6,523
                                   ------         -----            ------
Expenses:
  Interest on borrowings.......     2,919             5             2,747
  General and administrative
   and other...................       605           126               636
  Professional services........       233            63               540
  Provision for repurchases....       --            --                201
                                   ------         -----            ------
                                    3,757           194             4,124
                                   ------         -----            ------
    Earnings (loss) before
     income taxes..............      (827)         (186)            2,399
  Income taxes expense
   (benefit)...................      (349)          --              1,022
                                   ------         -----            ------
    Net earnings (loss)........    $ (478)        $(186)           $1,377
                                   ======         =====            ======
OPERATING DATA (IN MILLIONS):
Commercial Mortgage
 originations (volume).........    $124.9         $ --             $233.5
Servicing portfolio at period-
 end...........................     287.7          17.5             169.2

                                                    AT MARCH 31, AT DECEMBER 31,
                                                        1998          1997
                                                    ------------ ---------------
BALANCE SHEET DATA:
Total assets.......................................   $237,893      $112,635
Commercial Mortgage loans held-for-sale............    231,720       106,654
Warehouse line agreements..........................    223,815       104,219
Total shareholders' equity.........................      3,925         4,403

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following section, in "Risk Factors" and elsewhere in this Prospectus. The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

GENERAL

  ICH was incorporated in the state of Maryland on February 3, 1997. ICH was formed to seek opportunities in the commercial mortgage market. The Company's Commercial Mortgage Assets include Commercial Mortgages comprised of mortgage loans on condominium-conversions and commercial properties, such as industrial and warehouse space, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, multifamily, congregate care facilities and senior living centers. The Company operates the Long-Term Investment Operations, which invests in mortgage loans and MBSs; to date, the Long-Term Investment Operations has invested primarily in Commercial Mortgages and CMBSs. The Company engages in the Conduit Operations, conducted by ICCC, which originates, purchases and sells or securitizes Commercial Mortgages. ICCC operates three divisions: the ConduitExpress Division, the CommercialExpress Division, and the CondoSelect Division.

RESULTS OF OPERATIONS; IMPAC COMMERCIAL HOLDINGS, INC.

 Three months ended March 31, 1998 compared to the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Net Earnings

  Net earnings for the three months ended March 31, 1998 increased to $2.2 million as compared to a net loss of $2.7 million for the period from January 15, 1997 (commencement of operations) through March 31, 1997 (the "March 31, 1997 Period"). The net loss for the March 31, 1997 Period was primarily the result of the issuance by ICH of stock that resulted in a one-time stock compensation expense of $2.7 million. Excluding the stock compensation expense, ICH would have earned $11,000 for the March 31, 1997 Period. The increase in net earnings was primarily attributed to an increase in net interest income earned on Commercial Mortgages, investment and residual securities, and finance receivables partially offset by an increase in management advisory fees and professional services expense. Net earnings were adversely affected by the strategic decision of the Board of Directors to boost long-term assets rather than realize current earnings from a whole loan sale. The significant increase in the Company's net earnings for the three months ended March 31, 1998 as compared to the March 31, 1997 Period is the result of the Company's growth over the past 12 months as the Company had only been in operation for approximately two months as of March 31, 1997.

  Revenues

  Revenues for the three months ended March 31, 1998 increased to $5.4 million as compared to $366,000 for the March 31, 1997 Period. The increase is primarily due to an increase in interest income earned on Commercial Mortgages held-for-investment, investment securities available-for-sale, residual interests in securitizations, and finance receivables (collectively, "Commercial Mortgage Assets") partially offset by equity in net loss of ICCC of $454,000.

  Interest income for the three months ended March 31, 1998 increased to $5.8 million as compared to $366,000 for the March 31, 1997 Period. Such an increase is attributed to an increase in average Commercial Mortgage Assets to $213.2 million for the three months ended March 31, 1998 as compared to $12.1 million for the March 31, 1997 Period.

  The Company recorded an equity in net loss of ICCC for the three months ended March 31, 1998 of $454,000. The Company has a 95% economic interest in ICCC through its ownership of 100% of the preferred stock of ICCC which was acquired in August 1997. See "Certain Transactions." As the preferred stock of ICCC was contributed to the Company in August 1997, the Company did not record any investment in or equity in net earnings or loss for the March 31, 1997 Period. For additional information on the financial results of ICCC, see "-- Results of Operations; Impac Commercial Capital Corporation."

  Expenses

  Expenses for the three months ended March 31, 1998 increased 6.6% to $3.3 million as compared to $3.1 million for the March 31, 1997 Period. The increase is primarily due to an increase in interest expense on borrowings, management advisory fees and professional expenses offset by a decrease in stock compensation expense. Interest expense for the three months ended March 31, 1998 increased to $2.7 million as compared to $279,000 for the March 31, 1997 Period as average borrowings, which include warehouse line agreements, reverse repurchase agreements and CMO borrowings, increased to $144.0 million for the three months ended March 31, 1998 as compared to $9.6 million for the March 31, 1997 Period. Management advisory fees increased to $162,000 for the three months ended March 31, 1998 as compared to zero for the March 31, 1997 Period. The Company incurs management advisory fee expense pursuant to the Management Agreement with RAI. See "RAI Advisors, LLC." The Company did not record a management advisory fee for the March 31, 1997 Period as the Company's operations were in a formative stage, and thus, the return on equity was less than the hurdle rate (average Ten year U.S. Treasury rate plus 2%). Professional expenses increased 127% to $136,000 for the three months ended March 31, 1998 as compared to $60,000 for the March 31, 1997 Period. The Company records professional expenses primarily as a result of legal services and various services provided by IFC including technology, management information and accounting services. Stock compensation expense decreased as the Company incurred a one-time charge of $2.7 million in the March 31, 1997 Period as a result of the Company issuing founders' stock.

 For the period from January 15, 1997 (commencement of operations) through December 31, 1997

  Net Earnings

  Net earnings for the Commencement Period was $2.8 million. Contributions to net earnings for the Commencement Period were primarily the result of net interest income earned on Commercial Mortgages, investment and residual securities, and finance receivables which was partially offset by stock compensation expense, professional services and provision for loan losses.

  Revenues

  Revenues for the Commencement Period were $9.3 million which was primarily comprised of interest income earned on Commercial Mortgages held-for-investment, investment securities available-for-sale, residual interests in securitizations, and finance receivables (collectively, "Commercial Mortgage Assets"). Revenues were also positively affected by equity in net income of ICCC.

  Interest income earned for the Commencement Period on Commercial Mortgage Assets was $6.7 million as average outstanding Commercial Mortgage Assets was $63.0 million.

  Interest income of $2.1 million was earned for the Commencement Period on Commercial Mortgages held-for-investment and CMO collateral as ICH acquired $58.5 million of adjustable rate Commercial Mortgages from ICCC for the Period and ICH contributed $4.3 million of adjustable rate condominium conversion loans as CMO collateral in December 1997. Average outstanding Commercial Mortgages and CMO collateral was $22.0 million and $233,000, respectively, for the Commencement Period.

  Interest income of $2.4 million was earned for the Commencement Period on finance receivables as average outstanding finance receivables to ICCC was $28.0 million. ICCC acquired $233.5 million in Commercial Mortgages during the Commencement Period which were financed by ICH. ICH earns interest at the prime rate on finance receivables outstanding to ICCC.

  Interest income of $1.7 million and $514,000 was earned for the Commencement Period from a residual interest in securitization and investment securities available-for-sale, respectively. The residual interest in securitization was purchased from IFC in February 1997 for $10.1 million. The average outstanding balance on total residual and investment securities for the Commencement Period was $12.8 million.

  Equity in net earnings of Impac Commercial Capital Corporation was $1.7 million. ICH has a 95% economic interest in ICCC through its ownership of 100% of the preferred stock of ICCC which was acquired in August 1997. See "Certain Transactions." For additional information on the financial results of ICCC, see "--Results of Operations; Impac Commercial Capital Corporation."

  Expenses

  Expenses for the Commencement Period were $6.5 million which was primarily comprised of interest expense on reverse repurchase agreements, borrowings from IWLG, formerly Imperial Warehouse Lending Group, Inc., and other borrowings and stock compensation expense related to the issuance of founder's stock.

  Interest expense for the Commencement Period on total borrowings was $2.4 million as total average outstanding borrowings was $31.0 million.

  Interest expense for the Commencement Period on warehouse line and reverse repurchase agreements was $1.4 million on average outstanding borrowings of $20.4 million. These borrowings were used to finance the acquisition of $58.5 million of Commercial Mortgages and $20.2 million of CMBSs during the Period.

  Interest expense for the Commencement Period on borrowings from IWLG was $453,000 on average outstanding borrowings of $5.0 million. These borrowings were used to finance the acquisition of $17.5 million in principal balance of condominium conversion loans acquired from IFC until ICH obtained warehouse financing facilities from third party lenders.

  Interest expense for the Commencement Period on borrowings from others was $503,000 as average outstanding borrowings was $5.5 million. These borrowings were used to finance the acquisition of $10.1 million in residual interest in securitization which was paid off in September 1997 with proceeds from ICH's initial public offering ("IPO").

  Stock compensation expense was related to the issuance of founder's stock to directors and officers of the Company. ICH issued 300,000 shares of common stock to directors and officers of ICH on February 3, 1997 at $0.01 per share. The estimated fair value of the shares was $9.00 (a difference of $8.99 per share) or $2.7 million.

  Professional services was primarily the result of intercompany allocations. ICH is charged for various services provided by IMH and IFC, including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable, plus a 15% service charge, under the Company's Management Agreement with RAI. Of the $617,000 of professional services incurred during the Commencement Period, $525,000 in professional services were allocated to ICH in connection with the Management Agreement.

  The provision for loan losses during the Commencement Period was $564,000 as a result of the combined increase in Commercial Mortgages held-for-investment, CMO collateral, and finance receivables of $162.8 million outstanding at December 31, 1997. The Company did not experience any loan charge-offs during the Commencement Period. While the Company believes that it has adequately provided for any future credit losses, the Company may have to add to its loan loss allowance based upon actual loan loss experience or an increase in the Company's investments.

RESULTS OF OPERATIONS; IMPAC COMMERCIAL CAPITAL CORPORATION

 Three Months Ended March 31, 1998 Compared to the period from January 15, 1997 (commencement of operations) through March 31, 1997

  Net Earnings

  Net loss increased to $478,000 for the three months ended March 31, 1998 as compared to $186,000 for the March 31, 1997 Period. The net loss for the three months ended March 31, 1998 was primarily due to net interest expense from the loans held for sale as well as general and administrative and other expense. The net loss for the March 31, 1997 Period was primarily due to general and administrative expenses incurred during the Company's formative stage.

  Revenues

  Revenues for the three months ended March 31, 1998 increased to $2.9 million as compared to $8,000 for the March 31, 1997 Period primarily attributable to the increase in average loans held for sale to $137.3 million as compared to zero for the March 31, 1997 Period.

  Expenses

  Expenses for the three months ended March 31, 1998 increased $3.8 million as compared to $194,000 for the March 31, 1997 Period. The increase is primarily due to an increase in interest expense to $2.9 million for the three months ended March 31, 1998 as compared to $5,000 for the March 31, 1997 Period. This increase was directly related to an increase in average borrowings for the three months ended March 31, 1998 to $129.1 million as compared to $86,000 for the March 31, 1997 Period and as a result of the growth of ICCC's operations.

 For the period from January 15, 1997 (commencement of operations) through December 31, 1997

  Net Earnings

  Net earnings for the Commencement Period was $1.4 million. Contributions to net earnings for the Commencement Period were primarily the result of net interest income earned on Commercial Mortgages held-for-sale and gain on sale of Commercial Mortgages which was partially offset by professional services and provision for repurchases.

  Revenues

  Revenues for the Commencement Period were $6.5 million which was primarily comprised of interest income earned on Commercial Mortgages held-for-sale and gain on sale of loans. Interest income earned for the Commencement Period on Commercial Mortgages was $2.8 million as average outstanding Commercial Mortgages was $32.3 million as ICCC acquired $233.5 million of Commercial Mortgages during the Commencement Period. Gain on sale of loans for the Commencement Period was $3.7 million as ICCC sold $73.4 million of Commercial Mortgages to third parties.

  Expenses

  Expenses for the Commencement Period were $4.1 million which were primarily comprised of interest expense on borrowings from ICH under warehouse line agreements and other affiliated borrowings, general and administrative expenses, and professional services.

  Interest expense for the Commencement Period on total borrowings was $2.7 million as total average outstanding borrowings was $31.1 million. Interest expense for the Commencement Period on borrowings from ICH under warehouse line agreements and on borrowings with other affiliates was $2.4 million and $375,000, respectively, on average outstanding borrowings of $28.0 million and $3.1 million, respectively. These borrowings were used to finance the acquisition of $233.5 million of Commercial Mortgages during the Commencement Period.

  Professional services was primarily the result of intercompany allocations. ICCC is charged for various services provided by IMH and IFC, including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable, plus a 15% service charge, under the Company's Management Agreement with RAI. Of the $540,000 of professional services incurred during the Commencement Period, $456,000 in professional services were allocated to ICCC in connection with the Management Agreement.

  Provision for repurchases during the Commencement Period was $201,000. Management expects to increase ICCC's allowance for repurchases, both in terms of amount and expressed as a percentage of the last twelve months of loan sales, in future periods as ICCC's loan sales activity increases.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal liquidity requirements result from funding needs arising from the acquisition of mortgage loans and MBSs by the Long-Term Investment Operations, ICH, and the origination or purchase of Commercial Mortgages held-for-sale by the Conduit Operations, ICCC. The Company's ability to meet its long-term liquidity requirements is subject to the renewal of its credit and repurchase facilities and/or obtaining other sources of financing, including additional debt or equity from time to time. Any decision by the Company's lenders and/or investors to make additional funds available to the Company in the future will depend upon a number of factors, such as the Company's compliance with the terms of its existing credit arrangements, the Company's financial performance, industry and market trends in the Company's various businesses, the general availability of and rates applicable to financing and investments, such lenders' and/or investors' own resources and policies concerning loans and investments, and the relative attractiveness of alternative investment or lending opportunities.

  Prior to the ICH IPO, the Long-Term Investment Operations was funded by $15.0 million in investments and $900,000 in borrowings from IMH and a warehouse line agreement from a third party lender. ICCC was funded by affiliated borrowings and by $500,000 from the issuance of preferred stock. Subsequent to the Company's IPO, the Long-Term Investment Operations and the Conduit Operations were funded through borrowings from warehouse line agreements and reverse repurchase agreements, borrowings from affiliated companies, sales of Commercial Mortgages and proceeds from the issuance of capital stock.

  ICH, as a stand-alone entity, has entered into warehouse line agreements with two investment banks, one of which expires in May 1999 and one of which expires in February 1999 (unless terminated earlier), which provide up to an aggregate of $600.0 million (of which $200.0 million is uncommitted) to finance ICH's operations as needed. Terms of the warehouse line agreements require that the Commercial Mortgages be held by an independent third party custodian, which gives the Company the ability to borrow against the collateral as a percentage of the fair market value of the Commercial Mortgages. The borrowing rates are expressed in basis points plus one-month LIBOR or Eurodollar Rate. The margins on the warehouse line agreements are based on the type of mortgage collateral used and the loan amounts generally range from 75% to 92% of the fair market value of the collateral. Management believes that the warehouse line agreements will be sufficient to handle the Company's liquidity needs. As of March 31, 1998, an aggregate of $229.8 million was outstanding on the warehouse line agreements.

  ICH has entered into three reverse repurchase agreements whereby ICH pledges specific CMBSs as collateral to secure short-term loans. The interest rates on the loans are based on one-month LIBOR plus a margin depending on the type of collateral. As of March 31, 1998, amounts outstanding on the reverse repurchase agreements were $9.4 million. See "Business--Long-Term Investment Operations--Financing."

  In August 1997, the Company raised net proceeds of $88.2 million (after underwriting discounts and before offering expenses) from its IPO as stockholders purchased 6,325,000 shares of common stock at a price of $15.00 per share. Underwriting discount and commissions were $6.6 million and the total expenses were approximately $1.2 million.

  In August 1997, ICH entered into a revolving credit arrangement with IMH whereby ICH agreed to advance to IMH up to a maximum amount of $15.0 million. The agreement expires on August 8, 1998. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance with interest and principal paid monthly. As of March 31, 1998 and December 31, 1997, there were no amounts outstanding under the credit arrangement. Interest income recorded by ICH for the three months ended March 31, 1998 and the Commencement Period related to such advances to IMH was approximately $55,000 and $68,000, respectively.

  In August 1997, ICH entered into a revolving credit arrangement with IMH whereby IMH agreed to advance to ICH up to a maximum amount of $15.0 million. The agreement expires on August 8, 1998. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance with interest and principal paid monthly. As of March 31, 1998 and December 31, 1997, ICH's outstanding borrowings under the credit arrangement was none and $9.1 million, respectively. Interest expense recorded by ICH related to such borrowings from IMH for the three months ended March 31, 1998 and the Commencement Period was approximately $43,000 and $55,000, respectively.

  ICCC has entered into warehouse line agreements with ICH which provide up to an aggregate of $900.0 million to finance ICCC's operations as needed. Terms of the warehouse line agreements require that the Commercial Mortgages be held by an independent third party custodian, which gives the Company the ability to borrow against the collateral as a percentage of the fair market value of the Commercial Mortgages. The borrowing rates on the warehouse line agreements are at prime which was 8.50% at March 31, 1998. The margins on the warehouse line agreements are up to 90% of the fair market value of the collateral. Management believes that the warehouse line agreements will be sufficient to handle the Company's liquidity needs. As of March 31, 1998 and December 31, 1997, amounts outstanding on ICCC's warehouse line agreements with ICH were $205.5 million and $95.7 million, respectively.

  ICCC has entered into an uncommitted warehouse line agreement with IMH to provide financing as needed. The margins on the warehouse line agreement are at 8% of the fair market value of the collateral. The interest rates on the borrowings are indexed to the prime rate. As of March 31, 1998 and December 31, 1997, outstanding amounts on the warehouse line agreement were $18.3 million and $8.5 million, respectively.

  During the three months ended March 31, 1998 and the Commencement Period, ICCC sold none and $73.4 million, respectively to third party investors and sold $2.3 million and $58.4 million, respectively, in principal balance of Commercial Mortgages to ICH.

  For the three months ended March 31, 1998 and the March 31, 1997 Period, net cash provided by (used in) operating activities was $(24.4) million and $5,000, respectively. Net cash used in operating activities for the three months ended March 31, 1998 was primarily the result of a net increase in the net due from affiliates and due to affiliates balances of $(27.0) million partially offset by a net change in other assets and liabilities of $205,000. Net cash provided by operating activities for the March 31, 1997 Period was primarily affected by $2.7 million in stock compensation expense related to the issuance of 300,000 shares of ICH Common Stock.

  For the three months ended March 31, 1998 and the March 31, 1997 Period, net cash used in investing activities was $104.3 million and $27.6 million, respectively. Net cash used in investing activities for the three months ended March 31, 1998 was primarily the result of a net increase in finance receivables of $109.8 million. Net cash used in investing activities for the March 31, 1997 Period was primarily affected by the purchases of $17.5 million in Commercial Mortgages held-for-investment and $10.1 million in residual interest in securitization.

  For the three months ended March 31, 1998 and the March 31, 1997 Period, net cash provided by financing activities was $135.7 million and $32.0 million, respectively. Net cash provided by financing activities for the three months ended March 31, 1998 was primarily the result of an increase in net borrowings on warehouse line and reverse repurchase agreements of $139.0 million partially offset by dividends paid of $3.0 million. Net cash provided by financing activities for the March 31, 1997 Period was primarily the result of an increase in net borrowings on warehouse line and reverse repurchase agreements of $16.6 million and the issuance of promissory notes of $15.0 million.

INFLATION

  The Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased costs of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company's operations are monetary in nature. As a result, interest rates have a greater impact on the Company's operations' performance than do the effects of general levels of inflation. Inflation affects the Company's operations primarily through its effect on interest rates, since interest rates normally increase during periods of high inflation and decrease during periods of low inflation. During periods of increasing interest rates, demand for mortgage loans and a borrower's ability to qualify for mortgage financing in a purchase transaction may be adversely affected.

                                   BUSINESS

  The following Business section contains forward-looking statements which involve risks and uncertainties. The Company's actual result could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

GENERAL

  Impac Commercial Holdings, Inc. is a recently formed specialty commercial property finance company which originates and purchases Commercial Mortgages comprised of mortgage loans on condominium-conversions and commercial properties, such as industrial and warehouse space, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, multifamily, congregate care facilities and senior living centers. The Company has elected to be taxed at the corporate level as a REIT for federal income tax purposes, which generally allows the Company to pass through income to stockholders without payment of federal income tax at the corporate level.

  The Commercial Mortgage securitization market has experienced significant growth in recent years. In 1997, $44.3 billion of Commercial Mortgages were securitized, representing a 48% increase over 1996 and a 133% increase over 1995, according to the Commercial Mortgage-Backed Securitization Update 1997/1998 published by E&Y Kenneth Leventhal Real Estate Group, a unit of Ernst & Young LLP. The Company believes that the growth of the Commercial Mortgage securitization market (including the emergence of an efficient secondary market for Commercial Mortgages and CMBSs and the creation of uniform underwriting and document standards for Commercial Mortgages) are significant factors driving Commercial Mortgage originations by conduits.

  To take advantage of these trends, the Company has created operations to originate Commercial Mortgages efficiently, to hold for investment those Commercial Mortgages which are particularly attractive as REIT investments and to sell or securitize the remainder into the secondary market. The Company believes that this strategy will allow it to compete effectively in the Commercial Mortgage market and to profit from the growth in the Commercial Mortgage securitization market. For the three months ended March 31, 1998 and the Commencement Period, the Conduit Operations originated $124.9 million and $233.5 million in Commercial Mortgages, respectively.

  The Company conducts its business through its Conduit Operations, which originates, purchases and sells or securitizes Commercial Mortgages and through its Long-Term Investment Operations which, to date, has invested primarily in Commercial Mortgages and mortgage-backed securities on commercial properties.

  The following table sets forth the interest earning assets and interest bearing liabilities of the Company on the dates indicated:

                                                                    FOR THE PERIOD FROM
                                                                      JANUARY 15, 1997
                             FOR THE THREE MONTHS ENDED         (COMMENCEMENT OF OPERATIONS)
                                   MARCH 31, 1998                THROUGH DECEMBER 31, 1997
                         ----------------------------------- ----------------------------------
                         AVERAGE    WEIGHTED     PERCENTAGE  AVERAGE   WEIGHTED     PERCENTAGE
                         BALANCE  AVERAGE YIELD OF PORTFOLIO BALANCE AVERAGE YIELD OF PORTFOLIO
                         -------- ------------- ------------ ------- ------------- ------------
                                                 (DOLLARS IN THOUSANDS)
       ASSET TYPE
Cash and cash
 equivalents............ $  8,009      5.12%         3.62%   $ 9,116      5.17%        12.64%
Investment securities
 available-for-sale.....   19,211     12.90          8.68      4,930     13.44          6.84
Residual interest in
 securitizations........   10,013     20.00          4.53      7,855     20.00         10.89
Finance receivables.....  119,775      8.44         54.13     27,936      8.49         38.75
Commercial Mortgages
 held-for-investment....   60,092      8.65         27.16     22,029      9.50         30.55
CMO collateral..........    4,164      8.93          1.88        233      9.00          0.32
                         --------                  ------    -------                  ------
  Total Interest Bearing
   Assets............... $221,264      9.29%       100.00%   $72,099      9.97%       100.00%
                         ========                  ======    =======                  ======
     BORROWING TYPE
Warehouse line
 agreements............. $130,512      6.67%        90.64%   $25,470      6.82%        92.16%
CMO borrowings..........    4,087      6.42          2.84        228      6.45          0.83
Reverse repurchase
 agreements.............    9,385      6.05          6.52      1,938      5.92          7.01
                         --------                  ------    -------                  ------
  Total Interest Bearing
   Liabilities.......... $143,984      6.63%       100.00%   $27,636      7.15%       100.00%
                         ========                  ======    =======                  ======
    NET INTEREST
     SPREAD.............               2.66%                              2.82%

LONG-TERM INVESTMENT OPERATIONS

  The Long-Term Investment Operations invests in mortgage loans for long-term investment and mortgage-backed securities. Income is earned principally from the net interest income received by the Company on mortgage loans, mortgage-backed securities held in its portfolio and finance receivables. Purchases of mortgage loans and mortgage-backed securities are financed with a portion of the Company's capital, as well as long-term financing through CMOs and borrowings under warehouse line agreements and reverse repurchase agreements. To date, the Long-Term Investment Operations has invested primarily in Commercial Mortgages and CMBSs. ICCC supports the investment objectives of ICH by selling Commercial Mortgages and CMBSs to ICH at costs that are comparable to those available through investment bankers and other third parties. In December 1997, ICH participated in the issuance of a CMO with IMH Assets Corp. (a wholly-owned, specialty purpose subsidiary of IMH through which IMH conducts its CMO borrowings) whereby ICH contributed $4.3 million of Commercial Mortgages as CMO collateral. At March 31, 1998, the Company's mortgage loan and MBS portfolio consisted of $205.5 million in finance receivables, $61.9 million in Commercial Mortgages, $18.2 million in CMBSs, and $10.2 million of residual interest in securitizations. For the three months ended March 31, 1998 and the Commencement Period, the Long-Term Investment Operations acquired $2.3 million and $58.5 million, respectively, of adjustable rate Commercial Mortgages from ICCC.

 COMMERCIAL MORTGAGES HELD IN THE PORTFOLIO

  The Company originates, through ICCC, and invests a substantial portion of its assets in Commercial Mortgages. Although the Company acquired all Commercial Mortgages from ICCC during 1997, the Company can and in the future expects to purchase Commercial Mortgages from third party investors for long-term investment and for resale.

 FINANCE RECEIVABLES

  ICH provides an aggregate of $900.0 million in warehouse line agreements to ICCC to fund the origination and acquisition of Commercial Mortgages during the time of the closing of the Commercial Mortgages to their sale or other settlement with pre-approved investors. ICCC's outstanding balances on warehouse lines appear on ICH's balance sheet as finance receivables and are structured to qualify under REIT asset tests and to generate income qualifying under the 75% gross income test. Terms of the warehouse lines are based on Bank of America's prime rate with advance rates to 90% of the fair value of the mortgage loans outstanding. As of March 31, 1998, ICCC's outstanding aggregate balances on the warehouse line agreements with ICH was $205.5 million.

 INVESTMENTS IN MORTGAGE-BACKED SECURITIES

  The Company may also acquire CMBSs generated through its own securitization efforts as well as MBSs generated by third parties. In connection with the issuance of CMBSs by the Company in the form of real estate mortgage investment conduits ("REMICs"), ICH may retain the senior or subordinated securities as regular interests of a REMIC on a short-term or long-term basis. Any such retained CMBSs may include "principal only," "interest only" or residual interest securities or other interest rate or prepayment sensitive securities or investments. Any such retained securities or investments may subject the Company to credit, interest rate and/or prepayment risks.

  MBSs are securities that represent an interest in, or are secured by, mortgage loans. MBSs may pay fixed or floating rates of interest. MBSs generally have been structured as mortgage pass-through securities, although other structures are possible. With a typical mortgage pass-through security, payment of principal and interest on the underlying mortgages, following deduction of servicing expenses, is passed through directly to holders of the securities. Mortgage pass-through securities represent an obligation of the issuer, secured by a pool of mortgage loans pledged as collateral for payments of principal and interest on the debt instrument. The issuer's obligation to pay principal and interest under a mortgage pass-through security is limited to the pledged collateral.

  MBSs generally are structured with some form of credit enhancement to protect against potential losses on the underlying mortgage loans. Credit support increases the likelihood of timely and full payment of principal and interest to the more senior class of MBSs. Because of the particular risks that accompany MBSs, the amount of such credit support may be substantial. Credit supports used in the MBS market has included issuer guarantees, reserve funds, subordinated securities (which bear the risks of default before more senior classes of securities of the same issuer), cross-collateralization and over-collateralization.

  In addition to credit support, MBSs may be structured with liquidity protections intended to provide assurance of timely payment of principal and interest. Such protections may include surety bonds, letters of credit and payment advance agreements.

  The CMBS market is newer than the residential MBS market and in terms of total outstanding principal amount of issues is relatively small compared to the total size of the market for residential MBSs. CMBSs have been issued in public and private transactions by a variety of agency and private-label issuers. CMBSs have been issued using a variety of structures, some of which were developed in the residential mortgage market, including multi-class structures featuring senior and subordinated classes. Because of the great diversity in characteristics of the Commercial Mortgages that secure CMBSs, however, such securities have unique features and characteristics.

FINANCING

  The Long-Term Investment Operations is principally financed through the issuance of CMOs, equity capital, borrowings under warehouse line agreements and reverse repurchase agreements.

  Collateralized Mortgage Obligations. As Commercial Mortgages are accumulated, the Company issues CMOs secured by such loans as a means of financing its Long-Term Investment Operations. The decision to issue CMOs will be based on the Company's current and future investment needs, market conditions and other factors. For accounting and tax purposes, the Commercial Mortgages financed through the issuance of CMOs will be treated as assets of the Company, and the CMOs will be treated as debt of the Company when for accounting purposes the CMO qualifies as a financing arrangement under FAS
125. Each issuance of CMOs is expected to be fully payable from the principal and interest payments on the underlying Commercial Mortgages collateralizing such debt, any cash or other collateral required to be pledged as a condition to receiving the desired rating on the debt, and any investment income on such collateral. The Long-Term Investment Operations earns the net interest spread between the interest income on the Commercial Mortgages and the interest and other expenses associated with the CMO financing. The net interest spread may be directly impacted by the levels of prepayment of the underlying Commercial Mortgages and to the extent CMO classes have variable rates of interest, may be affected by changes in short-term interest rates. As of March 31, 1998, the Company had $3.9 million in CMOs outstanding.

  The Company believes that under prevailing market conditions an issuance of CMOs receiving other than an investment grade rating would require payment of an excessive yield to attract investors which will reduce net interest spread earned as a result of such CMO issuance. No assurance can be given that the Company will achieve the ratings it plans to seek for the CMOs. The CMOs are guaranteed for the holders thereof by a mortgage loan insurer, giving the CMOs the highest rating established by a nationally recognized rating agency.

  Warehouse Line Agreements. The Company has financing facilities with two investment banks, one of which expires in May 1999 and one of which expires in February 1999 (unless terminated earlier), not to exceed an aggregate of $600.0 million (of which $200 million is uncommitted) at interest rates that are consistent with the financing objectives discussed herein. A warehouse line agreement acts as a financing facility under which the Company pledges certain Commercial Mortgages as collateral to secure a short-term loan. Generally, the lender makes a loan in an amount equal to 75% to 92% of the fair market value of the pledged collateral. The Company's warehouse line agreements require the Company to pledge the collateral to be held by a third-party custodian. ICH's warehouse line agreements call for the Company to pledge cash, additional Commercial Mortgages or additional securities in the event the market value of the existing collateral declines. The terms of ICH's warehouse line agreements stipulate that no Commercial Mortgage may be on the warehouse line agreement for more than 364 days. The interest rates are based upon one-month LIBOR or Eurodollar Rate.

In an event of default under ICH's warehouse line agreements, the lender may force the liquidation of the pledged collateral subject to any bankruptcy proceedings rights and remedies available to a creditor. See "Management's Discussion and Analysis of Financial Condition and Results of Operation-- Liquidity and Capital Resources."

  Reverse Repurchase Agreements. The Company may also obtain reverse repurchase agreements with third-party lenders, at interest rates that are consistent with its financing objectives described herein. The Company has currently entered into three reverse repurchase agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources." A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing vehicle under which the Company pledges certain mortgage loans and/or MBSs as collateral to secure a short-term loan. Generally, the other party to the agreement makes the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of the reverse repurchase agreement, the Company is required to repay the loan in exchange for the return of its collateral. Under a reverse repurchase agreement, the Company retains the incidence of beneficial ownership, including the right to distributions on the collateral and the right to vote on matters as to which certificate holders vote. Upon a payment default under such agreements, the lending party may liquidate the collateral. The borrowing agreements may require the Company to pledge cash, additional mortgage loans or MBSs in the event the market value of existing collateral declines. To the extent that cash reserves are insufficient to cover such deficiencies in collateral, the Company may be required to sell assets to reduce its borrowings.

  Reverse repurchase agreements take the form of a sale of securities to the lender at a discounted price in return for the lender's agreement to resell the same securities to the borrower at a future date (the maturity of the borrowing) at an agreed price. In the event of the insolvency or bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted, under the Bankruptcy Code, to repudiate the contract, and the Company's claim against the lender for damages therefrom may be treated simply as one of the unsecured creditors. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, the Company's ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by such statute. If the lender is an insured depository institution subject to the Federal Deposit Insurance Act, the Company's ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for damages resulting from the lender's insolvency may be limited by such statute rather than the Bankruptcy Code. The effect of these various statutes is, among other things, that a bankrupt lender, or its conservator or receiver, may be permitted to repudiate or disaffirm its reverse repurchase agreements, and the Company's claims against the bankrupt lender for damages resulting therefrom may be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company.

  To reduce its exposure to the potential credit risk of reverse repurchase agreement lenders, the Company enters into such agreements with different parties and follows its own credit exposure procedures. The Company monitors the financial condition of its reverse repurchase agreement lenders on a regular basis, including the percentage of mortgage loans that are the subject of reverse repurchase agreements with any single lender. Notwithstanding these measures, no assurance can be given that the Company will be able to avoid such third party risks.

  Other CMBSs. As an additional alternative for the financing of its Long-Term Investment Operations, the Company may issue other CMBSs, if, in the determination of the Company, the issuance of such other securities is advantageous. In particular, mortgage pass-through certificates representing an undivided interest in pools of Commercial Mortgages formed by the Company may prove to be an attractive vehicle for raising funds.

  The holders of CMBSs receive their pro rata share of the principal payments made on a pool of Commercial Mortgages and interest at a pass-through interest rate that is fixed at the time of offering. The Company may retain up to a 100% undivided interest in a significant number of the pools of Commercial Mortgages underlying such pass-through certificates. The retained interest, if any, may also be subordinated so that, in the event of a loss, payments to certificate holders will be made before the Company receives its payments. Unlike the issuance of CMOs, the issuance of CMBSs will not create an obligation of the Company to security holders in the event of a borrower default resulting in a short-fall in a principal or interest payment on CMBSs. However, as in the case of CMOs, the Company may be required to obtain various forms of credit enhancements in order to obtain an investment grade rating for issues of mortgage pass-through certificates by a nationally recognized rating agency.

 INVESTMENT POLICIES

  The following is a summary of some of the investment policies of the Company, any of which may be changed by the Company's Board of Directors without a vote of security holders. The executive officers of the Company are empowered to make day-to-day investment decisions, including the issuance of commitments on behalf of the Company to purchase mortgage loans and MBSs meeting the investment criteria set from time to time by the Company's Board of Directors. Other than statutory limitations imposed in order to have ICH classified as a REIT, there is no current limitation set by the Board of Directors on the percentage of assets which the Company may invest in any one type of investment or the percentage of MBSs of any one issue which the Company may acquire.

  The Company does not anticipate wide geographic diversification of the properties underlying the Company's mortgage loans and does not expect to set specific limitations on the aggregate percentage of its portfolio composed of such properties located in any one area (whether by state, zip code or other geographic measure). Management estimates that a majority of the mortgage loans held by the Company for portfolio investment will be secured by properties in California. For the three months ended March 31, 1998 and for the Commencement Period, 47% and 52%, respectively, of the Commercial Mortgages purchased by the Company were secured by properties located in California. It is the Company's policy to acquire assets primarily for income and to finance its operations by warehouse lines of credit, reverse repurchase agreements, issuance of CMOs and CMBSs and proceeds from the issuance of capital stock.

CONDUIT OPERATIONS

  ICCC began its mortgage conduit operations in January 1997. The Conduit Operations consist of the origination or purchase and securitization or sale of Commercial Mortgages primarily secured by first liens on commercial properties that are originated in accordance with ICCC's underwriting guidelines. As the Conduit Operations of the Company, ICCC acts as a bulk and flow purchaser of Commercial Mortgages. All Commercial Mortgages originated or purchased by ICCC will be made available for sale to ICH at the same price at which the loans were originated or purchased by ICCC or fair market value at the date of sale and subsequent transfer to ICH. During the three months ended March 31, 1998 and the Commencement Period, ICCC originated or acquired $124.9 million and $233.5 million, respectively, of Commercial Mortgages and sold none and $73.4 million, respectively, of such loans to third party investors. During the same periods the Long-Term Investment Operations acquired
$2.3 million and $58.5 million, respectively, of Commercial Mortgages from ICCC.

  The Company's Conduit Operations operates three divisions: the ConduitExpress Division, the CommercialExpress Division and the CondoSelect Division.

 CONDUITEXPRESS DIVISION

  Correspondent Origination. The Company's ConduitExpress Division offers larger principal balance Commercial Mortgages through specified correspondents such as savings and loan associations, banks, mortgage bankers and other mortgage brokers. These Commercial Mortgages are generally for projects more substantial than those funded by the CommercialExpress Division. The ConduitExpress Division's strategic focus is to be a low cost national originator through a national correspondent network of Commercial Mortgages to be held for investment or sold in the secondary market as whole loans or securitized as CMBSs. A key feature of this approach is the use of a national network of correspondent originators, which enables the Company to shift the high fixed costs of interfacing with the property owner to such correspondents. The marketing strategy for the ConduitExpress Division is designed to accomplish three objectives: (1) attract a geographically diverse group of correspondent loan originators, (2) establish relationships with such correspondents and facilitate their ability to offer a variety of Commercial Mortgage products designed by the ConduitExpress Division and (3) purchase Commercial Mortgages and securitize or sell them in the secondary market or to ICH.

  The ConduitExpress Division's standard programs are adjustable rate Commercial Mortgages with principal balances ranging from $1.5 million to $10.0 million. Such adjustable rate Commercial Mortgages bear interest based on LIBOR, 1-Year CMT or Prime Rate Index plus, in each case, a spread with amortization schedules ranging from 15 to 30 years and maturities of 5 to 15 years with a substantial balloon payment due at maturity and with a maximum LTV generally not to exceed 80%. ICCC utilizes short-term prepayment lock-outs and prepayment penalties to reduce its exposure to prepayments. The ConduitExpress Division also offers fixed rate Commercial Mortgages with a principal amount between $1.5 million and $10.0 million. The amortization schedules range from 15 to 30 years with maturities of 5, 7, 10 or 15 years with a substantial balloon payment due at maturity and with a maximum LTV generally not to exceed 80%. The Division utilizes prepayment lock-out and prepayment penalties with these Commercial Mortgages as well.

  To facilitate its relationship with its correspondents, reduce the Company's reliance on the California market and nationally expand the Company's Commercial Mortgage origination capability, the Company has targeted major metropolitan areas in the United States for correspondent originations in 1998.

  Correspondents are required to meet certain financial, insurance and performance requirements established by ICCC before they are eligible to participate in its correspondent program, and must submit to periodic reviews by ICCC to ensure continued compliance with these requirements. In addition, correspondents are required to have comprehensive loan origination quality control procedures. In connection with its qualification, each correspondent enters into an agreement that generally provides for recourse by ICCC against the correspondent in the event of a breach of representations or warranties made by the correspondent with respect to Commercial Mortgages sold to ICCC. All Commercial Mortgages originated through correspondents are underwritten by ICCC.

  A portion of the adjustable rate Commercial Mortgages originated or purchased by this Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated or purchased will be resold through whole loan bulk sales or securitizations. For the three months ended March 31, 1998 and the Commencement Period, the ConduitExpress Division originated $72.9 million and $159.2 million, respectively, of Commercial Mortgages, of which, none and $20.7 million, respectively, were sold to the Long-Term Investment Operations.

  Bulk Purchases. In addition to originating Commercial Mortgages on a correspondent basis, the Division may in the future purchase Commercial Mortgages in bulk packages and on a flow basis. Bulk loan purchases are in the form of complete loan packages that have been originated and underwritten by financial institutions or Commercial Mortgage brokers. All Commercial Mortgages purchased on a bulk basis will be reviewed by ICCC's underwriting staff to determine that the loan packages are complete and materially comply with the Company's underwriting guidelines. Depending on the size of the pool of Commercial Mortgages purchased, the Company may engage a third-party underwriter to underwrite the Commercial Mortgages, determine credit grade, verify the quality of the appraisal, verify the operations of the property, including the Debt Service Coverage Ratios ("DSCR"), and on Commercial Mortgages with smaller balances, verify the borrower's employment status.

  The Company has established relationships with Commercial Mortgage brokers who are reviewed by the Company to ensure the quality and type of Commercial Mortgages originated. The Company will also analyze the financial conditions of the Commercial Mortgage brokers, including a review of the Commercial Mortgage brokers' licenses and financial statements. Upon approval, the Company expects to require Commercial Mortgage broker to enter into a purchase and sale agreement with customary representations and warranties regarding the loans such Commercial Mortgage broker will sell to the Company.

 COMMERCIALEXPRESS DIVISION

  The CommercialExpress Division markets Commercial Mortgages directly to property owners who seek Commercial Mortgages to purchase a building or refinance an existing mortgage. The CommercialExpress Division offers smaller balance adjustable and fixed rate Commercial Mortgages to project owners or developers for smaller properties and projects than those offered by the ConduitExpress Division. The CommercialExpress Division's standard program are adjustable rate Commercial Mortgages with principal balances ranging from $500,000 to $1.5 million. Such adjustable rate Commercial Mortgages bear interest based on LIBOR, 1-Year CMT or Prime Rate Index plus, in each case, a spread with amortization schedules ranging from 15 to 30 years and maturities of 5 to 15 years with a substantial balloon payment due at maturity and with a maximum LTV generally not to exceed 80%. ICCC utilizes short-term prepayment lock-outs and prepayment penalties to reduce its exposure to prepayments. The CommercialExpress Division also offers fixed rate Commercial Mortgages with a principal amount between $500,000 and $1.5 million. The amortization schedules range from 15 to 30 years with maturities of 5, 7, 10 or 15 years with a substantial balloon payment due at maturity and with a maximum LTV generally not to exceed 80%. The Division utilizes prepayment lock-out and prepayment penalties with these Commercial Mortgages as well. The Commercial Mortgages offered by the CommercialExpress Division generally utilizes non-negotiable loan documents and limited scope third party reports which provide more efficient underwriting and closing.

  Although processing and funding relating to these Commercial Mortgages are performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas such as Atlanta, Dallas and Chicago for the opening of satellite offices for regional originations in 1998. The CommercialExpress Division's marketing strategy is to solicit Commercial Mortgage originations through direct mailings to selected builders and commercial and multi-family real estate brokers, and through advertising in various forms of mass media and trade magazines. The Company believes this centralized approach to processing and closing allows the CommercialExpress Division to originate Commercial Mortgages at a competitive cost. For the three months ended March 31, 1998 and the Commencement Period, the CommercialExpress Division originated $48.6 million and $50.7 million, respectively, of Commercial Mortgages, of which $650,000 and $14.2 million, respectively, were sold to the Long-Term Investment Operations.

 CONDOSELECT DIVISION

  Through its CondoSelect Division, ICCC markets Commercial Mortgages directly to developers and project owners who have completed a condominium complex or the conversion of an apartment complex to a condominium complex, allowing developers and project owners to structure flexible financing on qualified condominium projects. Typical uses of the program are (where existing financing precludes release provisions on individual units), to replace existing matured loans or for acquisition financing. Commercial Mortgages offered by the CondoSelect Division are typically adjustable rate mortgages with an interest rate equal to a spread over six-month LIBOR, with an initial interest rate for the first 12 to 24 months, and are fully amortizing over a 30-year term. The typical Commercial Mortgage is between $3.0 million and $10.0 million, the current maximum LTV limits for such loans are (i) 65% of the combined retail market value of the sum of individual units and (ii) 80% of the value derived from an income approach as an apartment complex and the DSCR generally exceeds 1.25.

  The Company believes an opportunity has developed to finance the sale of previously constructed condominium complexes within certain geographic regions. Increases in the prices of single-family detached homes have decreased the ability of many potential first time home buyers to purchase such properties. In addition, the Company believes that rents for high quality apartments have substantially increased and vacancies for such apartments have substantially decreased. The Company believes that previously constructed condominium complexes have become an important alternative for such first time buyers in certain geographic regions. In many cases tenants or third party buyers can purchase a condominium unit with a total debt service at or near their existing level of rent. These results combined with tax benefits and potential future appreciation provide a significant incentive for the first-time buyer who may be unable to afford a detached single family residence. The Company believes that these conditions provide a substantial financing opportunity.

  The Commercial Mortgages offered by the CondoSelect Division are designed for complete or partial condominium complexes that will be marketed to the home buying community in accordance with market demand. The final loan amount is based on both the retail value of the individual condominium unit and the current multi-family value. Each project must have a verified operating history that will provide adequate net income to cover the debt service.

  The CondoSelect Division offers Commercial Mortgages which require master loan agreements that include provisions for cross-collateralization and cross-default of units within a complex. In addition, Commercial Mortgages offered by the CondoSelect Division are generally with full recourse to the sponsor/developer. The units may be released at par or on an accelerated basis depending on sales absorption, DSCRs and the integrity of sales values. DSCRs of similar income producing properties will be compared with those of the property to be financed at the time of origination of the Commercial Mortgage. The CondoSelect Division originates, underwrites, processes and funds Commercial Mortgages on a retail basis from ICCC's executive offices. For the three months ended March 31, 1998 and the Commencement Period, the CondoSelect Division originated $3.4 million and $23.6 million, respectively, of Commercial Mortgages, of which $1.7 million and $23.6 million, respectively, were sold to the Long-Term Investment Operations.

  The following table sets forth ICCC's Commercial Mortgage originations by type of Commercial Mortgage for the periods shown:

                                                               FOR THE PERIOD
                                                              JANUARY 15, 1997
                                              FOR THE THREE   (COMMENCEMENT OF
                                               MONTHS ENDED  OPERATIONS) THROUGH
                                              MARCH 31, 1998  DECEMBER 31, 1997
                                              -------------- -------------------
                                                    (DOLLARS IN MILLIONS,
                                                EXCEPT FOR AVERAGE LOAN SIZE)
Fixed Rate Loans:
  ConduitExpress Division--
    Volume of Loans..........................   $     72.9        $  142.7
    Percent of total volume..................         58.4%           61.1%
  CommercialExpress Division--
    Volume of Loans..........................         46.3            37.6
    Percent of total volume..................         37.1%           16.1%
  CondoSelect Division--
    Volume of Loans..........................          --              --
    Percent of total volume..................          --              --
                                                ----------        --------
  Total Fixed Rate Loans--
    Volume of Loans..........................   $    119.2        $  180.3
    Percent of total volume..................         95.5%           77.2%
                                                ----------        --------
Variable Rate Loans:
  ConduitExpress Division--
    Volume of Loans..........................   $      --         $   16.5
    Percent of total volume..................          --              7.1%
  CommercialExpress Division--
    Volume of Loans..........................          2.3            13.1
    Percent of total volume..................          1.8%            5.6%
  CondoSelect Division--
    Volume of Loans..........................          3.4            23.6
    Percent of total volume..................          2.7%           10.1%
                                                ----------        --------
  Total Variable Rate Loans--
    Volume of Loans..........................   $      5.7        $   53.2
    Percent of total volume..................          4.5%           22.8%
                                                ----------        --------
Total Loan Originations......................   $    124.9        $  233.5
                                                ==========        ========
Average Loan Size............................   $1,274,000        $474,000

  The credit quality of the loans originated or purchased by ICCC will vary depending upon the specific program under which such loans are purchased.

  ICCC's Commercial Mortgage origination and purchase activities typically focus on those regions of the country where higher volumes of Commercial Mortgages are originated, including Arizona, Arkansas, California, Colorado, Florida, Nevada, New Hampshire, Ohio, Oregon, Texas and Wisconsin. The highest concentration of Commercial Mortgages originated or purchased by ICCC relate to properties located in California because of the generally higher property values and mortgage loan balances prevalent in California. The following table sets forth the geographic distribution of ICCC's Commercial Mortgage originations for the periods shown:

                                                        FOR THE PERIOD FROM
                                                          JANUARY 15, 1997
                                                          (COMMENCEMENT OF
                      FOR THE THREE MONTHS ENDED        OPERATIONS) THROUGH
                             MARCH 31, 1998              DECEMBER 31, 1997
                      ---------------------------    --------------------------
                      AGGREGATE   % OF AGGREGATE     AGGREGATE   % OF AGGREGATE
                      PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL
                       BALANCE        BALANCE         BALANCE       BALANCE
                      ---------   ---------------    ---------   --------------
                                     (DOLLARS IN MILLIONS)
California...........  $ 58.9         47.2%           $ 121.3        52.0%
Washington...........    16.7         13.4                --          --
Texas................     9.8          7.8               16.6         7.1
Arizona..............     9.1          7.3               30.2        12.9
Oregon...............     8.3          6.7                2.9         1.2
Minnesota............     5.0          4.0                --          --
Nevada...............     4.6          3.7                9.7         4.2
Connecticut..........     4.5          3.6                --          --
Wisconsin............     3.4          2.7                2.9         1.2
Colorado.............     2.5          2.0                4.3         1.8
Mississippi..........     1.3          1.0                --          --
Ohio.................     --           --                27.9        11.9
Arkansas.............     --           --                 4.5         2.0
New Hampshire........     --           --                 4.7         2.0
Florida..............     --           --                 4.3         1.8
Others (1)...........     0.8          0.6                4.2         1.9
                       ------        -----             ------       -----
                       $124.9        100.0%            $233.5       100.0%
                       ======        =====             ======       =====

--------
(1) No other state accounted for over 1% of mortgage loans originations or acquisitions for the three months ended March 31, 1998 and the Commencement Period.

  ICCC generally originates Commercial Mortgages and retains servicing rights due to its belief that control over the servicing and collection functions with respect to such Commercial Mortgages is important to the realization of a satisfactory return thereon. In connection therewith, the Company has contracted with Westco Real Estate Services and Wendover Funding Corporation for the performance of such servicing functions. While the Company expects to have its loans sub-serviced by others, ICCC may be retained for special servicing on the securities it issues. As part of this process, the Company may in the future form a separate collection group to assist sub-servicers in the servicing of these Commercial Mortgages, see "--Servicing."

 PRICING

  ICCC sets purchase prices at least once every business day for Commercial Mortgages it originates through its Conduit Operations based on prevailing market conditions. Different prices are established for the various types of Commercial Mortgages and rate-lock periods. ICCC's standard pricing is based on factors such as the anticipated price it would receive upon sale or securitization of such Commercial Mortgages, the anticipated interest spread realized during the accumulation period, the targeted profit margin and the anticipated issuance, credit enhancement and ongoing administrative costs associated with such sale or securitization. The credit enhancement cost component of ICCC's pricing is established for individual Commercial Mortgages or pools of Commercial Mortgages based upon the characteristics of such loans or loan pools. As the characteristics of the Commercial Mortgages or pools of Commercial Mortgages vary, this cost component is correspondingly adjusted upward or downward to reflect such variation. ICCC's adjustments are reviewed periodically by management to reflect changes in the cost of credit enhancements, see "-- Securitization and Sale Process."

  Following the issuance of a rate-lock, ICCC is subject to the risk of interest rate fluctuations and enters into hedging transactions to diminish such risk. Hedging transactions may include, interest rate caps, floors and swaps, mandatory forward sales, mandatory or optional sales of futures and other financial futures transactions including U.S. Treasury obligations. The nature and quantity of hedging transactions are determined by the Company based on various factors, including market conditions, expected duration of the Commercial Mortgages and the expected securitization of Commercial Mortgage purchases. Gains and losses on hedging transactions are deferred until subsequent sale of the Commercial Mortgages.

 UNDERWRITING AND QUALITY CONTROL

  Origination and Purchase Guidelines. ICCC has developed comprehensive guidelines for the origination or purchase of Commercial Mortgages by the Conduit Operations. Subject to certain exceptions, each Commercial Mortgage originated or purchased must conform to program guidelines with respect to, among other things, loan amount, type of property, loan-to-value ratio, type and amount of insurance, credit history of the borrower, DSCRs, sources of funds, appraisals and loan documentation. ICCC also performs a legal documentation review prior to the origination or purchase of any Commercial Mortgage. Additionally, for Commercial Mortgages that are underwritten by contract underwriters, ICCC does not perform a full underwriting review prior to origination or purchase, but instead relies on the credit review and analysis performed by the contract underwriter, as well as its own pre-purchase eligibility process to ensure that the loan meets the program acceptance guidelines and a post-purchase quality control review.

  Underwriting Methods. Commercial Mortgages have maximum loan amounts and LTV's and minimum DSCRs which are determined from time-to-time by the executive committee of ICCC. The DSCR for any Commercial Mortgage is the ratio of net operating income produced by the related mortgaged property to the monthly payment due from the borrower on such property, in most cases as underwritten by the related originator and verified by the appraiser, to the amounts of principal and interest due under such Commercial Mortgages. Generally, net operating income for a mortgaged property equals the operating revenues for such mortgaged property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commissions and similar items. Appraisals and field inspections (performed by outside and certified inspectors) and title insurance are required for each Commercial Mortgage.

  ICCC's underwriting standards under its Commercial Mortgage lending programs are primarily intended to assess the economic value of the mortgaged property and the financial capabilities, credit standing and managerial ability of the borrower. In determining whether a loan should be made, ICCC will consider, among other things, the borrower's management experience, DSCRs, the borrower's overall financial position and the adequacy of such property as collateral for the Commercial Mortgage, and ICCC may also consider the creditworthiness of the borrower, the borrower's income, and liquid assets and liabilities. While the primary consideration in underwriting a Commercial Mortgage is the property securing the Commercial Mortgage and its net operating income, sufficient documentation on the borrower is required to establish the financial strength and ability of the borrower to successfully operate the property and meet its obligations under the note and deed of trust. Generally, Commercial Mortgages from the CondoSelect Division require recourse against the related borrower in the form of a guarantee.

  The Commercial Mortgage lending programs require that the property and records relating to the property are inspected to determine the number of units that can be rebuilt under current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards, flood zones and fire stations, whether there are any environmental factors and whether a tract map has been recorded. The property must front on publicly dedicated and maintained streets with provisions for an adequate and safe ingress and egress. Properties that share an ingress and egress through an easement or private road must have a recorded non-exclusive easement. Recreational facilities and amenities, if any, must be located on site and be under the exclusive control of the owner of the premises. If available, engineering reports concerning the condition of the major building components of the property are reviewed as is a ground lease analysis if the property is on leased ground. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions, easements or reservations of mineral interests in the property. The properties are appraised by independent appraisers approved by ICCC.

  In addition to the considerations set forth above, with respect to Commercial Mortgages secured by commercial properties, ICCC's underwriting policies typically require that the usage is permitted under local zoning and use ordinances and the utilization of the commercial space is compatible with the property and neighborhood. If the property is an office building, the office building must have a stable occupancy history, must be located in a good office market area and in a conforming neighborhood, must have adequate parking and must be fire sprinkler equipped. Industrial properties must be located in a conforming industrial marketplace and may not be used for the production, storage or treatment of toxic waste. Retail properties must be highly visible and located on a heavily traveled thoroughfare and typically have tenants on term leases. ICCC does not generally make loans secured by a property that has any of the following characteristics; inadequate maintenance or repairs as determined by ICCC, the property is subject to covenants, the property is not to code or the cost of restoring the property to code is prohibitive or existence of or potential for contamination by hazardous toxic materials evidenced in environmental reports obtained by ICCC.

  ICCC analyzes the financial statements of the borrower to determine the borrower's equity in the mortgaged property and overall capitalization, particularly as it relates to real estate mortgage demands on equity. If the borrower's holdings are heavily encumbered so that the debt service requirements consume a high percentage of the rental income from the mortgaged property, or consist substantially of unimproved or underimproved properties having little or no gross income, ICCC analyzes whether the borrower will be able to meet all of the mortgaged property's loan obligations (expenses, debt service and equity return). In addition to DSCRs, the borrower's income and expense ratios may be calculated.

  In addition to the income from the mortgaged property, ICCC also evaluates the borrower's income as a possible secondary source of repayment for the Commercial Mortgage. In analyzing such income, ICCC considers, among other factors, employment or business history of borrower and the stability and seasonality of the borrower's current employment or business. If the borrower derives income from rental property, ICCC evaluates the experience of the manager of the rental property, type of tenancy and the cash flow generated by the borrower's real estate portfolio. ICCC also reviews the borrower's credit history to determine the borrower's ability and willingness to repay debts. In general, ICCC will not grant a Commercial Mortgage to a borrower who has a history of slow payments or delinquencies, bankruptcies, collection actions, foreclosures or judgments against the borrower without adequate explanations for each exception.

SECURITIZATION AND SALE PROCESS

  General. The Conduit Operations utilizes warehouse line agreements with ICH to finance the origination and purchase of Commercial Mortgages. For a description of the terms of the Company's existing warehouse line agreements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." When a sufficient volume of Commercial Mortgages with similar characteristics has been accumulated, generally $200 million to $300 million or more than 100 Commercial Mortgages, ICCC will securitize them through the issuance of CMBSs in the form of REMICs or resell them in bulk whole loan sales. It is anticipated that the period between the time ICCC commits to purchase a Commercial Mortgage and the time it sells or securitizes Commercial Mortgages will generally range from 90 to 180 days, depending on certain factors, including the length of the purchase commitment period, the loan volume by product type and the securitization process.

  Any decision to form a REMIC or to sell Commercial Mortgages in bulk by ICCC is influenced by a variety of factors. REMIC transactions are generally accounted for as sales of the Commercial Mortgages and can eliminate or minimize any long-term residual investment in such loans. REMIC securities consist of one or more classes of "regular interests" and a single class of "residual interest." The regular interests are tailored to the needs of investors and may be issued in multiple classes with varying maturities, average lives and interest rates. These regular interests are predominantly senior securities but, in conjunction with providing credit enhancement, may be subordinated to the rights of other regular interests. The residual interest represents the remainder of the cash flows from the Commercial Mortgages (including, in some instances, reinvestment income) over the amounts required to be distributed to the regular interests. In some cases, the regular interests may be structured so that there is no significant residual cash flow, thereby allowing ICCC to sell its entire interest in the Commercial Mortgages. As a result, in some cases, all of the capital originally invested in the Commercial Mortgages by the Company is redeployed in the Conduit Operations. As part of its operations, the Company may retain regular and residual interests on a short-term or long-term basis.

  Credit Enhancement. Any REMICs or CMOs created by the Conduit Operations or the Long-Term Investment Operations are expected to be structured so that one or more of the classes of such securities are rated investment grade by at least one nationally recognized rating agency. In contrast to agency certificates (pass-through certificates guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Governmental National Mortgage Association) in which the principal and interest payments are guaranteed by the U.S. government or an agency thereof, securities created by Conduit Operations or the Long-Term Investment Operations do not benefit from any such guarantee. The ratings for the Conduit Operations' REMICs or the Long-Term Investment Operations' CMOs are based upon the perceived credit risk by the applicable rating agency of the underlying Commercial Mortgages, the structure of the securities, and the associated level of credit enhancement. Credit enhancement is designed to provide protection to the security holders in the event of borrower defaults and other losses including those associated with fraud or reductions in the principal balances or interest rates on Commercial Mortgages as required by law or a bankruptcy court.

  The Conduit Operations or the Long-Term Investment Operations may utilize multiple forms of credit enhancement, including special hazard insurance, letters of credit, over-collateralization and subordination or any combination thereof. In determining whether to provide credit enhancement through subordination or other credit enhancement methods, the Conduit Operations and the Long-Term Investment Operations take into consideration the costs associated with each method.

  Each series of CMBSs is typically fully payable from the mortgage assets underlying such series, and the recourse of investors is limited to such assets and any associated credit enhancement features, such as senior/subordinated structures. To the extent the Company holds subordinated securities, a form of credit enhancement, the Company generally bears all losses prior to the related senior security holders. Generally, any losses in excess of the credit enhancement obtained are borne by the security holders. Except in the case of a breach of the standard representations and warranties made by the Company when Commercial Mortgages are securitized, such securities are non-recourse to the Company. Typically, the Company has recourse to the correspondents of Commercial Mortgages for any such breaches, but there are no assurances of the correspondent's abilities to honor their respective obligations.

  Ratings of CMBSs are based primarily upon the characteristics of the pool of underlying Commercial Mortgages and associated credit enhancements. A decline in the credit quality of such pools (including delinquencies and/or credit losses above initial expectations), or adverse developments in general economic trends affecting real estate values or the mortgage industry, could result in downgrades of such ratings.

HEDGING

  The Company conducts certain hedging activities in connection with both its Long-Term Investment Operations, only with respect to its liabilities, and its Conduit Operations.

  Long-Term Investment Operations. To the extent consistent with ICH's election to qualify as a REIT, the Company follows a hedging program intended to protect against interest rate changes and to enable the Company to earn net interest income in periods of generally rising, as well as declining or static, interest rates. Specifically, the Company's hedging program is formulated with the intent to offset the potential adverse effects resulting from (1) interest rate adjustment limitations on its mortgage loans and MBSs and (2) the differences between the interest rate adjustment indices and interest rate adjustment periods of its adjustable rate mortgage loans secured by such loans and related borrowings. As part of its hedging program, the Company also monitors on an ongoing basis the prepayment risks that arise in fluctuating interest rate environments.

  The Company's hedging program encompasses a number of procedures. The Company will structure its borrowing agreements to have a range of different maturities. As a result, the Company may adjust the average maturity of its borrowings on an ongoing basis by changing the mix of maturities as borrowings come due and are renewed. In this way, the Company would minimize any differences between interest rate adjustment periods of mortgage loans and related borrowings that may occur due to prepayments of mortgage loans or other factors.

  The Company may occasionally purchase interest rate caps to limit or partially offset adverse changes in interest rates associated with its borrowings. In a typical interest rate cap agreement, the cap purchaser makes an initial lump sum cash payment to the cap seller in exchange for the seller's promise to make cash payments to the purchaser on fixed dates during the contract term if prevailing interest rates exceed the rate specified in the contract. In this way, the Company generally hedges as much of the interest rate risk arising from lifetime rate caps on mortgage loans and from periodic rate and/or payment caps as the Company determines is in the best interests of the Company, given the cost of such hedging transactions and the need to maintain ICH's status as a REIT. Such periodic caps on the Company's mortgage loans may also be hedged by the purchase of mortgage derivative securities. Mortgage derivative securities can be effective hedging instruments in certain situations as the value and yields of some of these instruments tend to increase as interest rates rise and tend to decrease in value and yields as interest rates decline, while the experience for others is the converse. The Company intends to limit its purchases of mortgage derivative securities to investments that qualify as qualified REIT assets or qualified hedges so that income from such investments will constitute qualifying income for purposes of the 95% and 75% gross income tests. To a lesser extent, the Company, through its Conduit Operations, may enter into interest rate swap agreements, buy and sell financial futures contracts and options on financial futures contracts and trade forward contracts as a hedge against future interest rate changes; however, the Company will not invest in these instruments unless the Company and the Manager are exempt from the registration requirements of the Commodity Exchange Act or otherwise comply with the provisions of that Act. The REIT provisions of the Code may restrict the Company's ability to purchase certain instruments and may severely restrict the Company's ability to employ other strategies. In all its hedging transactions, the Company deals only with counterparties that the Company believes are sound credit risks.

  Conduit Operations. In conducting its Conduit Operations, ICCC is subject to the risk of rising mortgage interest rates between the time it commits to purchase Commercial Mortgages at a fixed price or rate and the time it sells or securitizes those Commercial Mortgages. To mitigate this risk, ICCC enters into transactions designed to hedge interest rate risks, which may include mandatory and optional forward selling of Commercial Mortgages and buying and selling of futures and options on futures and U.S. Treasury obligations. The nature and quantity of these hedging transactions are determined by the management of ICCC or RAI, the Manager of the Company, based on various factors, including market conditions and the average duration of the mortgage loans and the expected subordination of the mortgage loans upon securitization. See "RAI Advisors, LLC."

  Costs and Limitations. The Company has implemented a hedging program designed to provide a level of protection against interest rate risks. However, an effective hedging strategy is complex, and no hedging strategy can completely insulate the Company from interest rate risks. Moreover, as noted above, certain of the federal income tax requirements that ICH must satisfy to qualify as a REIT limit the Company's ability to fully hedge its interest rate risks. The Company monitors carefully, and may have to limit, its hedging strategies to assure that it does not realize excessive hedging income or hold hedging assets having excess value in relation to total assets, which would result in ICH's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause.

  In addition, hedging involves transaction and other costs, and such costs increase dramatically as the period covered by the hedging protection increases and also increase in periods of rising and fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, without significantly reducing the Company's return on equity.

SERVICING

  The Company currently purchases all of its mortgage loans on a "servicing released" basis and thereby acquires the servicing rights. Mortgage loans purchased on a servicing released basis are unencumbered by any obligation on the part of the party purchasing the mortgages to pay a fee to a third party to service the mortgage loans. The rights of any party to service mortgage loans for a fee are commonly referred to as "mortgage loans servicing rights" or "MSRs." The Company has established guidelines for the servicing of mortgage loans and for monitoring the performance of other loan servicers which service mortgage loans for the Company. Servicing includes collecting and remitting loan payments, making required advances, accounting for principal and interest, holding escrow or impound funds for payment of taxes and insurance, making required inspections of the mortgaged property, contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of unremedied defaults in accordance with the Company's guidelines.

  The following table sets forth certain information regarding ICCC's servicing portfolio of loans for the period shown:

                                                            FOR THE PERIOD FROM
                                                             JANUARY 15, 1997
                                             FOR THE THREE   (COMMENCEMENT OF
                                              MONTHS ENDED  OPERATIONS) THROUGH
                                             MARCH 31, 1998  DECEMBER 31, 1997
                                             -------------- -------------------
                                              (DOLLARS IN MILLIONS, EXCEPT FOR
                                                     AVERAGE LOAN SIZE)
Beginning servicing portfolio..............     $  169.2         $    --
Loans added to the servicing portfolio.....        124.9            251.1
Loans sold servicing released and principal
 paydowns .................................         (6.4)           (81.9)
                                                --------         --------
Ending servicing portfolio.................     $  287.7         $  169.2
                                                ========         ========
Number of loans serviced...................          554              559
Average loan size..........................     $519,000         $303,000

  The Company subcontracts all of its servicing obligations under Commercial Mortgages purchased on a "servicing released basis" or originated pursuant to sub-servicing agreements (the "Sub-Servicing Agreements") with terms that are in accordance with ICCC's guidelines, the Commercial Mortgage documents, customary and usual standards for servicers of Commercial Mortgages and applicable laws. Commercial Mortgage servicing fees paid to these sub-servicers generally range from 0.03% to 0.25% per annum on the declining principal balances of the loans sub-serviced or an amount based on the type and number of loans serviced. Each sub-servicer is required to pay all expenses related to the performance of its duties under the Sub-Servicing Agreement. Each Sub-Servicing Agreement is cancelable by either party upon giving notice. The Company believes that the terms of the Sub-Servicing Agreements are comparable to industry standards.

  The Company may terminate a Sub-Servicing Agreement with any sub-servicer upon the occurrence of one or more of the events specified in the Sub-Servicing Agreement. Such events generally relate to the sub-servicer's proper and timely performance of its duties and obligations under the Sub-Servicing Agreement and the sub-servicer's financial stability. In addition, the Company will have the right to terminate any Sub-Servicing Agreement with respect to any or all of the Commercial Mortgages subserviced thereunder, without cause upon 30 to 90 days' notice and may require a termination fee that is comparable to termination fees generally found in the industry. If required, the termination fee will be based on the aggregate outstanding principal amount of the Commercial Mortgages then serviced under the Sub-Servicing Agreement. Each Sub-Servicing Agreement will provide that the subservicer may not assign any of its rights or obligations with respect to the Commercial Mortgages serviced for the Company without the Company's consent. With respect to Commercial Mortgages that support CMOs or CMBSs, the Company may not be able to terminate a sub-servicer without the approval of the trustee or bond insurer for such securities.

  In the future, ICCC may offer its correspondents of Commercial Mortgages the opportunity to retain commercial mortgage servicing rights to the Commercial Mortgages sold by them to the Company but only to the extent that it is consistent with ICH's classification as a REIT. Each servicer will enter into an agreement with the Company to service the Commercial Mortgages for ICCC in accordance with ICCC's guidelines, the Commercial Mortgage documents, customary and usual standards for servicers of Commercial Mortgages and applicable laws (the "Servicing Agreements"). The Company believes that the terms of these Servicing Agreements will be comparable to industry standards.

  Commercial mortgage servicing fees payable to the servicers under the Servicing Agreements will generally range from 0.125% to 0.375% per annum on the declining principal balances of the Commercial Mortgages serviced. As additional compensation, each servicer will retain any late payment charges collected from borrowers and assumption and other ancillary fees collected from borrowers in connection with the servicing of the Commercial Mortgages. Additionally, each servicer may retain any benefit derived from the interest earned on principal and interest payments held between the date of receipt and the date of remittance to the Company and from interest earned on tax and insurance impound funds to the extent not payable to the borrowers. Each servicer will be required to pay all of its expenses related to the performance of its duties under the Servicing Agreement.

  The servicer will be required to make advances of principal and interest, taxes and required insurance premiums that are not collected from borrowers with respect to any Commercial Mortgage, only if the servicer determines that such advances are recoverable from the mortgagor, insurance proceeds or other sources with respect to such Commercial Mortgage. If such advances are made, the servicer generally will be reimbursed prior to the Company receiving the remaining proceeds. The servicer also will be entitled to reimbursement by the Company for expenses incurred by it in connection with the liquidation of defaulted Commercial Mortgages and in connection with the restoration of mortgaged property. If claims are not made or paid under applicable insurance policies or if coverage thereunder has ceased, the Company suffers a loss to the extent that the proceeds from liquidation of the mortgaged property, after reimbursement of the servicer's expenses in the sale, are less than the principal balance of the related Commercial Mortgage. The servicer will be responsible to the Company for any loss suffered as a result of the servicer's failure to make and pursue timely claims or as a result of actions taken or omissions by the servicer which cause the policies to be canceled by the insurer. Each servicer will be required to represent and warrant that the Commercial Mortgages it services comply with any loan servicing guidelines promulgated by the Company and agree to repurchase, at the request of the Company, any Commercial Mortgage it services in the event that the servicer fails to make such representations or warranties or any such representation or warranty is untrue.

  At March 31, 1998, there were no delinquencies on mortgage loans comprising the Company's servicing portfolio. The Commercial Mortgages originated by ICCC since its inception have not been outstanding for any periods commencing earlier than January 15, 1997. Consequently, the Company's delinquency and foreclosure experience to date may not be indicative of future results.

  During periods of declining interest rates, prepayments on mortgage loans increase as borrowers look to refinance at lower rates, resulting in a decrease in the value of the mortgage loan servicing portfolio. Mortgage loans with higher interest rates are more likely to result in prepayments.

  The following table sets forth certain information regarding the number of and aggregate principal balance of the Commercial Mortgages serviced by ICCC, including both fixed and adjustable rate Commercial Mortgages, at various mortgage interest rates for the periods shown:

                                                  PERIOD FROM JANUARY 15, 1997
                  FOR THE THREE MONTHS ENDED      (COMMENCEMENT OF OPERATIONS)
                        MARCH 31, 1998             THROUGH DECEMBER 31, 1997
               -------------------------------- --------------------------------
                        AGGREGATE   WEIGHTED             AGGREGATE   WEIGHTED
                NUMBER  PRINCIPAL    AVERAGE     NUMBER  PRINCIPAL    AVERAGE
               OF LOANS  BALANCE  INTEREST RATE OF LOANS  BALANCE  INTEREST RATE
               -------- --------- ------------- -------- --------- -------------
                                     (DOLLARS IN MILLIONS)
7.00-7.49%...     11     $ 53.1        7.33%        4     $ 18.8        7.38%
7.50-7.99....     26       66.0        7.65         9       29.0        7.63
8.00-8.49....     50       71.4        8.25        24       38.8        8.32
8.50-8.99....    322       53.9        8.72       351       41.3        8.75
9.00-9.49....    128       36.2        9.21       152       33.8        9.21
9.50-9.99....     13        5.5        9.70        15        5.9        9.73
10.00-10.49..      4        1.6       10.09         4        1.6       10.09
                 ---     ------       -----       ---     ------       -----
  Total......    554     $287.7        8.19%      559     $169.2        8.45%
                 ===     ======       =====       ===     ======       =====

  The following table sets forth the geographic distribution of ICCC's servicing portfolio for the periods shown:

                                                             PERIOD FROM JANUARY 15, 1997
                            FOR THE THREE MONTHS ENDED       (COMMENCEMENT OF OPERATIONS)
                                  MARCH 31, 1998               THROUGH DECEMBER 31, 1997
                         --------------------------------- ---------------------------------
                                  AGGREGATE % OF AGGREGATE          AGGREGATE % OF AGGREGATE
                          NUMBER  PRINCIPAL   PRINCIPAL     NUMBER  PRINCIPAL   PRINCIPAL
                         OF LOANS  BALANCE     BALANCE     OF LOANS  BALANCE     BALANCE
                         -------- --------- -------------- -------- --------- --------------
                                                (DOLLARS IN MILLIONS)
California..............    86     $131.0         45.5%       54     $ 73.3        43.3%
Ohio....................    12       27.7          9.7        12       27.8        16.5
Florida.................     2        4.3          1.5         2        4.3         2.5
Nevada..................     7       12.2          4.3         5        7.7         4.6
Washington..............     3       16.7          5.8       --         --          --
Oregon..................     4       11.1          3.9       --         --          --
Arizona.................   363       36.4         12.7       411       30.7        18.1
Colorado................   --         --           --         41        2.1         1.3
Texas...................    12       24.5          8.5         6       15.0         8.8
Minnesota...............     3        5.0          1.7       --         --          --
Connecticut.............     5        4.5          1.6       --         --          --
Wisconsin...............    47        5.9          2.1        21        2.8         1.6
Others (1)..............    10        8.4          2.7         7        5.5         3.3
                           ---     ------       ------       ---     ------       -----
                           554     $287.7       100.00%      559     $169.2       100.0%
                           ===     ======       ======       ===     ======       =====

--------
(1) No other state accounted for greater than 1% of the Company's Commercial Mortgage Servicing Portfolio for the three months ended March 31, 1998 and the Commencement Period.

  The Company will issue CMBSs or CMOs backed by the Commercial Mortgages it originates or purchases through its Conduit Operations. When CMBSs or CMOs are issued, a trust is created, and Commercial Mortgages are deposited into the trust for the benefit of the holders of the securities. When the trust is created, the loan servicing function for the Commercial Mortgages deposited into the trust are commonly divided into two areas of responsibility: master servicing and special servicing. The trustee and the depositor of the Commercial Mortgages enter into an agreement, typically called a pooling and servicing agreement, with one or more parties who will assume the responsibilities for master servicing and special servicing. Master servicing generally includes all of the servicing activities associated with non-defaulted Commercial Mortgages which typically includes collecting and remitting loan payments, making required advances, accounting for principal and interest, holding escrow impound or reserve funds for payment of taxes and insurance, making inspections or improvements of the mortgaged property, and remitting funds and reporting to the trustee. Special servicing generally includes managing all loan default matters and other more complicated issues associated with the servicing of the loans. Special servicing generally includes contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of borrower defaults which are not remedied. Special servicing also includes overseeing condemnation issues, insurance claims for casualty losses on collateral property and other matters of this nature. ICCC contracts with qualified Commercial Mortgage master servicers to assume the master servicing role in these securitizations and ICCC acts as special servicer. The Company believes that acting as special servicer will allow it to monitor and manage those matters of significant risk associated with the Commercial Mortgages. In this manner, the Company believes it will be best positioned to protect any beneficial interest it may retain in the trusts it creates. However, the Company reserves the right to act as either the master servicer, the special servicer, both or neither in the future. In addition, ICCC acts as the servicer for all loans purchased by the Long-Term Investment Operations. With respect to its function as a servicer for the Long-Term Investment Operations, ICCC and ICH entered into a Servicing Agreement having terms substantially similar to those described above.

  When ICCC purchases Commercial Mortgages that include the associated servicing rights ("CMSRs") or originates Commercial Mortgages, the allocated cost of the servicing rights will be reflected on its financial statements as CMSRs. CMSRs will be amortized in proportion to, and over the period of, expected future net servicing income.

  SFAS No. 125 requires that a portion of the cost of originating or purchasing a mortgage loan be allocated to the mortgage loan servicing rights based on its fair value relative to the fair value of the components of the loan. To determine the fair value of the servicing rights created, ICCC uses a valuation model that calculates the present value of future net servicing revenues to determine the fair value of the servicing rights. In using this valuation method, ICCC incorporates assumptions that it believes market participants would use in estimating future net servicing income which include estimates of the cost of servicing or subservicing, an inflation rate, ancillary income per Commercial Mortgage, a prepayment rate, loss severity, a default rate and a discount rate commensurate with the risks involved.

  MSRs are subject to some degree of volatility in the event of unanticipated prepayments or defaults. Prepayments in excess of those anticipated at the time MSRs are recorded could result in a decline in the fair value of the MSRs below their carrying value requiring a provision to increase the MSRs valuation allowance. The rate of prepayment of mortgage loans is affected by a variety of economic and other factors, including prevailing interest rates and the availability of alternative financing. The effect of those factors on mortgage loan prepayment rates may vary depending on the particular type of mortgage loan. Estimates of prepayment rates are made based on management's expectations of future prepayment rates, which are based, in part, on the historical rate of prepayment of ICCC's Commercial Mortgages, and other considerations. There can be no assurance of the accuracy of the Company's prepayments estimates. If actual prepayments with respect to mortgage loans serviced occur more quickly than were projected at the time such mortgage loans were sold, the carrying value of the MSRs may have to be reduced through a provision recorded to increase the MSRs valuation allowance in the period the fair value declined below the MSR carrying value. If actual prepayments with respect to mortgage loans occur more slowly than estimated, the carrying value of MSRs would not increase, although total income would exceed previously estimated amounts and the related valuation allowances, if any, could be unnecessary.

REGULATION

  The rules and regulations applicable to the Conduit Operations, among other things, prohibit discrimination and establish underwriting guidelines that include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts. Commercial Mortgage origination and purchase activities are subject to, among other laws, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder that prohibit discrimination and require the disclosure of certain basic information to mortgagors concerning credit terms and settlement costs.

  Additionally, there are various state and local laws and regulations affecting the Conduit Operations. ICCC is licensed in those states requiring such a license. Mortgage operations also may be subject to applicable state usury statutes. The Company believes it is presently in material compliance with all material rules and regulations to which it is subject.

COMPETITION

  In originating Commercial Mortgages and issuing CMBSs, the Company competes with established mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers, insurance companies, other lenders and other entities purchasing mortgage assets. CMBSs issued by the Conduit Operations and CMOs issued by the Long-Term Investment Operations face competition from other investment opportunities available to prospective investors.

  The Company faces competition in its Conduit Operations from other financial institutions, including but not limited to banks and investment banks. Many of the institutions with which the Company competes in its Conduit Operations have significantly greater financial resources than the Company.

  Other multifamily residences, self-storage facilities, retail shopping facilities, office buildings and combination warehouse/industrial facilities located in the areas of the mortgaged properties securing the Company's Commercial Mortgages compete with the mortgaged properties of such types to attract residents, retail correspondents, tenants and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Commercial Mortgage competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Commercial Mortgage may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from the market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

  In acquiring residential mortgage loans and residential mortgage backed securities, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, and other entities purchasing mortgage assets, most of which have greater financial resources than the Company. The existence of these competitors may increase competition for the available supply of residential mortgage assets suitable for purchase by the Company. Increased competition for the acquisition of eligible residential mortgage assets or a diminution in the supply could result in higher prices and, thus, lower yields on such residential mortgage assets.

EMPLOYEES

  All employees and operating management of the Company are also employees of ICCC. As of March 31, 1998, ICCC had 60 employees. The Company believes that relations with its employees are good. The Company is not a party to any collective bargaining agreement.

FACILITIES

  Pursuant to the Management Agreement, RAI contracts with IMH to provide space for the Company's executive offices and administrative facilities at IMH's executive offices in Santa Ana Heights, California. ICCC currently occupies, and is fully utilizing, approximately 18,000 square feet of office space in Irvine, California under a premises operating lease expiring in November 2000.

  In August 1997, ICH and IMH each purchased, for cash, a 50% interest in a commercial office building in Newport Beach, California. ICH and IMH financed the commercial property with a $5.2 million loan from ICCC. See "Certain Transactions--Transactions with Other Affiliates--Credit Arrangements." The Company expects ICCC to begin relocating employees to the building in 1998 with relocation scheduled for completion in 1999. Management believes that these facilities will adequately provide for the Company's growth needs for the foreseeable future.

LEGAL PROCEEDINGS

  The Company is not a party to any material legal proceedings.

                        IMPAC COMMERCIAL HOLDINGS, INC.

DIRECTORS AND EXECUTIVE OFFICERS

  The Company was incorporated in the State of Maryland on February 3, 1997. The following table sets forth certain information with respect to the directors and executive officers of ICH and ICCC:

 NAME                        AGE                    POSITION
 ----                        ---                    --------
 Joseph R. Tomkinson (S)....  50 Chairman of the Board and Chief Executive
                                  Officer of ICH and Chairman of the Board and
                                  Chief Executive Officer of ICCC
 William S. Ashmore.........  48 President and Chief Operating Officer of ICH,
                                  Executive Vice President and Director of ICCC
 Richard J. Johnson.........  36 Executive Vice President, Chief Financial
                                  Officer, Treasurer and Secretary of ICH and
                                  ICCC and Director of ICCC
 William D. Endresen........  43 Senior Vice President of ICH and President and
                                  Director of ICCC
 Mary C. Glass-Schannault...  44 Senior Vice President of ICH and Senior Vice
                                  President of ICCC
 James Walsh................  48 Director of ICH
 Frank P. Filipps 0.........  50 Director of ICH
 Stephan R. Peers 0.........  45 Director of ICH
 Thomas J. Poletti+, (S)....  40 Director of ICH
 Timothy R. Busch+, 0, (S)..  44 Director of ICH

 Key Employees
 Lawrence R. Goswiller......  45 Senior Vice President of Loan Administration
                                  and Chief Credit Officer
 Gretchen Brunk.............  33 Senior Vice President, Chief Accounting
                                  Officer
 Todd R. Taylor.............  33 Vice President, Controller

--------
+   Unaffiliated Director
0   Member of Audit Committee
(S) Member of Compensation Committee

  JOSEPH R. TOMKINSON has been Chairman of the Board and Chief Executive Officer of ICH and Chairman of the Board and Chief Executive Officer of ICCC since their formation. Mr. Tomkinson has been the Vice Chairman of the Board and Chief Executive Officer of IMH and Chairman of the Board of IFC and IWLG since August 1995. In April 1998, he became Chairman of the Board of IMH. Mr. Tomkinson served as President and Chief Operating Officer of ICII (Nasdaq-
ICII) from January 1992 to February 1996 and, from 1986 to January 1992, he was President of Imperial Bank Mortgage, a subsidiary of Imperial Bank, one of the companies that combined to become ICII in 1992. Mr. Tomkinson has been a Director of ICII since December 1991. From 1984 to 1986, he was employed as Executive Vice President of Loan Production for American Mortgage Network, a privately owned mortgage banker. Mr. Tomkinson brings 22 years of combined experience in real estate, real estate financing and mortgage banking to the Company. Mr. Tomkinson is also director of BNC Mortgage, Inc. (Nasdaq-BNCM).

  WILLIAM S. ASHMORE has been President and Chief Operating Officer of ICH and Executive Vice President and a Director of ICCC since their formation. Mr. Ashmore has been President and Chief Operating Officer of IMH, Executive Vice President and a Director of IFC and President and a Director of IWLG since August 1995. In March 1997, Mr. Ashmore became President of IFC and in July 1997 he became a Director of IMH. From August 1993 to February 1996, he was Executive Vice President and a Director of Secondary Marketing at ICII, having been its Senior Vice President of Secondary Marketing since January 1988. From 1985 to 1987, he was Chief Executive Officer and Vice Chairman of the Board of Century National Mortgage Corporation, a wholesale mortgage banking company. From 1978 to 1985, Mr. Ashmore was President and co-owner of Independent Homes Real Estate Company, which evolved in 1980 into a mortgage banking firm that was sold to Century National Bank in 1985. Mr. Ashmore has over 20 years of combined experience in real estate, real estate financing and mortgage banking.

  RICHARD J. JOHNSON has been Senior Vice President, Chief Financial Officer, Treasurer and Secretary of ICH and ICCC and a Director of ICCC since their formation. Effective January 1998, Mr. Johnson became Executive Vice President of ICH. Mr. Johnson has been Executive Vice President since January 1998 (after being Senior Vice President since August 1995), Chief Financial Officer, Treasurer and Secretary of IMH and IFC since August 1995, and a Director of IFC since March 1996. From September 1992 to March 1995, Mr. Johnson was Senior Vice President and Chief Financial Officer of ICII. From November 1989 to September 1992, Mr. Johnson was Vice President and Controller of ICII. From February 1988 to October 1989, he was Vice President and Chief Financial Officer of Bayhill Service Corporation, a mortgage banking company, and Vice President of Capital Savings and Loan, the parent of Bayhill Service Corporation. From January 1987 to February 1988, Mr. Johnson was Vice President of Finance for Merrill Lynch Huntoon Paige, Inc., a mortgage banking subsidiary of Merrill Lynch Capital Markets. Mr. Johnson is a Certified Public Accountant.

  WILLIAM D. ENDRESEN has been Senior Vice President of ICH and President and Director of ICCC since their formation. From 1995 through February 1997, Mr. Endresen was the Chairman and a Director of American Capital Resource, Inc., a commercial mortgage banking company which originated and closed bulk condominium and multi-family transactions in the Western United States. Mr. Endresen was President of Butterfield Mortgage Corporation from May 1993 through 1995 and developed, originated and closed numerous bulk condominium and multi-family transactions. From 1987 to 1992, Mr. Endresen was Director of Acquisitions and Project Finance for Monnig Development, Inc., a Southern California based real estate development company. In July 1995, Mr. Endresen filed a petition for Chapter 7 bankruptcy in federal court, Santa Ana. The bankruptcy was discharged in November 1995. Mr. Endresen has more than 24 years of combined experience in real estate, real estate financing and commercial mortgage banking.

  MARY C. GLASS-SCHANNAULT has been Senior Vice President of each of ICH and ICCC since their formation. Ms. Glass-Schannault has been Vice President of IMH and Senior Vice President, Operations of IFC and IWLG since August 1995. From April 1995 through November 1996, Ms. Glass-Schannault was the Senior Vice President and Managing Director of Imperial Capital Markets Group, a division of ICII, and from February 1993 to April 1995, she was Senior Vice President of IFC, a division of ICII. From 1991 through 1993, Ms. Glass-Schannault acted as a mortgage banking consultant. From 1990 through 1991, she was an Executive Vice President at PriMerit Mortgage Corporation. From 1988 to 1990, Ms. Glass-Schannault was President of SCS Mortgage. From September 1984 through September 1988, Ms. Glass-Schannault was Senior Vice President of Concor Financial Services.

   JAMES WALSH has been a Director of ICH since February 1997 and a Director of IMH since August 1995. Mr. Walsh is an Executive Vice President of Walsh Securities, Inc. where he directs mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 through March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services. From February 1987 to December 1988, Mr. Walsh was an executive in the mortgage banking department at Bear Stearns & Company. From December 1985 to February 1987, Mr. Walsh was a senior banking officer at Carteret Savings Bank.

  FRANK P. FILIPPS has been a Director of ICH since February 1997 and a Director of IMH since August 1995. Mr. Filipps was elected President of CMAC Investment Corporation and Chairman, President and Chief Executive Officer of Commonwealth Mortgage Assurance Company ("CMAC") in January 1995. Mr. Filipps joined CMAC in 1992 as Senior Vice President and Chief Financial Officer, where he was responsible for the company's financial, investment and data processing operations, as well as the legal and human resources functions. In 1994, Mr. Filipps was promoted to Executive Vice President and Chief Operating Officer for both CMAC Investment Corporation and CMAC, where his additional responsibilities included the company's sales, marketing, underwriting and risk management operations. In 1975, Mr. Filipps joined American International Group and, from 1989 to 1992, he was Vice President and Treasurer. Prior to that, he was a Second Vice President for Chase Manhattan Bank, N.A., in New York.

  STEPHAN R. PEERS has been a Director of ICH since February 1997 and a Director of IMH since October 1995. Since January 1998, Mr. Peers has been an executive at Aames Financial Corporation, a mortgage loan company. Mr. Peers served as a Managing Director of Resource Bancshares Corporation from August 1995. Since April 1993 to December 1997, Mr. Peers has been an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performs corporate finance services for overseas issuers. From April 1989 to April 1993, Mr. Peers was a Vice President in corporate finance at Montgomery Securities where he specialized in financial services institutions. From March 1987 to March 1989, Mr. Peers was a Vice President at The First Boston Corporation in mortgage finance specializing in mortgage related products.

  THOMAS J. POLETTI has been a Director of ICH since March 1997. Mr. Poletti has been with the law firm of Freshman, Marantz, Orlanski, Cooper & Klein since 1983 and a partner of the firm since 1989. Freshman, Marantz, Orlanski, Cooper & Klein acts as counsel to the Company and IMH. See "Certain Transactions" and "Legal Matters."

  TIMOTHY R. BUSCH has been a director of ICH since March 1997. Since October 1985, Mr. Busch has been the President of T. R. Busch Realty Corporation, a licensed real estate corporation, which was a general partner of European Hotel Investors, II, a California limited partnership that filed a voluntary petition pursuant to Chapter 11 of the Bankruptcy Code on February 22, 1994; a confirmation order was issued on or about December 23, 1994. Since 1985, Mr. Busch has been President of TRB Management, Inc., a California corporation, which was the sole general partner of Mercado del Sol Investors Limited Partners, an Arizona limited partnership. Mercado del Sol Investors Limited Partnership filed a voluntary petition pursuant to Chapter 11 of the Bankruptcy Code on August 10, 1993 and converted to a Chapter 7 bankruptcy in 1995. The assets of the entity were liquidated and the partnership was dissolved. Since 1984, Mr. Busch has been President of The Busch Firm, a professional corporation law firm. Mr. Busch is currently a director of Advanced Materials Group (Nasdaq-ADMG).

 Key Employees

  LAWRENCE R. GOSWILLER has been Senior Vice President of Loan Administration and Chief Credit Officer of ICCC since its formation. From 1993 to February 1997, Mr. Goswiller was the Manager of the Real Estate Department for Marine National Bank and from 1987 to 1993, he was self-employed as a real estate broker arranging construction and permanent financing for developers of residential and commercial projects. From 1984 to 1987, Mr. Goswiller worked for Bay Development Corporation, an Orange County, California based commercial real estate development company. From 1981 to 1984, Mr. Goswiller was employed by Weyerhaeuser Venture Company where he was responsible for analyzing and managing limited partnership investments in real estate development projects throughout the western U.S. and prior to 1981, Mr. Goswiller was employed for six years by Union Bank and Wells Fargo Bank as a real estate construction lender.

  GRETCHEN D. BRUNK has been Senior Vice President and Chief Accounting Officer of ICH since August 1997. From 1996 to August 1997, Ms. Brunk was a Senior Manager with KPMG Peat Marwick LLP in the Mortgage and Structured Finance Group. From 1993 to 1996, Ms. Brunk was Treasurer, and in 1996, she became

Chief Financial Officer and Vice President of Finance for Bay Federal Credit Union. From 1991 to 1996, she was also Controller of Santa Cruz Cellular Telephone, Inc. Ms. Brunk was a Senior Accountant with KPMG Peat Marwick LLP from 1988 to 1991 and was a Senior Accountant at Plaza Savings and Loan Association, a mortgage lender, from 1986 to 1988. Ms. Brunk is a certified public accountant and received her bachelor's degree from California State University at Long Beach.

  TODD R. TAYLOR has been Vice President and Controller of ICCC since March 1998. From January 1996 to March 1998, Mr. Taylor was a Senior Accountant for KPMG Peat Marwick LLP specializing in the financial services industry and from September 1992 to December 1995, Mr. Taylor was employed by ICII as an accountant. Mr. Taylor received his Bachelor of Arts degree in 1996 from California State University at Fullerton.

  All directors are elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Replacements for vacancies occurring among the Unaffiliated Directors will be elected by a majority vote of the remaining Directors, including a majority of the Unaffiliated Directors. All officers are elected and may be removed by the Board of Directors. The Company pays an annual director's fee to each Unaffiliated Director equal to $20,000 and reimburses such Directors' costs and expenses for attending Board meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

  The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to indemnity agreements or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company maintains directors and officers insurance to insure them against certain liabilities.

EXECUTIVE COMPENSATION

  Joseph R. Tomkinson, William S. Ashmore, Richard J. Johnson and Mary C. Glass-Schannault, who are executive officers of ICH are also officers of IMH and IFC and are officers of RAI, the Manager. See "RAI Advisors, LLC." These officers modified their employment agreements with IFC to also become officers of the Manager (and of ICH and ICCC). The Manager has agreed to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. The Company will reimburse the Manager which will reimburse IFC on a dollar for dollar basis (includes the service charge referenced below), for the actual cost of providing the services of these officers to the Company based upon the compensation payable to them by IFC, plus a 15% service charge. Salary, other annual compensation and all other compensation are allocated to the Company at a rate of one-third and to IMH at a rate of two-thirds for services performed by executive officers (except Mr. Endresen) as part of the Submanagement Agreement among IMH, IFC and RAI. The following is the amount of compensation allocated to the Company for services performed by Messrs. Tomkinson, Ashmore, and Johnson and Ms. Glass-Schannault and cash compensation paid to Mr. Endresen for the Commencement Period.

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                        COMPENSATION
                                       ANNUAL COMPENSATION            --------------
                              ---------------------------------------   SECURITIES
   NAME AND PRINCIPAL                                  OTHER ANNUAL     UNDERLYING      ALL OTHER
        POSITION         YEAR SALARY (1) BONUS (2)   COMPENSATION (4) OPTIONS (#)(5) COMPENSATION (6)
   ------------------    ---- ---------- ---------   ---------------- -------------- ----------------
Joseph R. Tomkinson..... 1997  $100,000   $ 5,300        $252,992         10,000           $480
  Chairman of the Board
  and CEO of ICH and
  ICCC
William S. Ashmore...... 1997  $ 75,000   $ 5,300        $250,192         10,000           $290
  President and COO of
  ICH, Executive Vice
  President and Director
  of ICCC
Richard J. Johnson...... 1997  $ 37,500   $ 5,300        $204,256         10,000           $ 88
  Senior Vice President,
  CFO, Treasurer and
  Secretary of ICH and
  ICCC and Director of
  ICCC
Mary C. Glass-           1997  $ 30,870   $27,790(3)     $ 42,317         10,000           $119
 Schannault.............
  Senior Vice President
  of ICH and ICCC
William D. Endresen .... 1997  $120,000   $49,000(3)     $ 43,280         50,000           $468
  Senior Vice President
  of ICH and President
  and Director of ICCC

--------
(1) Pursuant to their respective employment agreements with IFC, total current base salaries for Messrs. Tomkinson, Ashmore and Johnson and Ms. Glass-Schannault are $300,000, $225,000, $112,500 and $92,930, respectively.
    Effective January 1998, Mr. Johnson became Executive Vice President of
    ICH.
(2) Each of the persons in the above table is entitled to be paid a quarterly bonus equal to the aggregate dividend such person would have received from the Company on all shares of Common Stock underlying unexercised stock options held by such person which were outstanding.
(3) Includes a performance and profitability bonus.
(4) Consists of (i) car allowance paid by the Company, (ii) contributions paid by the Company under the 401(k) plan, and (iii) the dollar value of the difference between the price paid by each officer for shares of Common Stock of ICH and the fair market value of such stock ($3.20) on the date of purchase. See "Certain Relationships--Transactions with IMH-- Organizational Transactions."
(5) Consists of options granted under ICH's Stock Option and Awards Plan (as described below). Options vest 33.33% per year on each anniversary of the date of grant and have been granted with related DERs (as defined below).
(6) For each person, consists of payments on group term-life insurance.

EMPLOYMENT AGREEMENTS

  In August 1997, in connection with ICH's IPO, each officer's employment agreement with IFC was amended and restated to allow him or her to become an officer of RAI (and of ICH and ICCC). See "--Executive Compensation--Summary Compensation Table" for annual salary descriptions. RAI has agreed to cause each of its officers to devote as much of his or her time to the operations of ICH as is necessary. ICH will reimburse RAI, who will reimburse IFC, on a dollar for dollar basis (see "RAI Advisors, LLC--Management Agreement"), for the actual cost of providing the services of its officers to ICH based upon the compensation payable to them by IFC, plus a 15% service charge. In August 1997, Mr. Endresen entered into an employment agreement with ICCC for a term of five years. His base salary is currently $175,000 per year subject to an annual review and cost of living adjustment.

  Pursuant to the employment agreements, if the officer is terminated without cause (as defined therein) then the officer will receive (i) his or her base salary for a period of one year following the date of termination, (ii) any bonus or incentive compensation prorated through the date of termination; provided that if the bonus or incentive compensation is discretionary, then the officer will receive a payment at least equal to the last previous payment made to the officer, if any, for the previous year prorated to the date of termination, and (iii) any expense reimbursements. Each officer agreed that he or she will not compete with the Company if the agreement is voluntarily terminated by the officer. The employment agreements will not be terminated upon any merger or the transfer of all or substantially all of the Company's assets.

STOCK OPTION AND AWARDS PLAN

  In April 1997, the Company adopted the 1997 Stock Option and Awards Plan (the "Stock Option and Awards Plan") which provides for the grant of qualified incentive stock options ("ISOs") which meet the requirements of section 422 of the Code, stock options not so qualified ("NQSOs"), deferred stock, restricted stock, performance shares, stock appreciation and limited stock appreciation rights awards ("Awards") and dividend equivalent rights ("DERs").

  The purpose of the Stock Option and Awards Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The Stock Option and Awards Plan is administered by the Board of Directors or a Committee, appointed by the Board of Directors (the "Administrator"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers, key employees and agents and consultants of the Company, any of its subsidiaries or parent corporation, of RAI, and to the directors, officers and key employees of ICCC.

  The Stock Option and Awards Plan provides for the granting of DERs in tandem with all options granted under the Stock Option and Awards Plan. Such DERs accrue shares of Common Stock for the account of the optionee upon the payment of cash dividends on outstanding shares of Common Stock. The number of shares accrued is determined by a formula and such shares are currently transferred to the optionee only upon exercise of the related option. The Stock Option and Awards Plan permits DERs to be granted under the Stock Option and Awards Plan with certain characteristics. First, DERs can be issued in "current-pay" form so that payments can be made to the optionee at the same time as dividends are paid to holders of outstanding Common Stock. Second, DERs can be made eligible to participate not only in cash distributions but also distributions of stock or other property made to holders of outstanding Common Stock. Shares of Common Stock accrued for the account of the optionee pursuant to a DER grant may also be made eligible to receive dividends and distributions. Finally, DERs can be made "performance based" by conditioning the right of the holder of the DER to receive any dividend equivalent payment or accrual upon the satisfaction of specified performance objectives.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option and Awards Plan currently authorizes the grant of options to purchase, and Awards of, an aggregate of 632,500 shares. At March 31, 1998, options to acquire 84,000 shares were outstanding at a per share exercise price of $17.625, options to acquire 22,250 shares were outstanding at a per share exercise price of $18.875 and options to acquire 190,000 shares were outstanding at a per share exercise price of $15.00. If an option granted under the Stock Option and Awards Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option and Awards Plan.

  Unless previously terminated by the Board of Directors, the Stock Option and Awards Plan will terminate in April 2007, and no options or Awards may be granted under the Stock Option and Awards Plan thereafter.

  Options granted under the Stock Option and Awards Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Awards will be subject to the terms and restrictions of the Award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option may be purchased and, in the case of options, whether it is intended to be an ISO or a NQSO provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum term of ten years (five years in the case of a grantee who holds more than 10% of the outstanding Common Stock).

  Under current law, ISOs may not be granted to any director of the Company who is not also an employee, or to directors, officers and other employees of entities unrelated to the Company. No options or Awards may be granted under the Stock Option and Awards Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of equity stock of the Company.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

  The exercise price of any option granted under the Stock Option and Awards Plan is payable in full in cash, or its equivalent as determined by the Administrator. The Company may make loans available to option holders to exercise options evidenced by a promissory note executed by the optionholder and secured by a pledge of Common Stock with fair market value at least equal to the principal of the promissory note unless otherwise determined by the Administrator.

  The Board of Directors may from time to time revise or amend the Stock Option and Awards Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent.

  The following table sets forth the stock options granted to Directors and executive officers under the Stock Option and Awards Plan.

            OPTIONS GRANTED IN FISCAL YEAR ENDED DECEMBER 31, 1997


                                        INDIVIDUAL GRANTS
                         -----------------------------------------------  POTENTIAL REALIZABLE
                           NUMBER                                           VALUE AT ASSUMED
                         OF SHARES                                        ANNUAL RATES OF STOCK
                         UNDERLYING PERCENTAGE OF                        PRICE APPRECIATION FOR
                          OPTIONS      OPTIONS     EXERCISE                  OPTION TERM (4)
                         GRANTED(#)  GRANTED TO     PRICE    EXPIRATION  -----------------------
          NAME              (1)     EMPLOYEES (%) ($/SH) (2)  DATE (3)     5% ($)     10% ($)
          ----           ---------- ------------- ---------- ----------- ---------- ------------
William D. Endresen.....   50,000         24        15.00    August 2007    471,671    1,195,307
Joseph R. Tomkinson.....   10,000          5        15.00    August 2007     94,334      239,061
William S. Ashmore......   10,000          5        15.00    August 2007     94,334      239,061
Richard J. Johnson......   10,000          5        15.00    August 2007     94,334      239,061
Mary C. Glass-
 Schannault.............   10,000          5        15.00    August 2007     94,334      239,061

--------
(1) Such stock options vest 33.33% per year on each anniversary of the date of grant and have been granted with related DERs.
(2) The exercise price for all options equals the fair market value of such shares at the date of grant as determined by the Administrator.
(3) Such stock options expire ten years from the date of grant or earlier upon termination of employment.
(4) Amounts reflect assumed risks of appreciation set forth in the Commission's executive compensation disclosure requirements. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

  On August 4, 1997, the Company granted to each of Messrs. Walsh, Filipps, Peers, Poletti and Busch options to purchase 10,000 shares of ICH Common Stock at a per share exercise price of $15.00, vesting 50% on the first anniversary of the date of grant and 50% on the second anniversary date of grant.

  The following table sets forth certain information regarding exercisable and unexercisable stock options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING      VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                           SHARES                   AT FISCAL YEAR-END   AT FISCAL YEAR-END
                         ACQUIRED ON     VALUE         EXERCISABLE/         EXERCISABLE/
   NAME                  EXERCISE (#) REALIZED ($) UNEXERCISABLE (#)(1) UNEXERCISABLE ($)(2)
   ----                  -----------  ------------ -------------------- --------------------
Joseph R. Tomkinson.....     --           --            --/10,000            --/ 26,250
Willam S. Ashmore.......     --           --            --/10,000            --/ 26,250
Richard J. Johnson......     --           --            --/10,000            --/ 26,250
Mary C. Glass-
 Schannault.............     --           --            --/10,000            --/ 26,250
William D. Endresen.....     --           --            --/50,000            --/131,250

--------
(1) For a description of the terms of such options, see "--Stock Option and Awards Plan."
(2) Based on a price per share of $17.625, which was the price of a share of Common Stock as quoted on the AMEX at the close of business on December 31, 1997.

401(k) PLAN

  The Company participates in the ICII contributory retirement plan ("401(k) Plan") for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute from 2% to 14% of his or her salary, and the Company will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months.

  Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the discretion of the Company, as determined by the Unaffiliated Directors. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%. Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Company matching contributions will be made as of December 31st each year in the form of Company Common Stock. No contributions were made for any period presented herein.

                               RAI ADVISORS, LLC

THE MANAGER

  The Manager, RAI, commenced operations in August 1997. Each of the persons who are executive officers of the Manager has significant experience in purchasing, financing, servicing, securitizing and investing in mortgage loans and mortgage securities and all of such persons are officers of IMH and IFC; however, they have not previously managed a Commercial Mortgage REIT. RAI is a recently formed entity with no significant assets and no prior history of operations. RAI is owned equally by each of Messrs. Tomkinson, Ashmore, and Johnson. IMH owns all of the outstanding shares of non-voting preferred stock of IFC, its conduit operations, representing 99% of the economic interest in IFC, and Messrs. Tomkinson, Johnson and Ashmore own all of the outstanding shares of common stock of IFC, representing 1% of the economic interest. The officers of RAI have modified their employment agreements with IFC to allow them to become officers of the Manager (and of ICH and ICCC). The Manager has agreed to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. ICH reimburses the Manager, who reimburses IFC on a dollar for dollar basis (including the service charge referenced below), for the actual cost of providing the services of these officers to the Company based upon the compensation payable to them by IFC, plus a 15% service charge. ICH reimburses the Manager for expenses incurred by the Manager, plus a service charge of 15% on all expenses owed by the Manager to IFC for costs and expenses owed by the Manager to IFC for costs and services under any submanagement agreement between IFC and the Manager. The Manager pays all such third parties on a dollar for dollar basis for the aforementioned amounts received by it from the Company; no such 15% service charge is paid to third party service providers other than IFC. For the first three years of the Management Agreement there is a minimum amount of $500,000 per annum (including the 15% service charge) payable by ICH in connection with services provided and expenses incurred by the Manager and payable by RAI to IFC. After the third year, ICH is only responsible for reimbursing expenses and services provided, with the 15% service charge for amounts due to IFC. RAI has entered into the Submanagement Agreement with IFC, the conduit operations of IMH, to provide administrative services as required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. See "--Management Agreement--Expenses."

  The address of the Manager is 20371 Irvine Avenue, Santa Ana Heights, California 92707, telephone (714) 556-0122.

MANAGERS AND EXECUTIVE OFFICERS

  The managers and executive officers of RAI are as follows:

   NAME                  POSITION
   ----                  --------
   Joseph R. Tomkinson*  Chairman and Chief Executive Officer
   William S. Ashmore*   President and Manager
   Richard J. Johnson*   Executive Vice President, Chief Financial Officer and Manager
   Mary C. Glass-
    Schannault*          Senior Vice President

--------
* Each of these persons also serve as directors or executive officers of the Company.

  For biographical information on these persons, see "Impac Commercial Holdings, Inc.--Directors and Executive Officers."

MANAGEMENT AGREEMENT

  In August 1997, the Company entered into the Management Agreement with the Manager, for an initial term expiring on December 31, 2002. Successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager. The Management Agreement may be terminated by the Company without cause at any time upon 60 days' written notice. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. In addition, the Company and the Manager have the right to terminate the Management Agreement upon the occurrence of a breach by the other party of any provision contained in the Management Agreement which remains uncured for 30 days. In addition, the Company may renew or terminate the Management Agreement by a majority vote of its Unaffiliated Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock.

  The terms of the Management Agreement, including the management fees, were determined by what management of both RAI and ICH believe are comparable with other advisory relationships and have been approved by the Board of Directors of RAI and the Unaffiliated Directors of ICH. ICH's Bylaws provide that the Unaffiliated Directors shall determine at least annually whether the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed by the Manager.

  The Manager is at all times subject to the supervision of the Company's Board of Directors and provides advisory services to the Company in accordance with the terms of the Management Agreement. The Manager is involved in three primary activities: (1) capital management--primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; (2) asset management--primarily the analysis and oversight of the acquisition, management, securitization and disposition of Company assets; and
(3) operations management--primarily the oversight of ICH's operating subsidiaries. Specifically, the Manager performs such services and activities relating to the assets and operations of the Company as may be appropriate, including:

    (1) serving as the Company's consultant with respect to the formulation of investment criteria and interest rate risk management by its Board of Directors;

    (2) advising as to the issuance of commitments on behalf of the Company to purchase Commercial Mortgages or purchasing Commercial Mortgages and CMBSs meeting the investment criteria set from time to time by the Company's Board of Directors;

    (3) advising, negotiating, and overseeing the securitization of the Company's Commercial Mortgages in REMIC or CMOs and negotiating terms with rating agencies and coordinating with investment bankers as to structure and pricing of the securities formed by the Company;

    (4) advising the Company in connection with and assisting in its Long-Term Investment Operations;

    (5) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (6) monitoring and providing to the Board of Directors on an on-going basis price information and other data obtained from certain nationally-recognized dealers who maintain markets in Commercial Mortgages identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (7) providing the executive and administrative personnel, office space and services required in rendering services to the Company, which includes contracting with appropriate third parties, which may include IMH and its affiliates, to provide various services including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, check processing, accounts payable and other similar operational or administrative services;

    (8) overseeing the day-to-day operations of ICH and supervising the performance of such other administrative functions necessary to the management of ICH as directed by the Board of Directors of ICH;

    (9) advising and negotiating agreements on behalf of the Company with banking institutions and other lenders to provide for the short-term borrowing of funds by the Company;

    (10) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

    (11) subject to an agreement executed by the Company, advising as to the designation of a servicer for those loans sold by ICCC whereby ICCC elected not to service such loans;

    (12) counseling the Company in connection with policy decisions to be made by its Board of Directors; and

    (13) upon request by and in accordance with the direction of the Board of Directors of the Company, investing or reinvesting any money of the Company.

  RAI entered into the Submanagement Agreement with IFC, the conduit operations of IMH, to provide administrative services as required by the Company, including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. The Manager may also enter into additional contracts with other parties, which may include IMH or its affiliates, to provide any such services for the Manager, which third party shall be approved by the Company's Board of Directors. See "--Expenses."

  RAI has a total of four officers and three managers who participate in the oversight of the Company's operations.

 MANAGEMENT FEES

  The Manager is entitled to receive for each fiscal quarter the 25% Payment, (an amount equal to 25% of the Net Income of the Company, before deduction of such compensation, in excess of the amount that would produce an annualized Return on Equity equal to the daily average Ten Year U.S. Treasury Rate plus 2%). The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Company means the net income of the Company determined in accordance with the Code before the Manager's compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of the Company's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings less dividends declared (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The 25% Payment to the Manager is calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period.

  The Manager's fees are calculated by the Manager within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation will be promptly delivered to the Company. The Company is obligated to pay the fee within 90 days after the end of each calendar quarter. For the three months ended March 31, 1998 and the Commencement Period, ICH recorded expenses of $162,000 and none, respectively, in connection with the 25% Payment payable to RAI.

 EXPENSES

  Pursuant to the Management Agreement, ICH also pays all operating expenses incurred by the Manager under the Management Agreement. The operating expenses generally required to be incurred by the Manager and reimbursed by ICH include out-of-pocket costs, equipment and other personnel required for the Company's operations, including amounts payable by RAI pursuant to submanagement agreements with outside third parties, which include IMH and its affiliates, to provide various services to the Company including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, check processing, accounts payable and other similar operational services ("Reimbursable Expenses"). Reimbursable Expenses also include issuance and transaction costs associated with the purchase, disposition and financing of investments, regular legal and auditing fees and expenses of the Company, the fees and expenses of the Company's Directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and sub-servicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of the Company's custodian and transfer agent, if any.

  The Company reimburses the Manager for all Reimbursable Expenses, plus a service charge of 15% on all Reimbursable Expenses owed by RAI to IFC, the conduit operations of IMH, for costs and services under any subcontract between RAI and IFC. RAI pays all such third parties on a dollar-for-dollar basis the aforementioned amounts received by it from the Company; no such 15% service charge is paid to third party service providers other than IFC.

  All of the officers of the Manager are officers of ICH, ICCC, IMH and IFC. IMH owns all of the outstanding shares of non-voting preferred stock of IFC, its conduit operations, representing 99% of the economic interest in IFC, and Messrs. Tomkinson, Johnson and Ashmore own all of the outstanding shares of common stock of IFC, representing 1% of the economic interest. Each of these officers have modified their employment agreements with IFC to allow them to be officers of the Manager (and of ICH and ICCC). The Manager has agreed to cause each of its officers to devote as much of his or her time to the operations of the Company as is reasonably necessary. The Company reimburses the Manager, who reimburses IFC on a dollar for dollar basis, for the actual cost (the "Reimbursable Executive Amounts") of providing the services of these officers to the Company based upon compensation payable to them by IFC, plus a 15% service charge.

  For the first three years of the Management Agreement, there is a minimum amount of $500,000 per annum (which includes the 15% service charge) payable by ICH to RAI for Reimbursable Expenses and Reimbursable Executive Amounts and payable by RAI to IFC. After the third year, ICH is only responsible for paying RAI the actual amount of Reimbursable Expenses and Reimbursable Executive Amounts, with the 15% service charge for amounts due to IFC.

  The Company does not believe that its operations are adversely affected as a result of these relationships. Payments of Reimbursable Expenses and Reimbursable Executive Amounts by the Company to RAI are made monthly. For the three months ended March 31, 1998 and the Commencement Period, ICH recorded an aggregate of $111,000 and $525,000, respectively, representing Reimbursable Expenses and Reimbursable Executive Amounts payable to RAI.

 TABULAR PRESENTATION OF AMOUNT PAYABLE TO MANAGER

  The following table presents all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which RAI and its affiliates may earn or receive in connection with the Management Agreement.

      RECIPIENT PAYOR AMOUNT
      --------- ----- ------
      RAI(1)     ICH  25% Payment(2)
      RAI(3)     ICH  Reimbursable Expenses, plus a 15% service charge(4)
      RAI(3)     ICH  Reimbursable Executive Amounts, plus a 15% service
                      charge(4)

--------
(1) RAI is equally owned by each of Messrs. Tomkinson, Ashmore and Johnson; the 25% payment to RAI will be retained by RAI, resulting in a direct benefit to its owners.
(2) For a more detailed explanation of the 25% Payment, see "--Management Fees." There is no minimum or maximum amount of the 25% Payment due in any year. For the three months ended March 31, 1998 and the Commencement Period, ICH recorded expenses of $162,000 and none, respectively, in connection with the 25% Payment payable to RAI.
(3) All amounts payable by ICH to RAI for Reimbursable Expenses and Reimbursable Executive Amounts, plus the 15% service charge, are payable by RAI to IFC. For the three months ended March 31, 1998 and the Commencement Period, ICH recorded an aggregate of $111,000 and $525,000, respectively, representing Reimbursable Expenses and Reimbursable Executive Amounts payable to RAI.

(4) For a more detailed explanation of Reimbursable Expenses and Reimbursable Executive Amounts see""--Expenses." For the first three years of the Management Agreement, there is a minimum amount of $500,000 per annum (which includes the 15% service charge) payable by ICH to RAI for Reimbursable Expenses and Reimbursable Executive Amounts due in any year. There is no maximum amount of Reimbursable Expenses or Reimbursable Executive Amounts due in any year.

 STOCK OPTION AND AWARDS PLAN

  The Company has adopted the Stock Option and Awards Plan and the directors, officers and employees of the Manager have been granted certain options or rights under the Stock Option and Awards Plan, and may in the future be granted additional options or rights under the Stock Option and Awards Plan. See "Impac Commercial Holdings, Inc.--Stock Option and Awards Plan."

 LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager does not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors, officers, equityholders and employees are not liable to the Company, any mortgage security issuer, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager is a recently formed entity and does not have significant assets. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager. The Company has agreed to indemnify the Manager, and its managers, officers, equityholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement. See "Risk Factors--General--Conflicts of Interest; Executive Officers and Directors to Receive Extensive Benefits."

                         RELATIONSHIPS WITH AFFILIATES

  IMH is a publicly traded company whose shares of common stock are listed on the AMEX. RAI is an entity owned by persons all of whom are officers of ICH, IMH and RAI. RAI is the Manager and provides advisory services to ICH in accordance with the terms of the Management Agreement. As of March 31, 1998, IMH owned 719,789 shares, or 9.8%, of ICH Common Stock, and 674,211 shares of ICH Class A Stock; upon the closing of this offering, IMH will own in the aggregate 1,045,732 shares of ICH Common Stock representing 9.8% of the outstanding Common Stock, and 348,268 shares of ICH Class A Stock convertible into an equivalent number of shares of ICH Common Stock. In addition, a number of Directors and officers of ICH and ICCC also serve as Directors and/or officers of IMH. RAI has entered into the Submanagement Agreement with IFC, the conduit operations of IMH, to provide the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary.

  With a view toward protecting the interests of ICH's stockholders, the Bylaws of ICH provide that a majority of the Board of Directors (and at least a majority of each committee of the Board of Directors) must not be "Affiliates" of RAI, as that term is defined in the Bylaws, and that the investment policies of ICH must be reviewed annually by the Unaffiliated Directors. Such policies and restrictions thereon may be established from time to time by the Board of Directors, including a majority of the Unaffiliated Directors. In addition, any transaction between ICH and any Affiliated Person requires the affirmative vote of a majority of the Unaffiliated Directors. Moreover, approval, renewal or termination of the Management Agreement requires the affirmative vote of a majority of the Unaffiliated Directors. The Management Agreement may be terminated by ICH upon 60 days' notice. Any such termination or failure to extend by ICH without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal.

                             CERTAIN TRANSACTIONS

TRANSACTIONS WITH IMH

 ORGANIZATIONAL TRANSACTIONS

  In February 1997, Joseph R. Tomkinson, ICH's Chairman of the Board and Chief Executive Officer, William S. Ashmore, ICH's President and Chief Operating Officer, Richard J. Johnson, ICH's Executive Vice President, Chief Financial Officer, Treasurer and Secretary, William D. Endresen, ICH's Senior Vice President, Mary C. Glass-Schannault, ICH's Senior Vice President, and each of James Walsh, Frank P. Filipps, Stephan R. Peers and Thomas J. Poletti, Directors of ICH, and H. Wayne Snavely, purchased 76,800, 76,800, 62,400, 12,000, 12,000 and 12,000 shares of the Common Stock of ICH, respectively, at a per share price of $.01. In addition, IMH purchased 299,000 shares of the Common Stock of ICH, at a per share price of $.01.

  In February 1997, IMH purchased all of the non-voting preferred stock of ICCC, which represents 95% of the economic interest in ICCC (entitling the holder to receive 95% of any dividend or distribution made by ICCC), for $500,000. Each of Messrs. Tomkinson, Ashmore, Johnson and Endresen purchased all of the outstanding shares of Common Stock of ICCC (125 shares each at a per share price of $1.00), which represent 5% of the economic interest in ICCC.

  In March 1997, IMH lent ICH $15.0 million evidenced by a promissory note bearing interest at the rate of 8% per annum which was convertible into shares of non-voting convertible preferred stock of ICH at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note.

  In March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock automatically converted, upon the closing of ICH's IPO, into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock converted by a fraction, the numerator of which was $5.00 and the denominator of which was $15.00, the IPO price per share. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH was not entitled to convert into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would have owned, immediately after such conversion, greater than 9.8% of the outstanding ICH Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of the IPO automatically converted into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into ICH Common Stock on said date. Shares of ICH Class A Stock converted into shares of ICH Common Stock on a one-for-one basis and each such class of ICH Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock held by IMH, shares of ICH Class A Stock will automatically convert into additional shares of ICH Common Stock, subject to said 9.8% limitation.

  In April 1997, IMH exchanged the 299,000 shares of ICH Common Stock held by it for an equal number of shares of ICH Class A Stock.

  Upon the closing of the IPO in August 1997, IMH contributed to ICH (the "Contribution") 100% of the outstanding shares of non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock. As of March 31, 1998, IMH owned 719,784 shares, or 9.8%, of ICH Common Stock and 674,211 shares of ICH Class A Stock; upon the closing of this offering, IMH will own 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock.

  Prior to the Contribution, ICCC was allocated expenses of various administrative services provided by IMH. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on head count or relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation.

 NON-COMPETE AGREEMENT AND RIGHT OF FIRST REFUSAL AGREEMENT

  The Company's operations may be affected by the activities of IMH and IFC. Pursuant to a non-compete agreement (the "Non-Compete Agreement") between IMH, IFC, ICH and ICCC which became effective upon the closing of ICH's IPO, for a period of the earlier of nine months from August 1997 or the date upon which the Company accumulated (for investment or sale) $300.0 million of Commercial Mortgages and/or CMBSs, neither IMH nor IFC would originate or acquire any Commercial Mortgages; however, this Agreement did not preclude IMH (either directly or through IFC) from purchasing any Commercial Mortgages or CMBSs under the Right of First Refusal Agreement discussed below. The Non-Compete Agreement terminated in March 1998. Subject to the Right of First Refusal Agreement, as defined below, IMH, as a mortgage REIT, and IFC, as its conduit operations, may compete with the operations of the Company.

  It is anticipated that RAI will act as the Manager for other REITs, some of which may have been or will be Affiliated REITs. In such an event, any Affiliated REIT utilizing RAI as its Manager may be in competition with the Company. In August 1997, RAI, ICH, ICCC, IMH and IFC entered into the ten-year Right of First Refusal Agreement. It is expected that any Affiliated REIT utilizing RAI as its Manager will become a party to the Right of First Refusal Agreement, but such event is outside the control of the Company and there can be no assurance that any or all Affiliated REITs (other than IMH) will actually become parties to the Right of First Refusal Agreement. Pursuant to this Agreement, RAI agreed that any Investment Opportunity which is offered to it on behalf of either the Company, IMH or any Affiliated REIT will first be offered to the Principal Party whose Initial Primary Business most closely aligns with such Investment Opportunity. In addition, both IMH and IFC on the one hand and ICH and ICCC on the other agreed that any Investment Opportunity offered to either of them which falls outside the scope of its Initial Primary Business should be offered to the Principal Party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to RAI, RAI will make an independent evaluation of which REITs business is more greatly enhanced by such Investment Opportunity. Should all of such REITs decline such Investment Opportunity RAI may offer the Investment Opportunity to any third party. Should the Principal Party decline to take advantage of an Investment Opportunity offered to a REIT which is a party to the Right of First Refusal Agreement, said REIT shall then be free to pursue the Investment Opportunity. In such an event there can be no assurance that the Company will be able to take advantage of any such Investment Opportunity or that any competitive activity of IMH, IFC or any Affiliated REIT will not adversely affect the Company's operations. In addition, the Company may become further prejudiced by the Right of First Refusal Agreement to the extent that the Company desires to pursue or pursues a business outside its Initial Primary Business.

 MANAGEMENT, SUBMANAGEMENT AND SERVICING AGREEMENTS

  RAI, which acts as the Manager to the Company pursuant to the Management Agreement, is owned one-third by each of Messrs. Tomkinson, Ashmore and Johnson. RAI entered into the Submanagement Agreement with IFC, the conduit operations of IMH, to provide administrative services as required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. IFC charges ICH and ICCC for these services based upon usage which management believes is reasonable. Total cost allocations IFC charged to ICH and ICCC for the three months ended March 31, 1998 were $111,000 and $159,000, respectively, and for the Commencement Period were $525,000 and $456,000, respectively. For a general description of the persons who are officers of the Manager and the terms of the Management Agreement, see "RAI Advisors, LLC."

  ICCC acts as a servicer of Commercial Mortgages acquired on a "servicing-released" basis by the Company in its Long-Term Investment Operations pursuant to the terms of a Servicing Agreement which became effective in February 1997. For a general description of the terms of such a Servicing Agreement, see "Business--Servicing." ICCC subcontracts all of its servicing obligations under such loans to independent third parties pursuant to sub-servicing agreements.

 CREDIT ARRANGEMENTS

  ICCC maintains an uncommitted warehouse financing facility with an interest rate indexed to the prime rate with IMH of which $18.3 million was outstanding on the warehouse line at March 31, 1998. The largest aggregate balance outstanding during the three months ended March 31, 1998 and the Commencement Period was $18.3 million and $8.5 million, respectively. Interest expense recorded by ICCC related to warehouse financing due to IMH for the three months ended March 31, 1998 and the Commencement Period was $193,000 and $262,000, respectively.

  During 1997, ICH maintained a warehouse financing facility with IWLG, a wholly owned subsidiary of IMH, until ICH obtained warehouse financing facilities with third-party lenders. The interest rate on the warehouse financing facility was 8.50% per annum and the highest balance outstanding during the year ended December 31, 1997 was $16.6 million. Interest expense recorded by ICH related to finance receivables due to IWLG for the year ended December 31, 1997 was $453,000. As of March 31, 1998 and December 31, 1997, ICH did not maintain a warehouse facility with IWLG.

  In August 1997, ICH entered into a revolving credit arrangement with IMH whereby ICH agreed to advance to IMH up to a maximum amount of $15.0 million. The agreement expires on August 8, 1998. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance (typically, prime plus 1%) with interest and principal paid monthly. During the three months ended March 31, 1998 and the Commencement Period, the largest aggregate amount outstanding under the credit arrangement was $8.0 million and $12.6 million, respectively, each at an interest rate of 9.5%. As of March 31, 1998 and December 31, 1997, there was no balance outstanding under the credit arrangement. Interest income recorded by ICH for the three months ended March 31, 1998 and the Commencement Period related to such advances to IMH was approximately $55,000 and $68,000, respectively.

  In August 1997, ICH entered into a revolving credit arrangement with IMH whereby IMH agreed to advance to ICH up to maximum amount of $15.0 million. The agreement expires on August 8, 1998. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance (typically, prime plus 1%) with interest and principal paid monthly. During the three months ended March 31, 1998 and the Commencement Period, the largest aggregate amount outstanding under the credit arrangement was none and $15 million, respectively, at an interest rate of 9.5%. As of March 31, 1998 and December 31, 1997, ICH's outstanding borrowings under the credit arrangement were none and $9.1 million, respectively. Interest expense recorded by ICH for the three months ended March 31, 1998 and the Commencement Period related to such borrowings from IMH was approximately $43,000 and $55,000, respectively.

  In October 1997, ICH entered into a revolving credit arrangement with IFC whereby ICH would advance to IFC up to a maximum amount of $15.0 million. Advances under the revolving credit arrangement were evidenced by an unsecured promissory note and at an interest rate and maturity determined at the time of each advance (typically, prime plus 1%) with interest and principal paid monthly. During the Commencement Period, the largest balance outstanding under the revolving credit arrangement was $2.0 million, at an interest rate of 9.5%. The revolving credit arrangement expired in December 1997.

 PURCHASE OF COMMERCIAL MORTGAGES

  In February 1997, ICCC brokered ICH's purchase of $7.3 million and $10.2 million of condominium conversion loans which were financed with $16.6 million in borrowings under a warehouse lending facility provided by a subsidiary of IMH (see "--Credit Arrangements" above) and $900,000 in borrowings from IMH. All of the condominium conversion loans were purchased from IFC and $7.3 million of such mortgage loans were originated by a company with which William
D. Endresen was an affiliate. IMH owns all of the outstanding non-voting preferred stock of IFC, which represents 99% of the economic interest in IFC, and Messrs. Tomkinson, Johnson and Ashmore own 100% of the common stock of IFC representing 1% of the economic interest. As of March 31, 1998, Messrs. Tomkinson, Ashmore and Johnson owned 100% of the common stock of IFC.

  In March 1997, ICH purchased a $10.1 million CMBS from IFC which was financed by a promissory note with ICII, of which Mr. Tomkinson is a director. In March 1997, the promissory note was repaid with cash from IMH's $15.0 million investment. Concurrently therewith, the Company repaid the $900,000 owed to IMH in connection with its purchase of condominium conversion loans.

TRANSACTIONS WITH OTHER AFFILIATES

 RELATED PARTY COST ALLOCATIONS

  The Company was charged expenses for certain services and costs that primarily include human resources, data processing, professional services and accounting functions. These expenses were primarily charged based on a pro rata allocation of certain IFC employees time spent working on Company related business, which management believes is reasonable, and included a 15% service charge which is included in the terms of the management agreement with RAI. The related party allocations for the three months ended March 31, 1998 and for the Commencement Period totaled $286,000 and $981,000, respectively. Management believes the related party expenses allocated to the Company and included in its results of operations for the three months ended March 31, 1998 and for the Commencement Period approximate what the expenses would have been if the Company had operated as an unaffiliated entity of IMH and its affiliates.

 CREDIT ARRANGEMENTS

  ICCC has entered into warehouse line agreements with ICH which provide up to an aggregate of $900.0 million to finance ICCC's operations as needed. Terms of the warehouse line agreements require that the Commercial Mortgages be held by an independent third party custodian, which gives the Company the ability to borrow against the collateral as a percentage of the fair market value of the Commercial Mortgages. The borrowing rates on the warehouse line agreements are at prime which was 8.50% at March 31, 1998. The margins on the warehouse line agreements are up to 90% of the fair market value of the collateral. Management believes that the warehouse line agreements will be sufficient to handle the Company's liquidity needs. During the three months ended March 31, 1998 and the Commencement Period, the highest aggregate amount outstanding under the credit arrangements was $205.5 and $95.7 million, respectively. As of March 31, 1998 and December 31, 1997, amounts outstanding on ICCC's warehouse line with ICH were $205.5 million and $95.7 million, respectively. Interest expense recorded by ICCC related to warehouse lines with ICH for the three months ended March 31, 1998 and the Commencement Period, was $2.5 million and $2.4 million, respectively.

  On December 31, 1997, the Company financed its 50% interest, through its ownership in Dove, in a commercial office building located in Newport Beach, California with a loan for $5.2 million from ICCC in which ICCC recorded loan origination fees of $71,000. During each of the three months ended March 31, 1998 and the Commencement Period, the highest amount outstanding under the loan was $5.2 million. Terms of the loan are for 25 years at an adjustable rate of 9.0% with current monthly principal and interest payments of $44,000. For the three months ended March 31, 1998 and the Commencement Period, Dove recorded interest expense of $120,000 and $3,000, respectively, in connection with such loan. See "Business--Facilities."

  During the normal course of business, ICH may advance or borrow funds on a short-term basis with affiliated companies. Advances to affiliates are reflected as "Due From Affiliates" while borrowings are reflected as "Due To Affiliates" on the Company's balance sheet. These short-term advances and borrowings bear interest at a fixed rate of 8.00% per annum. Interest income recorded by ICH related to short-term advances due from affiliates was $578,000 and $268,000 for the three months ended March 31, 1998 and the Commencement Period, respectively. Interest expense recorded by ICH related to short-term advances due to affiliates was $288,000 and $45,000 for the three months ended March 31, 1998 and the Commencement Period, respectively.

  During the normal course of business, ICCC may advance or borrow funds on a short-term basis with affiliated companies. Advances to affiliates are reflected as "Due From Affiliates" while borrowings are reflected as "Due To Affiliates" on ICCC's balance sheet. These short-term advances and borrowings bear interest at a fixed rate of 8.00% per annum. Interest income recorded by ICCC related to short-term advances due from affiliates was $13,000 and $16,000 for the three months ended March 31, 1998 and the Commencement Period, respectively. Interest expense recorded by ICCC related to short-term advances due to affiliates was $200,000 and $113,000 for the three months ended March 31, 1998 and the Commencement Period, respectively.

 CASH AND CASH EQUIVALENTS

  As of March 31, 1998 and December 31, 1997, ICH had $18,000 and $12.5 million, respectively, of cash and cash equivalents on deposit with Southern Pacific Bank, formerly Southern Pacific Thrift and Loan Association, a subsidiary of ICII of which Joseph R. Tomkinson is a director.

 PURCHASE OF COMMERCIAL MORTGAGES

  During the three months ended March 31, 1998 and the Commencement Period, ICH purchased $2.3 million and $58.5 million, respectively, of adjustable rate Commercial Mortgages from ICCC at a net premium of $1,000 and $111,000, respectively.

  During the three months ended March 31, 1998 and the Commencement Period, Bankers Capital Resource, of which Mr. Endresen's brother is a principal, brokered an aggregate of approximately $1.5 million and $4.1 million, respectively, of loans to ICCC. ICCC has paid to Bankers Capital Resource broker fees of $15,000 and $41,000 for the three months ended March 31, 1998 and the Commencement Period, respectively.

STOCK COMPENSATION EXPENSE

  Stock compensation expense of $2,697,000 represents the difference between the price at which ICH issued 300,000 shares of common stock to directors and officers of IMH and ICH on February 3, 1997 ($.01 per share) and the estimated fair value for financial reporting purposes of such shares as determined by the Company's management, as of February 3, 1997 ($9.00 per share). Fair value was based primarily on management's projection of the Company's future cash flow and net earnings, as well as the lack of liquidity of the shares at the date of issuance and the uncertainty of certain future events regarding the development of the Company's business and organization structure including, but not limited to, obtaining independent financing for the organization and purchase of Commercial Mortgages, funding and closing Commercial Loans, and developing a pipeline of future Commercial Loan originations.

  Stock compensation expense of $25,000 represents the difference between the price at which ICCC issued 500 shares of Common Stock to directors and offices of IMH and ICH on February 10, 1997, and the net book value, which the Company's management believes approximated the fair value of the 5% economic interest in ICCC purchased by the common shareholders.

OTHER TRANSACTIONS

  In April 1997, ICH, as a stand-alone entity, entered into a warehouse line agreement to provide up to $200.0 million to finance the Company's businesses. Terms of the warehouse line of credit required that the Commercial Mortgages be held by an independent third party custodian, which gave the Company the ability to borrow against the collateral as a percentage of the fair market value of the Commercial Mortgages. The borrowing rates were expressed in basis points over one-month LIBOR, depending on the type of collateral provided by the Company. The margins on the warehouse line agreement were based on the type of mortgage collateral used and generally ranged from 85% to 92% of the fair market value of the collateral. The warehouse line agreement was guaranteed by IMH until the closing of the IPO.

  Thomas J. Poletti, a Director of ICH, is a partner in the law firm Freshman, Marantz, Orlanski, Cooper & Klein, which is counsel to the Company and IMH. Mr. Poletti owns 12,000 shares of the Company's Common Stock and options to purchase 10,000 shares of Common Stock. See "Impac Commercial Holdings, Inc.-- Directors and Executive Officers," "--Transactions with IMH--Organizational Transactions" and "Legal Matters."

                        SHARES ELIGIBLE FOR FUTURE SALE

  Of the 46,000,000 shares of Common Stock authorized, the Company will have outstanding upon the closing of this offering 10,670,732 shares of Common Stock; 9,325,000 shares will be immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act; and 1,345,732 shares will be saleable pursuant to Rule 144. Upon the closing of this offering, IMH will hold 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock. The number of shares of ICH Common Stock and ICH Class A Stock held by IMH, and the eligibility of such shares for future sales, will be affected by future issuances of ICH Common Stock by the Company and dispositions of shares of ICH Common Stock by IMH. As described below, Rule 144, permits resales of restricted securities subject to certain restrictions. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who beneficially owned shares for at least one year, including any person who may be deemed an "affiliate" of the Company, would be entitled to sell within any three-month period a number of such shares that does not exceed the greater of 1% of the shares of the Company's Common Stock then outstanding or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. A person who is not deemed to have been an "affiliate" of the Company at any time during the three months immediately preceding a sale and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144, without regard to the volume limitation described above.

  The Company, its directors and executive officers and IMH have agreed with the Underwriters that, for a period of 90 days following the commencement of this Offering, they will not sell, contract to sell or otherwise dispose of any of shares of the Common Stock or rights to acquire such shares (other than pursuant to employee plans) without the prior written consent of PaineWebber Incorporated.

  Additionally, as of March 31, 1998, there were outstanding: (i) stock options to purchase 190,000 shares of Common Stock granted at an exercise price of $15.00 per share, none of which, except on the event of a change of control of the Company, are exercisable until August 1998; (ii) stock options to purchase 22,250 shares of Common Stock granted at an exercise price of $18.875 per share, none of which, except on the event of a change of control of the Company, are exercisable until September 1998; and (iii) stock options to purchase 84,000 shares of Common Stock granted at an exercise price of $17.625 per share, none of which, except on the event of a change of control of the Company, are exercisable until February 1999. An additional 336,250 shares of Common Stock are reserved for issuance pursuant to the Company's Stock Option and Awards Plan. The Company intends to register under the Securities Act shares reserved for issuance pursuant to the DRP and the Stock Option and Awards Plan. See "Dividend Reinvestment Plan," "Impac Commercial Holdings, Inc.--Stock Option and Awards Plan" and "Description of Capital Stock."

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock at March 31, 1998, after giving effect to the conversion of ICH Class A Stock held by IMH into 9.8% of ICH's Common Stock upon the closing of this offering, and as adjusted to reflect the sale of Common Stock being offered hereby, by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                     PERCENTAGE OF SHARES
                                       NUMBER OF      BENEFICIALLY OWNED
                                         SHARES    -------------------------
                                      BENEFICIALLY    BEFORE       AFTER
   NAME OF BENEFICIAL OWNER              OWNED     OFFERING (1) OFFERING (2)
   ------------------------           ------------ ------------ ------------
Impac Mortgage Holdings, Inc.
 (2)(3)..............................  1,045,732       13.6%        9.8%
Joseph R. Tomkinson (4)..............    105,133        1.4%          *
William S. Ashmore (4)...............     86,133        1.1%          *
Richard J. Johnson (4)...............     69,518          *           *
William D. Endresen (5)..............     28,666          *           *
Mary C. Glass-Schannault (4).........     15,433          *           *
James Walsh (6)......................     17,000          *           *
Frank P. Filipps (6).................     17,000          *           *
Stephan R. Peers (6).................     18,500          *           *
Thomas J. Poletti (6)................     17,000          *           *
Timothy R. Busch (6).................      5,000          *           *
All directors and executive officers
 as a group (10 persons).............    374,383        4.8%        3.5%

--------
 *  less than 1%

(1) Excludes 348,268 shares of ICH Class A Stock owned by IMH.

(2) Assumes 10,748,934 shares outstanding. Shares of ICH Class A Stock convert into shares of the Common Stock of ICH on a one-for-one basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock held by IMH, shares of ICH Class A Stock shall automatically convert into additional shares of the Common Stock of ICH, subject to a 9.8% limitation. As of March 31, 1998, IMH owned 719,789 shares, or 9.8%, of ICH Common Stock and 674,211 shares of ICH Class A Stock; upon the closing of this offering, IMH will own 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock; shares beneficially owned by IMH after this offering exclude said shares of ICH Class A Stock and the shares of ICH Common Stock issuable upon their conversion.

(3) IMH's address is 20371 Irvine Avenue, Santa Ana Heights, California,
    92707.

(4) Includes options to purchase 3,333 shares of Common Stock of ICH exercisable in August 1998.

(5) Includes options to purchase 16,666 shares of Common Stock of ICH exercisable in August 1998.

(6) Includes options to purchase 5,000 shares of Common Stock of ICH exercisable in August 1998.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized stock of ICH consists of 46,000,000 shares of Common Stock, $0.01 par value per share, 4,000,000 shares of Class A Non-Voting Common Stock, $0.01 par value per share and 10,000,000 shares of Preferred Stock, $0.01 par value per share. Meetings of the stockholders of ICH will be held annually. Special meetings of the stockholders may be called by the President, Chief Executive Officer, a majority of the entire Board of Directors or a majority of the Unaffiliated Directors and must be called upon the written request of holders of shares entitled to cast at least a majority of all the votes entitled to be cast at the meeting. The Charter reserves to ICH the right to amend any provision thereof in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter.

COMMON STOCK

  Each share of Common Stock is entitled to participate equally in dividends when and as authorized and declared by the Board of Directors and in the distribution of assets of ICH upon liquidation. Each share of Common Stock is entitled to one vote, subject to the provisions of the Charter regarding restrictions on transfer of stock, and will be fully paid and nonassessable by ICH upon issuance. Shares of Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized stock of ICH may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. The Charter authorizes the Board of Directors to reclassify any unissued shares of its Common Stock in one or more classes or series of stock.

 Class A Non-Voting Common Stock

  Designation and Amount. Of the 50,000,000 shares of Common Stock authorized, 4,000,000 shares are designated as Class A Non-Voting Common Stock (the "Class A Stock").

  Rights, Preferences and Privileges and Voting Rights. The Class A Stock has the identical preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as the Common Stock except that the holders of shares of Class A Stock are not entitled to any voting rights. If ICH issues additional shares of its Common Stock as a dividend on its outstanding Common Stock, ICH shall simultaneously issue as a dividend on its outstanding Class A Stock, pro rata among the holders thereof, that number of shares of Class A Stock equal to the number of shares of Common Stock issued as a dividend multiplied by a fraction, the numerator of which is the number of shares of Class A Stock outstanding immediately before the record date for the payment of the Class A Stock dividend and the denominator of which is the number of shares of Common Stock outstanding immediately before the record date for the payment of the Common Stock dividend.

  Conversion Rights. On any date on which shares of Common Stock are issued by ICH increasing the number of shares of Common Stock issued and outstanding (the "Conversion Date"), the shares of Class A Stock held by each person will automatically convert into that number of shares of Common Stock as calculated below, except that those shares of Class A Stock (collectively, "Excess Shares") which would cause the holder thereof to own shares of Common Stock
(i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the ICH's Charter shall not be converted and shall remain outstanding shares of Class A Stock. "Limit" shall mean not greater than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of ICH. The number and value of outstanding shares of Common Stock shall be determined by the Board of Directors of ICH in good faith, which determination shall be conclusive for all purposes hereof.

  If, subsequent to the Conversion Date, the conversion of Excess Shares into shares of Common Stock would no longer cause the holder thereof to own shares of Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter, such shares shall automatically convert into that number of shares of Common Stock as calculated below, except that those Excess Shares which, if converted pursuant to this provision, would cause the holder thereof to own shares of Common Stock (i) in excess of the Limit or (ii) in violation of any stock ownership limitation set forth in the Charter shall not be converted and shall remain outstanding shares of Class A Stock.

  The shares of Class A Stock are convertible at the principal office of ICH, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Common Stock of ICH (calculated as to each conversion to the nearest whole share). The number of shares of Common Stock to be issued upon conversion will be determined by multiplying the number of shares of Class A Stock to be converted by one, subject to certain adjustments. No fractional shares of Common Stock will be issued upon conversion of shares of ICH Class A Stock, and the number of shares of Common Stock to be issued will be rounded to the nearest whole share.

PREFERRED STOCK

  The Charter authorizes the Board of Directors to issue shares of Preferred Stock and to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock from time to time into one or more series of stock. The Preferred Stock may be issued from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors subject to the provisions of the Charter regarding restrictions on transfer of stock. Preferred Stock is available for possible future financing of, or acquisitions by, ICH and for general corporate purposes without further stockholder authorization. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of ICH by means of a merger, tender offer, proxy contest or other transaction that might involve a premium price for the holders of Common Stock or otherwise be in their best interest. The Preferred Stock, if issued, may have a preference on dividend payments which could reduce the assets available to ICH to make distributions to the common stockholders.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

  For ICH to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, a REIT's stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

  Because ICH expects to continue to qualify as a REIT, the Charter contains restrictions on the transfer of Common Stock which are intended to assist ICH in complying with these requirements. The Ownership Limit set forth in the Charter prohibits any person, subject to certain specified exceptions discussed below, from owning, actually or constructively, shares of Common Stock in excess of 9.8% (in value or in number, whichever is more restrictive) of the outstanding shares of Common Stock. The constructive ownership rules are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Common Stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding shares of Common Stock and thus violate the Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors. The Board of Directors may, but in no event will be required to, exempt a person from the Ownership Limit if it determines that such person's ownership of shares of Common Stock will not jeopardize ICH's status as a REIT. As a condition of such waiver, the Board of Directors may require a ruling from the Internal Revenue Service or opinions of counsel satisfactory to it and shall require undertakings or representations from the applicant with respect to ICH's status as a REIT.

  ICH's Charter further prohibits (a) any person from actually or constructively owning shares of Common Stock that would result in ICH being "closely held" under Section 856(h) of the Code or otherwise cause ICH to fail to qualify as a REIT, and (b) any person from transferring shares of stock if such transfer would result in shares of stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of stock of ICH that will or may violate any of the foregoing restrictions on transferability and ownership is required to give written notice immediately to ICH and provide ICH with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of ICH to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may from time to time increase the Ownership Limit.

  Pursuant to the Charter, if any purported transfer of stock or any other event would otherwise result in any person owning shares of stock in excess of the Ownership Limit or in ICH being "closely held" as described above or otherwise failing to qualify as a REIT, then that number of shares of stock the actual or constructive ownership of which otherwise would cause such person to violate such restrictions (rounded up to a whole share) will be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the intended transferee will not acquire any rights in such shares. Shares held by the Trustee will constitute issued and outstanding shares of stock. The intended transferee will not benefit economically from ownership of any shares held in the Trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the Trust. The Trustee will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by ICH that shares of stock have been transferred to the Trustee will be paid with respect to such shares to the Trustee upon demand and any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the Trustee, the Trustee will have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by an intended transferee prior to the discovery by ICH that such shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.

  Within 20 days of receiving notice from ICH that shares of stock have been transferred to the Trust, the Trustee will sell the shares held in the Trust to a person designated by the Trustee whose ownership of the shares will not violate the ownership restrictions set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the intended transferee and to the Charitable Beneficiary as follows: the intended transferee will receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the intended transferee will be immediately paid to the Charitable Beneficiary.

  In addition, shares of stock held in Trust will be deemed to have been offered for sale to ICH, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price (as defined in the Charter) at the time of such devise or gift) and (ii) the Market Price on the date ICH, or its designee, accepts such offer. ICH will have the right to accept such offer until the Trustee has sold the shares held in the Trust. Upon such a sale to ICH, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the intended transferee.

  The Charter defines the term "Market Price" on any date, with respect to any class or series of outstanding shares of ICH's stock, as the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Board of Directors.

  If any purported transfer of shares of Common Stock would cause ICH to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to such shares.

  All certificates representing shares of Common Stock and Preferred Stock bear a legend referring to the restrictions described above.

  Under the Charter, every owner of a specified percentage (or more) of the outstanding shares of stock must file a completed questionnaire with the Company containing the information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Company's shares. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of stock on the Company's status as a REIT and to ensure such compliance with the Ownership Limit or such other limit as otherwise prescribed by the Board of Directors.

  The Charter provides that "disqualified organizations" within the meaning of
Section 860E(e)(5) of the Code, which generally include governmental entities and other tax-exempt persons not subject to tax on unrelated business taxable income, are ineligible to hold the Company's shares. Accordingly, the shares offered hereby should not be purchased or held by such disqualified organizations. See "Federal Income Tax Considerations."

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Company's Common Stock is Boston EquiServe, L.P.

                                 UNDERWRITING

  Under the terms of and subject to the conditions contained in the underwriting agreement (the "Underwriting Agreement") between the Company and the Underwriters named below (the "Underwriters"), for whom PaineWebber Incorporated, Stifel, Nicolaus & Company, Incorporated, CIBC Oppenheimer Corp. and EVEREN Securities, Inc. are acting as representatives (the "Representatives"), the Underwriters have severally agreed to purchase from the Company and the Company has agreed to sell to the Underwriters severally the respective number of shares set forth opposite its name below:

                                                                     NUMBER OF
                                                                    SHARES TO BE
   UNDERWRITERS                                                      PURCHASED
   ------------                                                     ------------
   PaineWebber Incorporated........................................
   Stifel, Nicolaus & Company, Incorporated........................
   CIBC Oppenheimer Corp. .........................................
   EVEREN Securities, Inc. ........................................
                                                                     ---------
     Total.........................................................  3,000,000
                                                                     =========

  In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to the Underwriting Agreement (other than those covered by the over-allotment option described below), if any shares of Common Stock are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Company has been advised by the Representatives that the Underwriters propose to offer the shares in part to the public at the public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers (who may include the Underwriters) at such price less a concession not in excess of $ per share, and that the Underwriters and such dealers may reallow to certain dealers a discount not in excess of $ per share. After commencement of the public offering, the public offering price, concessions to selected dealers and the discount to other dealers may be changed by the Representatives.

  The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase, at the public offering price less the underwriting discount and commissions set forth on the cover page of this Prospectus, 450,000 additional shares of Common Stock. The Underwriters may exercise such option only to cover over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent the Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of such option shares as it was obligated to purchase pursuant to the Underwriting Agreement.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Federal securities laws, or to contribute to payments which the Underwriters may be required to make in respect thereof.

  The Company, its directors and executive officers, and IMH, have agreed with the Underwriters that, for a period of 90 days following the commencement of this Offering, they will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans) without the prior written consent of PaineWebber Incorporated.

  Certain of the Underwriters, including the Representatives, may from time to time in the future enter into reverse repurchase agreements or other financing arrangements with the Company to finance the purchase of mortgage assets.

  Certain of the Underwriters, including the Representatives, have in the past performed, and may continue to perform investment banking, broker-dealer and financial advisory services for certain of its affiliates and have received customary compensation therefor. Until the distribution of Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, then the Underwriters may reduce that short position by purchasing Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or a part of the over-allotment option described above. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. In addition, PaineWebber Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Neither the Company nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced, will not be discontinued without notice. The Company's Common Stock is listed on the AMEX under the symbol "ICH."

                    CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

  The following summary of certain provisions of the MGCL and of the Charter and the Bylaws of ICH does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and the Bylaws of ICH, copies of which are filed with the Commission. See "Available Information." For a description of additional restrictions on transfer of the Common Stock, see "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

REMOVAL OF DIRECTORS

  The Charter provides that a director may be removed from office at any time but only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation and adopted at any time before the acquisition of shares.

  The Bylaws of ICH contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of ICH's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

  ICH reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in the Charter, of any shares of outstanding stock. The Charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; provided, however, that provisions on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

DISSOLUTION OF THE COMPANY

  The dissolution of ICH must be approved by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to ICH's notice of the meeting, (2) by the Board of Directors, or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of stockholders, only the business specified in ICH's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (1) pursuant to ICH's notice of the meeting, (2) by the Board of Directors, or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
 CHARTER AND BYLAWS

  The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on ownership and transfer of stock and on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of ICH or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of material federal income tax considerations regarding the Company and the holders of Common Stock is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Brown & Wood LLP, tax counsel to the Company. The tax treatment of a holder of Common Stock will vary depending on his or her particular situation, and this summary does not purport to deal with all aspects of taxation that may be relevant to prospective purchasers of Common Stock in light of such purchasers' particular investment or tax circumstances, or to certain types of purchasers subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, certain financial institutions, broker-dealers, stockholders holding Common Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "--Taxation of Tax-Exempt Stockholders"), or foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to prospective purchasers of Common Stock.

  The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Service (including its practices and policies as expressed in certain private letter rulings which are not binding on the Service except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions will not adversely affect existing interpretations. Any such change could apply retroactively to transactions preceding the date of the change. ICH has not requested, and does not plan to request, any ruling from the Service concerning the tax treatment of ICH. Thus, no assurance can be provided that the statements set forth herein (which are, in any event, not binding on the Service or courts) will not be challenged by the Service or will be sustained by a court if so challenged.

  PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF ICH

  General. ICH elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. ICH believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and ICH intends to continue to operate in such a manner. However, no assurance can be given that ICH has operated or will continue to operate in such a manner so as to qualify or remain qualified as a REIT.

  The sections of the Code and Treasury Regulations governing REITs are highly technical and complex. The following summary sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  Brown & Wood LLP has acted as tax counsel to ICH in connection with the offering. In the opinion of Brown & Wood LLP commencing with ICH's taxable year ending December 31, 1997, ICH has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various factual assumptions relating to the organization and operation of ICH and is conditioned upon certain representations made by ICH as to factual matters. In addition, this opinion is based upon the factual representations of ICH concerning its business and assets as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon ICH's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Brown & Wood LLP. Accordingly, no assurance can be given that the actual results of ICH's operation for any particular taxable year have satisfied or will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "Risk Factors--Other Considerations--Adverse Consequences of Failure to Maintain REIT Status May Include ICH Being Subject to Tax as a Regular Corporation" and "--Failure to Qualify."

  If ICH qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, ICH will be subject to federal income tax as follows: First, ICH will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Second, under certain circumstances, ICH may be subject to the "alternative minimum tax" on its items of tax preference. Third, if ICH has
(i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired through foreclosure or otherwise as a result of a default on a loan secured by the property or a lease of such property) which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if ICH has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if ICH should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which ICH fails the 75% or 95% test multiplied by (b) a fraction intended to reflect ICH's profitability. Sixth, if ICH should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, ICH would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if ICH has excess inclusion income (attributable to its interest, if any, in a residual interest in a REMIC or if all or a portion of ICH, is treated as a taxable mortgage pool) and a disqualified organization (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations) holds shares of stock in ICH, ICH will be taxed at the highest corporate tax rate on the amount of excess inclusion income for the taxable year allocable to the shares held by such disqualified organization. Eighth, with respect to any asset (a "Built-In Gain Asset") acquired by ICH from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of ICH is determined by reference to the basis of the asset in the hands of the C corporation, if ICH recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by ICH, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) ICH's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that ICH will make an election pursuant to IRS Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton's 1999 federal budget proposal.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi). In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. ICH has a calendar taxable year.

  ICH believes that it has issued sufficient shares of Common Stock with sufficient diversity of ownership to allow ICH to satisfy conditions (v) and
(vi). In addition, the Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist ICH in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer." These restrictions, however, may not, in all cases, ensure that ICH will be able to satisfy the share ownership requirements described above. If ICH fails to satisfy such share ownership requirements, ICH's status as a REIT will terminate; provided, however, that if ICH complies with the rules contained in the applicable Treasury Regulations requiring ICH to attempt to ascertain the actual ownership of its shares, and ICH does not know, and would not have known through the exercise of reasonable diligence, whether it failed to meet the requirement set forth in condition (vi) above, ICH will be treated as having met such requirement. See "--Failure to Qualify."

  Ownership of Qualified REIT Subsidiaries. ICH may acquire 100% of the stock of one or more qualified REIT subsidiaries (each, a "QRS"). A corporation will qualify as a QRS during the period in which 100% of its stock is held by ICH. A QRS will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of ICH for all purposes of the Code including the REIT qualification tests. For this reason, references under "Federal Income Tax Considerations" to the income and assets of ICH shall include the income and assets of any QRS. A QRS will not be subject to federal income tax and ICH's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of ICH's total assets, described below under "-- Asset Tests."

  Ownership of Partnerships or LLCs. If ICH invests in a partnership or limited liability company (a "LLC"), it will be deemed to own its proportionate share of the assets of the partnership or LLC and will be

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deemed to be entitled to the income of the partnership or LLC attributable to such share. In addition, the character of the assets and gross income of the partnership or LLC shall retain the same character in the hands of ICH for purposes of the REIT gross income and asset tests.

  Income Tests. In order to maintain its qualification as a REIT, ICH annually must satisfy two gross income requirements. First, at least 75% of ICH's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property; (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and (ix) qualified temporary investment income. Second, at least 95% of ICH's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described above with respect to the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). In addition, for taxable years beginning prior to August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales or other dispositions of foreclosure property) must represent less than 30% of ICH's gross income (including gross income from prohibited transactions). The 30% gross income test has been repealed and will not apply beginning with ICH's 1998 taxable year.

  The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  Generally, if a loan is secured by both personal property and real property, interest must be allocated between the personal property and the real property, with only the interest allocable to the real property qualifying as mortgage interest under the 75% gross income test. Treasury Regulations provide that if a loan is secured by both personal and real property and the fair market value of the real property as of the commitment date (generally, the date on which the REIT's obligation to make the loan becomes binding) equals or exceeds the amount of the loan, the entire interest amount will qualify under the 75% gross income test. If the amount of the loan exceeds the fair market value of the real property as of the commitment date, the interest income allocated to the real property is an amount equal to the interest income multiplied by a fraction, the numerator of which is the fair market value of the real property as of the commitment date, and the denominator of which is the amount of the loan. The interest income allocated to the personal property is an amount equal to the excess of the total interest income over the interest income allocated to the real property.

  Interest earned on mortgage loans, and mortgage-backed securities secured by or representing an interest in such loans, will qualify as "interest" for purposes of both the 95% and 75% gross income tests to the extent such assets are treated as obligations secured by mortgages on real property or on interests in real property. However, income attributable to securities or other obligations that are not treated as obligations secured by mortgages on real property or on interests in real property (and which are not otherwise Qualified REIT Assets), dividends on stock (including any dividends ICH receives from ICCC, but not including dividends ICH receives from other qualifying REITs or from any QRSs), and gains from the sale or disposition of such stock or such securities or other obligations will not qualify under the 75% gross income test. Such income will qualify under the 95% gross income test, however, if such income constitutes interest, dividends or gain from the sale or disposition of stock or securities. Income from loan guarantee fees, mortgage servicing contracts or other contracts will not qualify under either the 95% or 75% gross income test if such income constitutes fees for services rendered by ICH or is not treated as interest (on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test). Similarly, income from hedging transactions, including the sale of hedges, may not qualify under the 75% or 95% gross income tests unless such hedges constitute Qualified Hedges, in which case such income will qualify under the 95% gross income test.

  Furthermore, ICCC receives servicing and processing fees and income from gain on the sale of certain Commercial Mortgages and CMBSs. Such fees do not accrue to ICH, but ICH receives dividends on its nonvoting preferred stock in ICCC. Such dividends will qualify under the 95% gross income test, but will not qualify under the 75% gross income test.

  In order to comply with the 95% and 75% gross income tests, ICH has limited and will continue to limit substantially all of the assets that it acquires to Commercial Mortgages or other securities or obligations that are treated as obligations secured by mortgages on real property or on interests in real property or to other Qualified REIT Assets. As a result, ICH may limit the type of assets, including hedging contracts, that it otherwise might acquire and, therefore, the type of income it otherwise might receive, including income from hedging, other than income from Qualified Hedges. See "Business-- Hedging."

  In order to comply with the REIT gross income tests, ICH has monitored and will continue to monitor its income, including income from dividends, warehouse lending, hedging transactions, futures contracts, servicing and sales of Mortgage Assets, gains on the sale of securities, and other income not derived from Qualified REIT Assets. ICH believes that the aggregate amount of any nonqualifying income in any taxable year has not exceeded and will not exceed the limit on nonqualifying income under the gross income tests.

  If ICH fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if ICH's failure to meet such tests was due to reasonable cause and not due to willful neglect, ICH attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances ICH would be entitled to the benefit of these relief provisions. For example, if ICH fails to satisfy the gross income tests because nonqualifying income that ICH intentionally incurs exceeds the limits on such income, the Service could conclude that ICH's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving ICH, ICH will not qualify as a REIT. As discussed above in "Federal Income Tax Considerations--Taxation of ICH-- General," even if these relief provisions apply and ICH retains its status as a REIT, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which ICH failed the 75% or 95% test multiplied by (b) a fraction intended to reflect ICH's profitability. There can be no assurance that ICH will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. For taxable years beginning prior to August 5, 1997, no similar mitigation provision provides relief if ICH failed the 30% gross income test. In such case, ICH would cease to qualify as a REIT. See "-- Failure to Qualify."

  Any gain realized by ICH on the sale of any property (including Commercial Mortgages and CMBSs) held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction treatment may also have an adverse effect upon ICH's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. ICCC securitizes Commercial Mortgages and sells the resulting mortgage securities. See "Business--Securitization and Sale Process." If ICH were to sell such CMBSs on a regular basis, there is a substantial risk that such sales would constitute prohibited transactions and that all of the profits therefrom would be subject to a 100% tax. Therefore, such sales will be made only by ICCC. ICCC is not subject to the 100% penalty tax on income from prohibited transactions, which is only applicable to a REIT.

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

  Asset Tests. ICH, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of ICH's total assets must be represented by Qualified REIT Assets, cash, cash items and government securities. Second, not more than 25% of ICH's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by ICH may not exceed 5% of the value of ICH's total assets and ICH may not own more than 10% of any one issuer's outstanding voting securities. ICH believes that substantially all of its assets, other than the nonvoting preferred stock of ICCC, are Qualified REIT Assets.

  ICH provides short-term lines of credit ("hypothecation loans") to ICCC to finance Commercial Mortgages during the time from the closing of such loans to their sale or other settlement with pre-approved investors. ICH's hypothecation loans are secured by assignments of first priority perfected security interests in and liens on, among other items of collateral, mortgage loans and related mortgage notes owned by the customer that in turn are secured by mortgages on real property. The Service has issued a Revenue Ruling in which it ruled that loans similar to ICH's hypothecation loans to ICCC were obligations secured by mortgages on real property and interests in mortgages on real property, and therefore that such loans were Qualified REIT Assets. Based on such Revenue Ruling, ICH believes that its hypothecation loans are Qualified REIT Assets. However, in the event that ICH's hypothecation loans are not treated as Qualified REIT Assets, ICH would likely fail the 5% asset test and fail to qualify as a REIT. See "--Failure to Qualify."

  As described above, ICH owns 100% of the nonvoting preferred stock of ICCC, which represents approximately 95% of the economic value of all classes of stock of ICCC. ICH does not and will not own any of the voting securities of ICCC, and therefore ICH will not be considered to own more than 10% of the voting securities of ICCC (which would be prohibited by the REIT asset tests currently set forth in the Code). President Clinton's 1999 federal budget proposal contains a provision which would amend the REIT asset tests so as to prohibit REITs from owning stock of a corporation possessing more than 10% of the vote or value of all classes of stock of the corporation. This proposal would be effective with respect to stock acquired on or after the date of the first Congressional committee action with respect to the proposal (the "Action Date"). In addition, to the extent that a REIT's stock ownership is grandfathered by virtue of this effective date, such grandfathered status would terminate if the subsidiary corporation engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets on or after such date. Accordingly, if this provision of the budget proposal were enacted in its present form, ICH's stock ownership in ICCC would be grandfathered, but such grandfathered status would terminate if ICCC engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets (including additional mortgage loans) on or after such date, even if such activities are undertaken or assets are acquired prior to the adoption of the proposal. In such case, ICH's continued ownership of more than 10% of the economic value of ICCC beyond ICH's next quarterly asset testing date following the Action Date (which could occur prior to the adoption of the proposal) could cause ICH to fail to qualify as a REIT. See "--Failure to Qualify." It is presently uncertain whether any proposal regarding REIT subsidiaries, such as ICCC, will be enacted, or if enacted, what the terms of such proposal (including its effective date) will be. At this time, it is expected that ICCC will continue to acquire additional mortgage loans notwithstanding the proposed legislation regarding REIT subsidiaries.

  ICH believes that the aggregate value of its securities of ICCC has not at any time exceeded 5% of the total value of ICH's assets, and will not exceed such amount in the future. Brown & Wood LLP, in rendering its opinion as to the qualification of ICH as a REIT, is relying on the representation of ICH to such effect. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the Service will not contend that the value of the securities of ICCC held by ICH exceeds the 5% value limitation.

  The 5% asset test requires that ICH revalue its assets at the end of each calendar quarter in which ICH acquires additional securities in ICCC for the purpose of applying such test. Although ICH plans to take steps to ensure that it satisfies the 5% asset test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in ICH's overall interest in ICCC.


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

  ICH has taken and will continue to take measures to prevent the value of securities issued by any one entity that do not constitute Qualified REIT Assets from exceeding 5% of the value of ICH's total assets as of the end of each calendar quarter. In particular, as of the end of each calendar quarter, ICH has limited and diversified and will continue to limit and diversify its ownership of securities of ICCC and other securities that do not constitute Qualified REIT Assets as necessary to satisfy the REIT asset tests described above.

  When purchasing CMBSs, ICH and its counsel may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute Qualified REIT Assets for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests discussed above. The inaccuracy of any such opinions or statements may have an adverse impact on ICH's qualification as a REIT.

  After initially meeting the asset tests at the close of any quarter, ICH will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. ICH intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If ICH fails to cure noncompliance with the asset tests within such time period, ICH would cease to qualify as a REIT.

  Annual Distribution Requirements. ICH, in order to maintain its qualification as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of ICH's "REIT taxable income" (generally, net income of ICH computed without regard to the dividends paid deduction and by excluding its net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on a debt instrument in excess of cash received on the debt instrument for the year, a like-kind exchange that is later determined to be taxable, or excess inclusion income in excess of cash distributed on a REMIC residual interest or similar interest in a taxable mortgage pool) over 5% of "REIT taxable income." In addition, if ICH disposes of any Built-In Gain Asset during its Recognition Period, ICH will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ICH timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration and if ICH so elects and specifies the dollar amount on its tax return. Such distributions are taxable to holders of Common Stock (other than certain tax-exempt entities, as discussed below) in the year in which paid, even if such distributions relate to the prior year for purposes of ICH's 95% distribution requirement. The amount distributed must not be preferential (e.g., each holder of shares of Common Stock must receive the same distribution per share). To the extent that ICH does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed portion at regular ordinary and capital gain corporate tax rates. Furthermore, if ICH should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, ICH would be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed that year for purposes of calculating such tax. ICH believes that it has and intends to make timely distributions sufficient to satisfy these annual distribution requirements.

  ICH anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that ICH, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and

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

deduction of such expenses in arriving at taxable income of ICH. For instance, ICH may realize income without a corresponding cash payment, as in the case of original issue discount or accrued interest on defaulted Commercial Mortgages. In the event that such timing differences occur, in order to meet the distribution requirements, ICH may find it necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

  The Service has ruled that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions reinvested pursuant to such a plan qualify under the 95% distribution test. The terms of ICH's DRP are expected to comply with this ruling. See "Dividend Reinvestment Plan."

  Under certain circumstances, ICH may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in ICH's deduction for dividends paid for the earlier year. Thus, ICH may be able to avoid being taxed on amounts distributed as deficiency dividends; however, ICH will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

  A REIT is required to maintain certain records, including records regarding the actual and constructive ownership of its shares, and within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's shares (e.g., if ICH has 2,000 or more stockholders of record, from persons holding 5% or more of ICH's outstanding shares of Common Stock; if ICH has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of ICH's outstanding shares of Common Stock; and if ICH has 200 or fewer shareholders of record, from persons holding 1/2% or more of ICH's outstanding shares of Common Stock) regarding their ownership of shares. In addition, ICH must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth their actual stock ownership and other information. ICH will maintain the records and demand statements as required by Treasury Regulations.

FAILURE TO QUALIFY

  If ICH fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, ICH will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which ICH fails to qualify will not be deductible by ICH nor will they be required to be made. As a result, ICH's failure to qualify as a REIT would substantially reduce the cash available for distribution by ICH to its stockholders. In addition, if ICH fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of ICH's current or accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, ICH will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances ICH would be entitled to such statutory relief. Failure to qualify for even one year could result in the ICH's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes. In addition, President Clinton's 1999 federal budget proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 1999, and thus could effectively preclude ICH from re-electing to be taxed as a REIT following a loss of its REIT status.

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TAXATION OF TAXABLE U.S. STOCKHOLDERS

  As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof including, for this purpose, the District of Columbia,
(iii) is an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

  As long as ICH qualifies as a REIT, distributions made by ICH out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S Stockholders that are corporations. Distributions made by ICH that are properly designated by ICH as capital gain dividends will be taxable to taxable U.S. Stockholders as gain (to the extent that they do not exceed ICH's actual net capital gain for the taxable year) from the sale or disposition of a capital asset (provided that the shares have been held as a capital asset). Depending upon the period of time that ICH held the assets to which such gains were attributable, and upon certain designations, if any, which may be made by ICH, such gains will be taxable to non-corporate U.S. Stockholders at a rate of either 20%, 25% or 28%. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that ICH makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). With respect to non-corporate U.S. Stockholders, amounts described as being treated as capital gains in the preceding sentence will be taxable as long-term capital gains if the shares to which such gains are attributable have been held for more than eighteen months, mid-term capital gains if the shares have been held for more than one year but not more than eighteen months, or short-term capital gains if the shares have been held for one year of less. Dividends declared by ICH in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by ICH and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by ICH on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of ICH.

  ICH may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, ICH would pay tax on such retained net long-term capital gains. In addition, to the extent designated by ICH, a U.S. Stockholder generally would (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of ICH's taxable year falls (subject to certain limitations as to the amount so includable), (ii) be deemed to have paid the capital gains tax imposed on ICH on the designated amounts included in such U.S. Stockholder's long-term capital gains, (iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its shares of Common Stock by the difference between the amount of such includable gains and the tax deemed to have been paid by it, and (v) in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the Service.

  Distributions made by ICH and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by ICH (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Common Stock (or distributions treated as such), however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the maximum capital gains rate by the amount of such gain with respect to such Common Stock.

  Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and, with respect to non-corporate U.S. Stockholders, will be mid-term or long-term gain or loss if such shares have been held for more than one year or eighteen months, respectively. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from ICH which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

  ICH will report to its U.S. Stockholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide ICH with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, ICH may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to ICH. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account (IRA) or a pension, profit-sharing or stock bonus plan which is "qualified" under the Code, that holds Common Stock as an investment will not be subject to tax on dividends paid by ICH. However, if such tax-exempt investor is treated as having purchased its Common Stock with borrowed funds, some or all of its dividends from the Common Stock will be subject to tax. In addition, under some circumstances certain pension plans (including "qualified" plans but not including IRAs and government pension plans) that own more than 10% (by value) of ICH's outstanding stock, including Common Stock, could be subject to tax on a portion of their Common Stock dividends even if their Common Stock is held for investment and is not treated as acquired with borrowed funds. The ownership limit set forth in the ICH Charter with respect to the Company's capital stock (see "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer"), however, should prevent this result. Tax-exempt investors may also be subject to tax on distributions from ICH to the extent ICH has excess inclusion income. See "--Special Considerations."

TAXATION OF NON-U.S. STOCKHOLDERS

  The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of Common Stock by persons that are not U.S. Stockholders ("Non-U.S. Stockholders"). In general, Non-U.S. Stockholders may be subject to special tax withholding requirements on distributions from ICH and with respect to their sale or other disposition of Common Stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. Stockholder's country. A Non-U.S. Stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with ICH in order to claim such treatment. In addition, non-U.S. Stockholders are subject to special treatment with respect to distributions from ICH to the extent ICH has excess inclusion income. See "--Special Considerations." The Service has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Stockholders. Those final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 1999. Non-U.S. Stockholders should consult their own tax advisors concerning the federal income tax consequences to them of a purchase of shares of ICH's Common Stock including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, ICH.

SPECIAL CONSIDERATIONS

  ICH may invest in or otherwise acquire residual interests in REMICs. In general, a REMIC is a fixed pool of mortgage instruments in which investors hold multiple classes of interests and for which a REMIC election has been made. Part or all of any income derived by ICH from a REMIC residual interest may be excess inclusion income. Excess inclusion income is generally taxable income with respect to a residual interest in excess of a specified return on investment in the residual interest. In some cases, substantially all taxable income with respect to a residual interest may be considered excess inclusion income. Pursuant to regulations not yet published, if ICH pays any dividends to its stockholders that are attributable to such excess inclusion income, the stockholders who receive such dividends would be subject to certain special rules including (i) the characterization of excess inclusion income as UBTI for tax-exempt stockholders (including employee benefit plans and individual retirement accounts), (ii) the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to foreign stockholders,
(iii) the inability of a stockholder generally to offset excess inclusion income with net operating losses, and (iv) the taxation (at the highest corporate tax rate) of a REIT, rather than its stockholders, on the amount of excess inclusion income for the taxable year allocable to shares of stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business taxable income, including governmental organizations). Until regulations or other guidance are issued, the Company will use methods it believes are appropriate for calculating the amount of any excess inclusion income it recognizes from REMICs, and allocating any excess inclusion income to its stockholders.

  ICH has financed and intends to continue to finance the acquisition of mortgage assets by entering into reverse repurchase agreements (which are essentially loans secured by ICH's mortgage assets), CMOs or other secured lending transactions. If the Service were to successfully take the position that such transactions result in ICH having issued debt instruments (i.e., reverse repurchase agreements, CMOs or other secured loans) with differing maturity dates secured by a pool of Commercial Mortgages, ICH could be treated, in whole or in part, as a taxable mortgage pool. In this case, a portion of ICH's income could be characterized as excess inclusion income which would subject stockholders (or ICH, to the extent Common Stock is held by disqualified organizations) to the tax treatment described above with respect to residual interests in REMICs. ICH intends to take the position that its existing financing arrangements do not create a taxable mortgage pool or excess inclusion income. However, ICH may enter into arrangements creating such excess inclusion income in the future. In the absence of any definitive authority on this issue, there can be no assurance regarding whether ICH's reverse repurchase agreements, CMOs or other secured loans will cause ICH to realize excess inclusion income.

OTHER TAX CONSEQUENCES

  ICCC will not qualify as a REIT and will pay federal, state and local income taxes on its taxable income at normal corporate rates. As a result, ICCC is able to distribute only its net after-tax earnings to its shareholders, including ICH, as dividend distributions, thereby reducing the cash available for distribution by ICH to its stockholders.

STATE AND LOCAL TAXES

  ICH and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of ICH and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in ICH.

                                ERISA INVESTORS

  A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self-employed individuals and their employees or any other employee benefit plan (collectively, a "Plan") subject to the prohibited transaction provisions of the Code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), should consider (1) whether the ownership of the Common Stock is in accordance with the documents and instruments governing the Plan, (2) whether the ownership of the Common Stock is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (3) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary with respect to plan assets, and (4) the need to value the assets of the Plan annually.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed on for the Company by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California, certain tax matters will be passed on for the Company by Brown & Wood LLP, Washington, D.C., and certain legal matters with respect to Maryland law will be passed on for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters will be passed on for the Underwriters by Skadden, Arps, Slate, Meagher & Flom (Illinois). Thomas J. Poletti, a Director of ICH, is a partner in the law firm Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company and IMH; Mr. Poletti owns 12,000 shares of the Company's Common Stock and options to purchase an additional 10,000 shares of Common Stock. See "Certain Transactions--Transactions with IMH--Organizational Transactions" and "--Other Transactions."

                                    EXPERTS

  The financial statements of Impac Commercial Holdings, Inc. and Impac Commercial Capital Corporation as of December 31, 1997, and for the period from January 15, 1997 (commencement of operations) through December 31, 1997, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                   GLOSSARY

  As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

  "Affiliated Person" means of any entity: (1) any person directly or indirectly owning, controlling, or holding with the power to vote, five percent (5%) or more of the outstanding voting securities of such entity;
(2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity; (3) any person directly or indirectly controlling, controlled by, or under common control with, such entity or (4) any officer, director or employee of such entity or any person set forth in (1), (2) or (3) above. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of any entity shall be presumed to control such entity. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any entity shall be presumed not to control such entity. A natural person shall be presumed not to be a controlled entity.

  "Affiliated REIT" means a REIT which may have been or will be an Affiliated Person with respect to the Company, IMH, or their respective conduit operations.

  "Agency Certificates" means Pass-Through Certificates guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association.

  "AMEX" means American Stock Exchange, Inc.

  "ARM" means a mortgage loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

  "Average Net Worth" means the arithmetic average of the sum of the gross proceeds from any sale of equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings less dividends declared (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period.

  "Bankruptcy Code" means Title 11, United States Code, as amended.

  "Charter" means Articles of Incorporation, as amended, corrected, supplemented or restated.

  "Class A Stock" means the non-voting Class A Common Stock, $.01 par value per share, of ICH.

  "CMO" means an adjustable or fixed-rate debt obligation (bond) that is collateralized by mortgage loans or mortgage certificates and issued by private institutions.

  "CMSRs" means Commercial Mortgage Servicing Rights.

  "CMT Index" means the one year constant maturity Treasury index.

  "CMBSs" means (1) pass-through certificates and (2) REMICs.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commercial Mortgages" mean commercial mortgage assets including condominium-conversions, mortgage loans on commercial real property such as industrial and warehouse properties, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, multi-family, congregate care facilities and senior living centers.

  "Commercial Mortgage Assets" means Commercial Mortgages held-for-investment, investment securities available-for-sale, residual interests in securitizations, and finance receivables.

  "Commencement Period" means the period from January 15, 1997 to December 31, 1997.

  "Commission" means the Securities and Exchange Commission.

  "Company" means ICH, its subsidiary Dove, and ICCC, as a combined entity unless the context requires otherwise.

  "Conduit Operations" means ICCC.

  "Contribution" means the contribution by IMH to ICH of 100% of the outstanding shares of the non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock.

  "Conversion Rate" means the rate in which the $15.0 million promissory note to ICH from IMH converts into one share of ICH Preferred Stock for each $5.00 principal amount of said note.

  "Dove" means IMH/ICH Dove Street, LLC, a subsidiary of ICH.

  "DRP" means Dividend Reinvestment and Stock Purchase Plan.

  "DSCRs" means Debt Service Coverage Ratios.

  "11th District Cost of Funds" means the index made available monthly by the Federal Home Loan Bank Board of the cost of funds to members of the Federal Home Loan Bank 11th District.

  "ERISA" means the Employee Retirement Income Security Act of 1974.

  "ERISA Plan" or "Plan" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "GAAP" means generally accepted accounting principles.

  "ICCC" means Impac Commercial Capital Corporation, a California corporation that conducts the Conduit Operations.

  "ICH" means Impac Commercial Holdings, Inc., a Maryland corporation.

  "ICII" means Imperial Credit Industries, Inc.

  "IFC" means Impac Funding Corporation, a California corporation and the conduit operations of IMH.

  "IMH" means Impac Mortgage Holdings, Inc., a Maryland corporation.

  "Initial Primary Business" means the primary business as described in the Principal Party's initial public offering documentation.

  "Investment Company Act" means the Investment Company Act of 1940, as amended.

  "Investment Opportunity" means any mortgage loan or mortgage-backed security investment opportunity offered to RAI , IMH, ICH or an Affiliated REIT, as the case may be.

  "IPO" means the initial public offering of ICH.

  "ISOs" means qualified incentive stock options granted under the Stock Option and Awards Plan, which meet the requirements of Section 422 of the Code.

  "IWLG" means Impac Warehouse Lending Group, Inc., a subsidiary of IMH.

  "Keogh Plans" means H.R. 10 Plans.

  "LIBOR" means the London interbank offered rate.

  "Long-Term Investment Operations" means ICH.

  "LTV" or "loan-to-value ratio" means the percentage obtained by dividing the principal amount of a loan by the lower of the sales price or appraised value of the mortgaged property when the loan is originated.

  "Management Agreement" means that certain management agreement entered into in August 1997 between RAI and ICH.

  "Manager" means RAI Advisors, LLC.

  "March 31, 1997 Period" means the period from January 15, 1997 (commencement of operations) to March 31, 1997.

  "Master Commitments" means commitments issued by the Company which will obligate the Company to purchase Mortgage Assets from the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

  "MBSs" mean (1) pass through certificates and (2) REMICs.

  "MGCL" means the Maryland General Corporation Law, as amended from time to time.

  "MSRs" means mortgage servicing rights.

  "NASD" means the National Association of Securities Dealers, Inc.

  "Net Income" means the net income of the Company as determined by the Code before the Manager's compensation, the deduction for dividends paid, and any net operating loss deductions arising from losses in prior periods. The Company's interest expenses for borrowed money shall be deducted in calculating Net Income.

  "Ownership Limit" means 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, as may be increased or, subject to limitations, reduced by the Board of Directors of ICH.

  "Pass-Through Certificates" means securities (or interests therein) which are Qualified REIT Assets evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders' respective, undivided interests in the pool. Pass-Through Certificates evidence interests in loans secured by multi-family or commercial real estate properties.

  "Principal Party" means the entity whose Initial Primary Business most closely aligns with an Investment Opportunity and the entity which will first be offered an Investment Opportunity pursuant to the Right of First Refusal Agreement.

  "Privately-Issued Certificates" means privately-issued Pass-Through Certificates issued by the Company or an affiliate of the Company or other non-Agency third party issuer.

  "Qualified Hedge" means an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument entered into by ICH to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by ICH to acquire or carry Qualified REIT Assets.

  "QRS" means a qualified REIT subsidiary that is a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

  "Qualified REIT Assets" means (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares (or transferable certificates of beneficial interest) in other REITs which meet the requirements of Sections 856-859 of the Code, (iii) stock or debt instruments (not otherwise described in (i), (ii) or (iv)) held for not more than one year that were purchased with the proceeds of (a) an offering of stock in ICH (other than amounts received pursuant to a dividend reinvestment plan) or (b) a public offering of debt obligations of ICH which have maturities of at least 5 years, and (iv) a regular or residual interest in a REMIC, but only if 95% or more of the assets of such REMIC are assets described in (i) through (iii).

  "Qualifying Interests" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

  "RAI" means RAI Advisors, LLC, the Manager of the Company.

  "Real Estate Asset" means interests in real property, interests in mortgages on real property, and regular interests in REMICS.

  "REIT" means a real estate investment trust as defined under Section 856 of the Code.

  "REMIC" means serially maturing debt securities secured by a pool of mortgage loans, the payments on which bear a relationship to the debt securities and the issuer of which qualifies as a Real Estate Mortgage Investment Conduit as defined under Section 860D of the Code.

  "Residential Mortgage Assets" means single-family residential mortgages held-for-investment, investment securities available-for-sale, residual interests in securitizations, and finance receivables.

  "Return on Equity" means return calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

  "Reverse Repurchase Agreement" means a borrowing device by an agreement to sell securities or other assets to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

  "Right of First Refusal Agreement" means that certain right of first refusal agreement entered into in August 1997 among ICH, ICCC, IMH and IFC.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the United States Internal Revenue Service.

  "Servicing Agreements" means agreements entered into with correspondents in which the correspondents retain the right to service the Commercial Mortgages.

  "Submanagement Agreement" means that certain submanagement agreement entered into in August 1997 between RAI and IFC.

  "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plan, Keogh Plan, bank commingled trust fund for such plans, an IRA or other similar entity intended to be exempt from federal income taxation.

  "Ten Year U.S. Treasury Rate" means the average of the weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years) as published weekly by the Federal Reserve Board during a quarter.

  "25% entity" means any entity of which IMH owns 25% or more of the voting securities.

  "25% Payment" means incentive compensation for each fiscal quarter, in an amount equal to 25% of the Net Income of the Company, before deduction of such incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate plus 2%.

  "UBTI" means "unrelated trade or business taxable income" as defined in
Section 512 of the Code.

  "Unaffiliated Director" means a Director who is independent of the Company, except for being a Director of the Company, any manager of the Company (including RAI) and IMH and its Affiliated Persons.

                         INDEX TO FINANCIAL STATEMENTS

                 IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

                                                                            PAGE
                                                                            ----
      Independent Auditors' Report.........................................  F-2
      Consolidated Balance Sheets..........................................  F-3
      Consolidated Statements of Operations................................  F-4
      Consolidated Statements of Changes in Stockholders' Equity...........  F-5
      Consolidated Statements of Cash Flows................................  F-6
      Notes to Consolidated Financial Statements...........................  F-8

                      IMPAC COMMERCIAL CAPITAL CORPORATION

      Independent Auditors' Report......................................... F-27
      Balance Sheets....................................................... F-28
      Statements of Operations............................................. F-29
      Statements of Changes in Shareholders' Equity........................ F-30
      Statements of Cash Flows............................................. F-31
      Notes to Financial Statements........................................ F-32

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Impac Commercial Holdings, Inc.:

  We have audited the accompanying consolidated balance sheet of Impac Commercial Holdings, Inc. and subsidiary as of December 31, 1997 and the related consolidated statements of operations and cash flows for the periods from January 15, 1997 (commencement of operations) through December 31, 1997 and from January 15, 1997 through March 31, 1997 and the statement of changes in stockholders' equity for the period from January 15, 1997 through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Impac Commercial Holdings, Inc. and subsidiary as of December 31, 1997 and the results of their operations and their cash flows for the periods from January 15, 1997 through December 31, 1997 and from January 15, 1997 through March 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Orange County, California
February 9, 1998

                 IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        MARCH 31,  DECEMBER 31,
                                                          1998         1997
                                                       ----------- ------------
                                                       (UNAUDITED)
                        ASSETS
Cash and cash equivalents.............................  $  22,962   $  15,908
Investment securities available-for-sale..............     18,229      19,353
Residual interest in securitizations, held-for-
 trading..............................................     10,202       9,936
Loan receivables:
  Finance receivables.................................    205,545      95,711
  Commercial Mortgages held-for-investment............     57,861      62,790
  CMO collateral......................................      4,018       4,255
  Allowance for loan losses...........................       (612)       (564)
                                                        ---------   ---------
    Net loan receivables..............................    266,812     162,192
Due from affiliates...................................     27,876       1,592
Premises and equipment, net...........................      3,876       3,857
Investment in Impac Commercial Capital Corporation....      3,728       4,182
Accrued interest receivable...........................      1,667       1,361
Other assets..........................................        437         458
                                                        ---------   ---------
                                                        $ 355,789   $ 218,839
                                                        =========   =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Warehouse line agreements.............................  $ 229,762   $  90,374
Reverse repurchase agreements.........................      9,447       9,841
Due to affiliates.....................................      7,369       8,067
CMO borrowings........................................      3,946       4,176
Other liabilities.....................................        276       3,139
                                                        ---------   ---------
    Total liabilities.................................    250,800     115,597
                                                        ---------   ---------
Stockholders' Equity:
  Preferred Stock; $.01 par value; 6,000,000 shares
   authorized; no shares issued and outstanding at
   March 31, 1998 (unaudited) and December 31, 1997...        --          --
  Convertible Class A Preferred Stock; $.01 par value;
   4,000,000 shares authorized; no shares issued and
   outstanding at March 31, 1998 (unaudited) and
   December 31, 1997..................................        --          --
  Common Stock; $.01 par value; 46,000,000 shares
   authorized; 7,344,789 shares issued and outstanding
   at March 31, 1998 (unaudited) and December 31,
   1997...............................................         73          73
  Class A Common Stock; $.01 par value; 4,000,000
   shares authorized; 674,211 shares issued and
   outstanding at March 31, 1998 (unaudited) and
   December 31, 1997..................................          7           7
  Additional paid-in-capital..........................    104,761     104,761
  Investment securities valuation allowance...........       (590)       (160)
  Cumulative dividends declared.......................     (4,250)     (4,250)
  Retained earnings...................................      4,988       2,811
                                                        ---------   ---------
    Total stockholders' equity........................    104,989     103,242
                                                        ---------   ---------
Commitments and contingencies
                                                        $ 355,789   $ 218,839
                                                        =========   =========

          See accompanying notes to consolidated financial statements.

                 IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         FOR THE PERIOD FROM FOR THE PERIOD FROM
                                          JANUARY 15, 1997    JANUARY 15, 1997
                          FOR THE THREE   (COMMENCEMENT OF    (COMMENCEMENT OF
                           MONTHS ENDED  OPERATIONS) THROUGH OPERATIONS) THROUGH
                          MARCH 31, 1998    MARCH 31,1997     DECEMBER 31, 1997
                          -------------- ------------------- -------------------
                           (UNAUDITED)
Revenues:
 Interest income........     $ 5,774          $    366             $ 7,459
 Equity in net earnings
  (loss) of Impac
  Commercial Capital
  Corp..................        (454)              --                1,694
 Rental and other
  income................         109               --                  174
                             -------          --------             -------
                               5,429               366               9,327
                             -------          --------             -------
Expenses:
 Interest expense on
  warehouse line and
  reverse repurchase
  agreements............       2,177               --                1,394
 Interest expense on
  other borrowings......         539               129                 503
 Interest expense on
  borrowings from Impac
  Warehouse Lending
  Group.................         --                150                 453
 General and
  administrative and
  other.................         190                 3                 288
 Management advisory
  fees..................         162               --                  --
 Professional services..         136                60                 617
 Provision for loan
  losses................          48                13                 564
 Stock compensation
  expense...............         --              2,697               2,697
                             -------          --------             -------
                               3,252             3,052               6,516
                             -------          --------             -------
Net earnings (loss).....     $ 2,177          $ (2,686)            $ 2,811
                             =======          ========             =======
Net earnings per share--
 basic..................     $  0.27                               $  0.61
                             =======                               =======
Net earnings per share--
 diluted................     $  0.27                               $  0.61
                             =======                               =======


          See accompanying notes to consolidated financial statements.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                (IN THOUSANDS)

                                                          CLASS A               INVESTMENT
                   PREFERRED STOCK     COMMON STOCK    COMMON STOCK  ADDITIONAL SECURITIES CUMULATIVE              TOTAL
                   -----------------   --------------  -------------  PAID-IN   VALUATION  DIVIDENDS  RETAINED STOCKHOLDERS'
                   NUMBER    DOLLAR    NUMBER  DOLLAR  NUMBER DOLLAR  CAPITAL   ALLOWANCE   DECLARED  EARNINGS    EQUITY
                   --------  -------   ------  ------  ------ ------ ---------- ---------- ---------- -------- -------------
Balance, January
15, 1997
(commencement of
operations)......       --   $   --      --    $ --     --    $ --    $    --     $ --      $   --     $  --     $    --
Sale of Common
Stock to IMH and
certain officers
and directors of
the Company......                        599       6    --      --       2,697      --          --        --        2,703
Conversion of
promissory notes
to Preferred
Stock............     3,000       30     --      --     --      --      14,970      --          --        --       15,000
Cumulative
dividends
declared.........       --       --      --      --     --      --         --       --       (4,250)      --       (4,250)
Net proceeds from
public stock
offering.........       --       --    6,325      63    --      --      86,961      --          --        --       87,024
Class A Common
Stock issued to
IMH for ICCC
Preferred Stock..       --       --      --      --      95       1        113      --          --        --          114
Conversion of ICH
Preferred Stock
to Class A Common
Stock............    (3,000)     (30)    720       7    280       3         20      --          --        --          --
Conversion of ICH
Common Stock to
Class A Common
Stock............       --       --     (299)     (3)   299       3        --       --          --        --          --
Securities
valuation
allowance, net...       --       --      --      --     --      --         --      (160)        --        --         (160)
Net earnings from
January 15, 1997
(commencement of
operations)
through December
31, 1997.........       --       --              --     --      --         --       --          --        --        2,811
                   --------  -------   -----   -----    ---   -----   --------    -----     -------    ------    --------
Balance, December
31, 1997.........       --       --    7,345      73    674       7    104,761     (160)     (4,250)    2,811     103,242
                   --------  -------   -----   -----    ---   -----   --------    -----     -------    ------    --------
Securities
valuation
allowance, net
(unaudited)......       --       --      --      --     --      --         --      (430)        --        --         (430)
Net earnings for
the three months
ended March 31,
1998 (unaudited)
 .................       --       --      --      --     --      --         --       --          --      2,177       2,177
                   --------  -------   -----   -----    ---   -----   --------    -----     -------    ------    --------
Balance, March
31, 1998
(unaudited)......       --   $   --    7,345   $  73    674   $   7   $104,761    $(590)    $(4,250)   $4,988    $104,989
                   ========  =======   =====   =====    ===   =====   ========    =====     =======    ======    ========


         See accompanying notes to consolidated financial statements.

                 IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                        FOR THE PERIOD FROM FOR THE PERIOD FROM
                                         JANUARY 15, 1997    JANUARY 15, 1997
                         FOR THE THREE   (COMMENCEMENT OF    (COMMENCEMENT OF
                          MONTHS ENDED  OPERATIONS) THROUGH OPERATIONS) THROUGH
                         MARCH 31, 1998   MARCH 31, 1997     DECEMBER 31, 1997
                         -------------- ------------------- -------------------
                          (UNAUDITED)
Cash flows from
 operating activities:
 Net earnings (loss)...        2,177         $ (2,686)           $  2,811
 Adjustments to
  reconcile net
  earnings (loss) to
  net cash provided by
  operating activities:
 Equity in net earnings
  of Impac Commercial
  Capital Corporation..          454              --               (1,694)
 Stock compensation
  expense..............          --             2,697               2,697
 Provision for loan
  losses...............           48               13                 564
 Depreciation..........           49              --                   65
 Net change in accrued
  interest on
  receivables..........         (306)            (128)             (1,361)
 Net change in other
  assets and
  liabilities..........          205              109                (366)
 Net change in due from
  affiliates and due to
  affiliates...........      (26,982)             --                6,475
                            --------         --------            --------
  Net cash provided by
   (used in) operating
   activities..........      (24,355)               5               9,191
                            --------         --------            --------
Cash flows from invest-
 ing activities:
 Net change in
  Commercial Mortgages
  held-for-investment..        4,929          (17,535)            (62,790)
 Net change in finance
  receivables..........     (109,834)             --              (95,711)
 Net change in CMO
  collateral...........          237              --               (4,255)
 Purchase of investment
  securities available-
  for-sale.............          --               --              (20,202)
 Principal reductions
  on investment
  securities available-
  for-sale.............          694              --                  689
 Purchase of residual
  interest in
  securitizations......          --           (10,098)            (10,098)
 Principal reductions
  on residual interest
  in securitizations...         (266)              73                 162
 Purchase of premises
  and equipment........           68              --               (3,922)
 Contribution to Impac
  Commercial Capital
  Corporation..........          --               --               (2,375)
                            --------         --------            --------
  Net cash used in
   investing
   activities..........     (104,308)         (27,560)           (198,502)
                            --------         --------            --------
Cash flows from financ-
 ing activities:
 Net change in
  warehouse line and
  reverse repurchase
  agreements...........      138,994           16,563             100,215
 Net change in other
  affiliated
  borrowings...........          --               386                 --
 Net change in CMO
  borrowings...........         (230)             --                4,176
 Issuance of Common
  Stock................          --                 6              87,024
 Issuance of promissory
  notes................          --            15,000              15,000
 Issuance of Class A
  Common Stock.........          --               --                    7
 Dividends paid........       (3,047)             --               (1,203)
                            --------         --------            --------
  Net cash provided by
   financing
   activities..........      135,717           31,955             205,219
                            --------         --------            --------
Net change in cash and
 cash equivalents......        7,054            4,400              15,908
Cash and cash equiva-
 lents at beginning of
 period................       15,908              --                  --
                            --------         --------            --------
Cash and cash equiva-
 lents at end of peri-
 od....................     $ 22,962         $  4,400            $ 15,908
                            ========         ========            ========

          See accompanying notes to consolidated financial statements.

                 IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                        FOR THE PERIOD FROM FOR THE PERIOD FROM
                                         JANUARY 15, 1997    JANUARY 15, 1997
                         FOR THE THREE   (COMMENCEMENT OF    (COMMENCEMENT OF
                          MONTHS ENDED  OPERATIONS) THROUGH OPERATIONS) THROUGH
                         MARCH 31, 1998   MARCH 31, 1997     DECEMBER 31, 1997
                         -------------- ------------------- -------------------
                          (UNAUDITED)
Supplementary informa-
 tion:
 Interest paid..........    $ 1,684           $   --              $ 1,974
Non-cash transactions:
 Increase in investment
  securities valuation
  allowance.............        430               --                  160
 Dividends declared and
  unpaid................        --                --                3,047
 Conversion of
  promissory notes to
  ICH Preferred Stock...        --             15,000              15,000
 Conversion of ICH
  Preferred Stock to
  Class A Common Stock..        --                --               15,000
 Class A Common Stock
  issued to IMH for ICCC
  Preferred Stock.......        --                --                  114
 Conversion of ICH
  Common Stock to Class
  A Common Stock........        --                --                    3



          See accompanying notes to consolidated financial statements.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 THE FINANCIAL INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 IS UNAUDITED.

1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 BUSINESS

  Impac Commercial Holdings, Inc. (ICH or the Company), a newly formed Maryland corporation, commenced operations in January 1997 as a separate division of Impac Mortgage Holdings, Inc. (IMH). ICH changed its name to IMH Commercial Holdings, Inc. on June 30, 1997 and on January 28, 1998 the Company changed its name to Impac Commercial Holdings, Inc. The Company operates as a specialty commercial property finance company which elects to be taxed as a real estate investment trust (REIT) for Federal income tax purposes, which generally allows the Company to pass through income to stockholders without payment of corporate level Federal income tax.

  The Company and Impac Commercial Capital Corporation (ICCC), the Company's unconsolidated conduit operations vehicle, were formed for the purpose of originating, purchasing and securitizing or selling commercial mortgages and investing in commercial mortgages and commercial mortgage-backed securities (CMBSs). Commercial Mortgage assets include mortgage loans on condo-conversions, mortgage loans on commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, multifamily, congregate care facilities and senior living centers (collectively, Commercial Mortgages).

 ORGANIZATIONAL TRANSACTIONS AND CONTRIBUTION TRANSACTION

  On February 3, 1997, certain officers and directors of the Company, as a group, and IMH purchased 300,000 and 299,000 shares of common stock of ICH ("ICH Common Stock"), respectively. In addition, IMH purchased all of the non-voting preferred stock of ICCC, which has a coupon which represents 95% of generally accepted accounting principles (GAAP) based economic interest in ICCC entitling the holder to receive 95% of any dividend or distribution made by ICCC, for $500,000. Certain of the Company's officers purchased all of the outstanding shares of common stock of ICCC, which represents 5% of GAAP based economic interest in ICCC entitling the holder to receive 5% of any dividend or distribution of ICCC. In addition, ICCC brokered the Company's purchase of $7.3 million and $10.2 million of condominium conversion loans which were financed with $16.6 million in borrowings from Impac Warehouse Lending Group, Inc. (IWLG), formerly Imperial Warehouse Lending Group, Inc., a subsidiary of IMH, under a warehouse lending facility and $900,000 in other borrowings from IMH. All of such condominium conversion loans were purchased from Impac Funding Corporation (IFC), formerly ICI Funding Corporation, the conduit operations of IMH, and $7.3 million of such mortgage loans were originated by a company with which William D. Endresen, an officer of the Company and ICCC, was an affiliate.

  In March 1997, IMH loaned ICH $15.0 million evidenced by a promissory note bearing interest at the rate of 8% per annum which was convertible into shares of non-voting convertible preferred stock of ICH (the "ICH Preferred Stock") at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note (the "Conversion Rate"). IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock was automatically converted upon the closing of ICH's initial public offering (IPO) into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which was $15.00. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH is not entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of the outstanding ICH Common Stock. Shares of ICH Class A Stock convert into shares of ICH Common Stock on a one-for-one basis and each such class of ICH Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of ICH Common Stock or sales of ICH Common Stock held by

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

IMH, shares of ICH Class A Stock shall automatically convert into additional shares of ICH Common Stock, subject to said 9.8% limitation.

  In April 1997, IMH exchanged the 299,000 shares of ICH Common Stock held by it for an equal number of shares of ICH Class A Common Stock.

  Upon the closing of the IPO in August 1997, IMH contributed to ICH (the Contribution) 100% of the outstanding shares of non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock. As of March 31, 1998, IMH owned 719,789 shares of ICH Common Stock and 674,211 shares of ICH Class A Common Stock.

 BASIS OF FINANCIAL STATEMENT PRESENTATION

  The operations of ICH have been presented in the consolidated financial statements for the three months ended March 31, 1998, the period from January 15, 1997 (commencement of operations) through December 31, 1997 and the period from January 15, 1997 (commencement of operations) through March 31, 1997 and include the financial results of ICH as a stand-alone entity, the financial results of ICH's equity interest in net earnings in ICCC as a stand-alone entity, subsequent to the Contribution, and the financial results of Dove for the period from August 25, 1997 through December 31, 1997. Costs and expenses of IMH have been allocated to ICH in proportion to services provided, plus a 15% service charge.

  The Company is entitled to 95% of the earnings or losses of ICCC through its ownership of all of the non-voting preferred stock of ICCC. As such, the Company records its investment in ICCC using the equity method. Under this method, original investments are recorded at cost and adjusted by the Company's share of earnings or losses. Gain or loss on the sale of loans or securities by ICCC to ICH are deferred and amortized or accreted for gain or loss on sale over the estimated life of the loans or securities using the interest method.

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  All significant intercompany balances and transactions with ICH's consolidated subsidiary (Dove) have been eliminated in consolidation.

 INCOME TAXES

  ICH operates so as to qualify as a real estate investment trust (REIT) under the requirements of the Internal Revenue Code (the Code). Requirements for qualification as a REIT include various restrictions on ownership of ICH's stock, requirements concerning distribution of taxable income and certain restrictions on the nature of assets and sources of income. A REIT must distribute at least 95% of its taxable income to its stockholders, the distribution of which 85% must be distributed within the taxable year in order to avoid the imposition of an excise tax and the remaining balance may extend until timely filing of its tax return in its subsequent taxable year. Qualifying distributions of its taxable income are deductible by a REIT in computing its taxable income. If in any tax year ICH should not qualify as a REIT, it would be taxed as a corporation and distributions to the stockholders would not be deductible in computing taxable income. If ICH were to fail to qualify as a REIT in any tax year, it would not be permitted to qualify for that year and the succeeding four years. In any year in which the Company qualifies as a REIT, it generally will not be subject to Federal income tax on that portion of its taxable income or net capital gain that is distributed to its stockholders. The Company will, however, be subject to tax at normal corporate rates upon any net income or net capital gain not distributed. The Company intends to distribute substantially all of its taxable income to its stockholders on a pro rata basis in each year.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

 NET EARNINGS PER SHARE

  Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This statement replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any diluted effects of stock options. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

  Net earnings per share is computed on the basis of the weighted average number of shares and common equivalent shares outstanding for the period. Basic and dilutive earnings per share are approximately the same for each period presented. Of the dividends paid during 1997, approximately $504,000 represented a tax-free return of capital.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            FOR THE PERIOD FROM
                                                             JANUARY 15, 1997
                                             FOR THE THREE   (COMMENCEMENT OF
                                              MONTHS ENDED  OPERATIONS) THROUGH
                                             MARCH 31, 1998  DECEMBER 31, 1997
                                             -------------- -------------------
                                              (UNAUDITED)
NUMERATOR:
  Numerator for basic earnings per share--
    Net earnings ...........................    $ 2,177           $ 2,811
                                                =======           =======
DENOMINATOR:
  Denominator for basic earnings per share--
    Weighted average number of common shares
     outstanding during the period..........      8,019             4,631
    Net effect of dilutive stock options....         36                14
                                                -------           -------
  Denominator for diluted earnings per
   share....................................      8,055             4,645
                                                =======           =======
  Net earnings per share--basic.............    $  0.27           $  0.61
                                                =======           =======
  Net earnings per share--diluted...........    $  0.27           $  0.61
                                                =======           =======

 RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Nos. 130 and 131, "Reporting Comprehensive Income" (SFAS No. 130) and "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131), respectively (collectively, the Statements). The Statements are effective for fiscal years beginning after December 15, 1997. SFAS No. 130 established standards for reporting of comprehensive income and its components in annual financial statements. SFAS No. 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in interim financial reports. Reclassification or restatement of comparative financial statements or financial information for earlier periods is required upon adoption of SFAS No. 130 and SFAS No. 131, respectively. Application of the Statements' requirements is not expected to have a material impact on the Company's disclosures.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

 REPORTING COMPREHENSIVE INCOME

  Comprehensive Income. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("Statement 130"). Statement 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements.

  The FASB defines comprehensive income as "the change in equity of a business enterprise during the period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investment by owners and distributions to owners."

  Comprehensive income adjustments for the three months ended March 31, 1998 and the period from January 15, 1997 (commencement of operations) through March 31, 1997 were ($430,000) and none, respectively, and were related to the unrealized losses on investment securities available-for-sale, net.

2. CASH AND CASH EQUIVALENTS

  For purposes of the statement of cash flows, cash and cash equivalents consist of cash and money market mutual funds. The Company considers investments with maturities of three months or less at date of purchase to be cash equivalents.

3. INVESTMENT IN IMPAC COMMERCIAL CAPITAL CORPORATION

  The Company records its investment in ICCC on the equity method. Certain officers and directors of the Company and ICCC own all of the common stock of ICCC and are entitled to 5% of the earnings or loss of ICCC. The Company is entitled to 95% of the earnings or losses of ICCC through its ownership of all of the non-voting preferred stock in ICCC. ICCC is a commercial loan conduit organization, which purchases mortgage loans and subsequently securitizes or sells such loans to permanent investors, including ICH. Gain or loss on the sale of loans or securities by ICCC to ICH are deferred and amortized or accreted for gain or loss on sale over the estimated life of the loans or securities using the interest method.

4. INVESTMENT SECURITIES AVAILABLE-FOR-SALE

  The Company classifies CMBSs as held-to-maturity, available-for-sale, and/or trading securities. Held-to-maturity securities are reported at amortized cost, available-for-sale securities are reported at fair value with unrealized gains and losses as a separate component of stockholders' equity, and trading securities are reported at fair value with unrealized gains and losses reported in income. The Company's investment securities are held as available-for-sale, reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. As the Company qualifies as a REIT and no income taxes are paid, the unrealized gains and losses are reported gross in stockholders' equity. Premiums or discounts obtained on investment securities are accreted or amortized to interest income over the estimated life of the investment securities using the interest method. The Company's investment securities may subject the Company to credit, interest rate and/or prepayment risk.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  The amortized cost and estimated fair value of investment securities available-for-sale at March 31, 1998 and December 31, 1997 are summarized as follows:

                                                 GROSS      GROSS
                                     AMORTIZED UNREALIZED UNREALIZED ESTIMATED
                                       COST       GAIN       LOSS    FAIR VALUE
                                     --------- ---------- ---------- ----------
                                                   (IN THOUSANDS)
At March 31, 1998 (unaudited):
  Commercial mortgage-backed
   securities....................... $  6,435     $ --      $ 178     $  6,257
  Interest only securities..........   12,384       --        412       11,972
                                     --------     ----      -----     --------
    Total investment securities
     available-for-sale............. $ 18,819     $ --      $ 590     $ 18,229
                                     ========     ====      =====     ========
                                                 GROSS      GROSS
                                     AMORTIZED UNREALIZED UNREALIZED ESTIMATED
                                       COST       GAIN       LOSS    FAIR VALUE
                                     --------- ---------- ---------- ----------
                                                   (IN THOUSANDS)
At December 31, 1997:
  Commercial mortgage-backed
   securities....................... $  6,363     $ --      $  --     $  6,363
  Interest only securities..........   13,150       --        160       12,990
                                     --------     ----      -----     --------
    Total investment securities
     available-for-sale............. $ 19,513     $ --      $ 160     $ 19,353
                                     ========     ====      =====     ========

5. RESIDUAL INTEREST IN SECURITIZATION, HELD-FOR-TRADING

  The accompanying balance sheets include one residual interest in securitization (residual) of real estate mortgage investment conduit (REMIC) which was recorded as a result of a 1995 securitization by Imperial Credit Industries, Inc. (ICII) of commercial loans through a special purpose trust vehicle. ICII has one director who also serves on the Board of ICH. ICH purchased the residual in March 1997 from IFC for $10.1 million. As of March 31, 1998 and December 31, 1997, the carrying amount of the residual was $10.2 million and $9.9 million, respectively.

  IFC and ICH have estimated future cash flows from the residual utilizing assumptions that they believe are commensurate with the risk inherent in the investment and consistent with those that they believe would be utilized by an unaffiliated third-party purchaser and discounted at a rate commensurate with the risk involved. The Company has classified this residual as a held-for-trading security. Unrealized gains and losses net of related income taxes will be recognized as a reduction to current operations. To the Company's knowledge, there is currently no active market for the purchase or sale of this residual.

  The fair value of the residual is determined by computing the present value of the excess of the weighted-average coupon on the Commercial Mortgages sold (10.6%) over the sum of: (1) the coupon on the senior interest (5.9%), (2) a base servicing fee paid to servicer of the Commercial Mortgages (0.50%) and other fees, (3) expected estimated losses (0.40%) to be incurred on the portfolio of Commercial Mortgages sold over the estimated lives of the Commercial Mortgages and using an estimated future prepayment assumption (10%). The prepayment assumptions used in estimating the cash flows is based on recent evaluations of the actual prepayments of the related portfolio and on market prepayment rates on new portfolios of similar Commercial Mortgages, taking into consideration the current interest rate environment and its expected impact on the estimated future prepayment rate. The estimated cash flows expected to be received by the Company are discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return commensurate with the risk of holding such a financial instrument. At December 31, 1997, the rate used to discount the cash flows coming out of the trust was approximately 16.6%. To the extent that actual future excess cash flows are different from estimated excess cash flows, the fair value of the Company's residual could decline.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  Under the terms of the securitization, the residual is required to build overcollateralization to specified levels using the excess cash flows described above until set percentages of the securitized portfolio are attained. Future cash flows to the residual holder are all held by the REMIC trust until a specific percentage of either the original or current certificate balance is attained which percentage can be raised if certain charge-offs and delinquency ratios are exceeded. The certificate holders' recourse for credit losses is limited to the amount of overcollateralization held by the residual in the REMIC trust. Upon maturity of the certificates or upon exercise of an option ("clean up call") to repurchase all the remaining Commercial Mortgages once the balance of the Commercial Mortgages in the trust are reduced to 10% of a specified balance of the original Commercial Mortgages in the trust, any remaining amounts in the trust are distributed. The current amount of any overcollateralization balance held by the trust are recorded as part of the residual.

6. COMMERCIAL MORTGAGES HELD FOR INVESTMENT AND COLLATERALIZED MORTGAGE OBLIGATIONS (CMO) COLLATERAL

  The Company purchases Commercial Mortgages to be held as long-term investments or as CMO collateral. Commercial Mortgages held for investment and CMO collateral are recorded at cost at the date of purchase. Commercial Mortgages held for investment and CMO collateral include various types of adjustable-rate loans secured by commercial mortgages on real property and adjustable rate loans to developers secured by first liens on converted condominium complexes. As of March 31, 1998 and December 31, 1997, Commercial Mortgages held as long-term investments were $57.9 million and $62.8 million, respectively, which include premiums of $102,000 and $111,000, respectively.

  Premiums and discounts related to these Commercial Mortgages are amortized over their estimated lives using the interest method. Commercial Mortgages are continually evaluated for collectibility and, if appropriate, the Commercial Mortgages may be placed on nonaccrual status, generally when the mortgage is 90 days past due, and previously accrued interest reversed from income. Other than temporary impairment in the carrying value of Commercial Mortgages held for investment, if any, will be recognized as a reduction to current operations.

7. FINANCE RECEIVABLES

  Finance receivables represent transactions with ICCC involving commercial real estate lending. The Company earns interest at prime (8.5% at December 31, 1997) on the warehouse line agreements. The maximum available on ICCC's warehouse line agreements as of March 31, 1998 and December 31, 1997 was $900.0 million. As of March 31, 1998 and December 31, 1997, the balance of outstanding finance receivables to ICCC was $205.5 million and $95.7 million, respectively.

  As a warehouse lender, the Company is a secured creditor and is subject to the risks inherent in that status including, the risk of borrower default and bankruptcy. Any claim of the Company as a secured lender in a bankruptcy proceeding may be subject to adjustment and delay. The Company's finance receivables represent warehouse lines of credit with ICCC collateralized by Commercial Mortgages on commercial real property. Finance receivables are stated at the principal balance outstanding. Interest income is recorded on the accrual basis in accordance with the terms of the loans. Finance receivables are continually evaluated for collectibility and, if appropriate, the receivable is placed on non-accrual status, generally when the receivable is 90 days past due. Future collections of interest income are included in interest income or applied to the loan balance based on an assessment of the likelihood that the loans will be repaid.

8. ALLOWANCE FOR LOAN LOSSES

  The Company maintains an allowance for losses on Commercial Mortgages held for investment, collateral for CMOs and finance receivables at an amount which it believes is sufficient to provide adequate protection

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY against future losses in the Commercial Mortgage portfolio. The allowance for losses is determined primarily on the basis of management's judgment of net loss potential, including specific allowances for known impaired loans and other factors such as changes in the nature and volume of the portfolio, value of the collateral and current economic conditions that may affect the borrowers ability to pay. A provision is recorded for all loans or portions thereof deemed to be uncollectible thereby increasing the allowance for loan losses. Subsequent recoveries on Commercial Mortgages previously charged off are credited back to the allowance.

  Activity in the allowance for loan losses was as follows (in thousands):

                                                             FOR THE PERIOD FROM
                                                              JANUARY 15, 1997
                                              FOR THE THREE   (COMMENCEMENT OF
                                               MONTHS ENDED  OPERATIONS) THROUGH
                                              MARCH 31, 1998  DECEMBER 31, 1997
                                              -------------- -------------------
                                               (UNAUDITED)
Balance, beginning of period.................     $ 564             $  --
Provision for loan losses....................        48               564
Charge-offs..................................        --                --
                                                  -----             -----
Balance, end of period.......................     $ 612             $ 564
                                                  =====             =====

9. PREMISES AND EQUIPMENT, NET

  Premises and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation on premises and equipment is recorded using the straight-line method over the estimated useful lives of individual assets (three to seven years).


  Premises and equipment consisted of the following (in thousands):

                                                           AS OF       AS OF
                                                         MARCH 31,  DECEMBER 31,
                                                           1998         1997
                                                        ----------- ------------
                                                        (UNAUDITED)
Premises and equipment.................................   $ 3,990     $ 3,922
Less accumulated depreciation..........................      (114)        (65)
                                                          -------     -------
                                                          $ 3,876     $ 3,857
                                                          =======     =======

10. CMO BORROWINGS

  The Company issues CMOs, which are secured by Commercial Mortgages as a means of financing its Long-Term Investment Operations. For accounting and tax purposes, Commercial Mortgages financed through the issuance of CMOs are treated as assets of the Company and the CMOs are treated as debt of the Company. Each issue of CMOs are fully payable from the principal and interest payments on the underlying mortgage loans collateralizing such debt and any investment income on such collateral. The maturity of each class of CMO is directly affected by the rate of principal prepayments on the related CMO collateral. Each CMO series is also subject to redemption according to specific terms of the respective indentures. As a result, the actual maturity of any class of a CMO series is likely to occur earlier than the stated maturities of the underlying mortgage loans.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  The following table sets forth CMOs issued by the Company, CMOs outstanding as of March 31, 1998, and certain interest rate information:

                                                       INTEREST RATE INTEREST RATE INTEREST RATE
                                                        MARGIN OVER     MARGIN     MARGIN AFTER
  ISSUE                           ISSUANCE    CMOS       ONE-MONTH    ADJUSTMENT    ADJUSTMENT
   DATE       ISSUANCE NAME        AMOUNT  OUTSTANDING     LIBOR         DATE          DATE
  -----       -------------       -------- ----------- ------------- ------------- -------------
                                     (IN MILLIONS)
 12/10/97 Imperial CMB
          Trust Series 1997-2..    $ 4.2      $ 3.9      0.26-1.30%     1/2005       0.52-2.60%

11. WAREHOUSE LINE AGREEMENTS

  ICH entered into warehouse line agreements, one of which expires in May 1999 and the other expires in February 1999 (unless terminated earlier), with two investment banking firms to provide financing to an aggregate maximum of $600.0 million to fund the purchase of Commercial Mortgages and CMBSs. Terms of the warehouse line agreements require that the Commercial Mortgages be held by an independent third party custodian, which gives the Company the ability to borrow against the collateral as a percentage of the fair market value of the Commercial Mortgages. The borrowing rates are expressed in basis points plus one-month LIBOR or Eurodollar Rate. The margins on the warehouse line agreements are based on the type of mortgage collateral used and the loan amounts generally range from 75% to 92% of the fair market value of the collateral.

  The following tables set forth information regarding warehouse line agreements as of March 31, 1998 and December 31, 1997 (in thousands):

                                                   AT MARCH 31, 1998
                                        ----------------------------------------
                                                   WAREHOUSE
                                         TYPE OF     LINE    UNDERLYING MATURITY
                                        COLLATERAL LIABILITY COLLATERAL   DATE
                                        ---------- --------- ---------- --------
                                                      (UNAUDITED)
Lender 1............................... Mortgages  $ 132,546 $ 159,682   2/1/99
Lender 2............................... Mortgages     97,216   111,922  4/15/98
                                                   --------- ---------
 Total warehouse line agreements and
  collateral...........................            $ 229,762 $ 271,604
                                                   ========= =========
                                                  AT DECEMBER 31, 1997
                                        ----------------------------------------
                                                   WAREHOUSE
                                         TYPE OF     LINE    UNDERLYING MATURITY
                                        COLLATERAL LIABILITY COLLATERAL   DATE
                                        ---------- --------- ---------- --------
Lender 1............................... Mortgages  $  81,845 $  98,750   2/1/99
Lender 2............................... Mortgages      8,529     9,458  4/15/98
                                                   --------- ---------
  Total warehouse line agreements and
   collateral..........................            $  90,374 $ 108,208
                                                   ========= =========

  At March 31, 1998 and December 31, 1997, warehouse line agreements include accrued interest payable of $1.0 million and $309,000, respectively.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  The following table presents certain information on warehouse line agreements, excluding accrued interest payable (dollars in thousands):

                                                            FOR THE PERIOD FROM
                                                             JANUARY 15, 1997
                                             FOR THE THREE   (COMMENCEMENT OF
                                              MONTHS ENDED  OPERATIONS) THROUGH
                                             MARCH 31, 1998  DECEMBER 31, 1997
                                             -------------- -------------------
                                              (UNAUDITED)
Maximum Month-End Outstanding Balance.......   $ 229,762         $ 90,374
Average Balance Outstanding.................     130,512           20,447
Weighted Average Rate.......................        6.67%            6.82%

12. REVERSE REPURCHASE AGREEMENTS

  ICH entered into reverse repurchase agreements whereby ICH pledged specific CMBSs as collateral to secure short-term loans. Interest is payable upon the maturity of the loans. The interest rates on the loans are based on one-month LIBOR plus a margin depending on the type of collateral provided by the Company.

  The following table sets forth information regarding reverse repurchase agreements at March 31, 1998 and December 31, 1997 (in thousands):

                                                  AT MARCH 31, 1998
                                      -----------------------------------------
                                                  REVERSE
                                       TYPE OF   REPURCHASE UNDERLYING MATURITY
                                      COLLATERAL LIABILITY  COLLATERAL   DATE
                                      ---------- ---------- ---------- --------
                                                      (UNAUDITED)
Lender 1............................. Securities  $ 5,884    $  6,925  4/28/98
Lender 2............................. Securities    2,768       4,238   5/4/98
Lender 3............................. Securities      795         810  4/28/98
                                                  -------    --------
  Total reverse repurchase agreements
   and collateral....................             $ 9,447    $ 11,973
                                                  =======    ========
                                                AT DECEMBER 31, 1997
                                      -----------------------------------------
                                                  REVERSE
                                       TYPE OF   REPURCHASE UNDERLYING MATURITY
                                      COLLATERAL LIABILITY  COLLATERAL   DATE
                                      ---------- ---------- ---------- --------
Lender 1............................. Securities  $ 6,185    $  7,137  1/21/98
Lender 2............................. Securities      831       1,037   1/2/98
Lender 3............................. Securities    2,825       4,708  1/30/98
                                                  -------    --------
  Total reverse repurchase agreements
   and collateral....................             $ 9,841    $ 12,882
                                                  =======    ========

  At March 31, 1998 and December 31, 1997, reverse repurchase agreements included accrued interest payable of $20,000 and $48,000, respectively.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair value of financial instruments have been determined by ICH using available market information and appropriate valuation methodologies; however, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts ICH could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                        AT DECEMBER 31, 1997
                                                        ----------------------
                                                        CARRYING    ESTIMATED
                                                         AMOUNT    FAIR VALUE
                                                        ---------- -----------
                                                           (IN THOUSANDS)
                          ASSETS
   Cash and cash equivalents........................... $   15,908  $   15,908
   Investment securities available-for-sale............     19,353      19,353
   Residual interest in securitization, held-for-trad-
    ing................................................      9,936       9,936
   Commercial Mortgages held-for-investment............     62,790      62,867
   Finance receivables.................................     95,711      95,711
   CMO collateral......................................      4,255       4,298
   Due from affiliates.................................      1,592       1,592

                       LIABILITIES
   Warehouse line agreements...........................     90,374      90,374
   Reverse repurchase agreements.......................      9,841       9,841
   Due to affiliates...................................      8,067       8,067
   CMO borrowings......................................      4,176       4,176
   Short-term commitments to extend credit.............        --          --

  The fair value estimates as of March 31, 1998 and December 31, 1997 are based on pertinent information available to management as of that date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

  The following describes the methods and assumptions used by ICH in estimating fair values.

 CASH AND CASH EQUIVALENTS

  Fair value approximates carrying amount as these instruments are demand deposits and money market mutual funds and do not present unanticipated interest rate or credit concerns.

 INVESTMENT SECURITIES AVAILABLE-FOR-SALE

  Fair value is estimated based on quoted market prices from dealers and brokers for similar types of mortgage-backed securities.

 RESIDUAL INTEREST IN SECURITIZATION, HELD-FOR-TRADING

  Fair value approximates carrying amount as the fair value was estimated by discounting future cash flows using rates that the Company believes are commensurate with the risk inherent in these investments, and consistent with those that the Company believes would be utilized by an unaffiliated third party for financial instruments with similar terms and remaining maturities.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

 COMMERCIAL MORTGAGES HELD-FOR-INVESTMENT

  Fair value is determined based upon the Company's estimate of the proceeds which would be realized in a securitized sale of the loans.

 FINANCE RECEIVABLES

  Fair value is determined based upon current market conditions and estimated interest rates associated with similar financial instruments.

 CMO COLLATERAL

  Fair value is estimated based on quoted market prices from dealers and brokers for similar types of mortgage loans.

 DUE FROM / TO AFFILIATES

  Fair value approximates carrying amount because of the short-term maturity of the liabilities and do not present unanticipated interest rate or credit concerns.

 WAREHOUSE LINE AGREEMENTS

  Fair value approximates carrying amount because of the short-term maturity of the liabilities and do not present unanticipated interest rate or credit concerns.

 REVERSE REPURCHASE AGREEMENTS

  Fair value approximates carrying amount because of the short-term maturity of the liabilities and do not present unanticipated interest rate or credit concerns.

 CMO BORROWINGS

  Fair values approximate carrying amount because of the variable interest rate nature of the borrowings.

 SHORT-TERM COMMITMENTS TO EXTEND CREDIT

  The Company does not collect fees associated with its warehouse lines of credit. Accordingly, these commitments do not have an estimated fair value.

14. RELATED PARTY TRANSACTIONS

 CREDIT ARRANGEMENTS

  During 1997, ICH maintained a warehouse financing facility with IWLG until ICH obtained warehouse financing facilities with third-party lenders. In February 1997, the warehouse financing facility was used to finance ICH's purchase of $17.5 million of Commercial Mortgages from IFC with $16.6 million in borrowings from IWLG. The interest rate on the warehouse financing facilities were at the prime rate. For the period from January 15, 1997 (commencement of operations) through March 31, 1997 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997, ICH recorded interest expense of $150,000 and $453,000, respectively, on the borrowings from IWLG.

  In conjunction with the purchase of $17.5 million of Commercial Mortgages from IFC, ICH borrowed $900,000 in short-term advances from IMH at an interest rate of 8.00% per annum. In March 1997, ICH repaid the $900,000 in other borrowings from IMH. Interest expense recorded by ICH related to other borrowings with IMH for the period from January 15, 1997 (commencement of operations) through March 31, 1997 was $53,000.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  In March 1997, ICH purchased a residual interest in securitization for $10.1 million from IFC which was financed by a promissory note with ICII. The promissory note was repaid in March 1997 with cash from IMH's $15.0 million investment.

  In August 1997, ICH entered into a revolving credit arrangement with IMH whereby ICH agreed to advance to IMH up to maximum amount of $15.0 million. The agreement expires on August 8, 1998. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance with interest and principal paid monthly. As of March 31, 1998 and December 31, 1997, there were no outstanding balances under the credit arrangement. Interest income recorded by ICH for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 related to such advances to IMH was approximately $55,000 and $68,000, respectively.

  In August 1997, ICH entered into a revolving credit arrangement with IMH whereby IMH agreed to advance to ICH up to maximum amount of $15.0 million. The agreement expires on August 8, 1998. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance with interest and principal paid monthly. As of March 31, 1998 and December 31, 1997, ICH's outstanding borrowings under the credit arrangement was none and $9.1 million, respectively. Interest expense recorded by ICH for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 related to such borrowings from IMH was approximately $43,000 and $55,000, respectively.

  In October 1997, ICH entered into a revolving credit arrangement with IFC whereby ICH would advance to IFC up to a maximum amount of $15.0 million. Advances under the revolving credit arrangement are at an interest rate and maturity to be determined at the time of each advance with interest and principal paid monthly. The revolving credit arrangement expired in December 1997 and as of December 31, 1997 there were no amounts outstanding.

  ICCC maintains a warehouse financing facility with ICH up to a maximum aggregate amount of $900.0 million. Advances under such warehouse facilities bear interest at rates indexed to prime, which was 8.50% at March 31, 1998 and December 31, 1997. As of March 31, 1998 and December 31, 1997, amounts outstanding on ICCC's warehouse line agreements with ICH were $205.5 million and $95.7 million, respectively. Interest income recorded by ICH related to warehouse line agreements to ICCC for the three months ended March 31, 1998 and for the for period from January 15, 1997 (commencement of operations) through December 31, 1997 was $2.5 million and $2.4 million, respectively.

  During the normal course of business, ICH may advance or borrow funds on a short-term basis with affiliated companies. Advances to affiliates are reflected as "Due From Affiliates" while borrowings are reflected as "Due To Affiliates" on the Company's balance sheet. These short-term advances and borrowings bear interest at a fixed rate of 8.00% per annum. Interest income recorded by ICH for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 related to short-term advances due from affiliates was $578,000 and $268,000, respectively. Interest expense recorded by ICH for the three months ended March 31, 1998 and for the year ended December 31, 1997 related to short-term advances due to affiliates was $288,000 and $45,000, respectively.

  On December 31, 1997, the Company financed its 50% interest in a commercial office building located in Newport Beach, California with a loan for $5.2 million from ICCC. Terms of the loan are for 25 years at an adjustable rate of 9.0% with current monthly principal and interest payments of $44,000. ICCC received loan fees of $71,000 on the loan.

 ORGANIZATIONAL TRANSACTIONS WITH IMH AND IFC

  On February 3, 1997, certain officers and directors of the Company, as a group, and IMH purchased 300,000 and 299,000 shares of common stock of ICH, respectively. In addition, IMH purchased all of the non-voting

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY preferred stock of ICCC, which has a coupon which represents 95% of GAAP based economic interest in ICCC entitling the holder to receive 95% of any dividend or distribution made by ICCC, for $500,000. Certain of the Company's officers purchased all of the outstanding shares of common stock of ICCC, which represents 5% of GAAP based economic interest in ICCC entitling the holder to receive 5% of any dividend or distribution of ICCC.

  In March 1997, IMH loaned ICH $15.0 million evidenced by a promissory note bearing interest at the rate of 8% per annum which was convertible into shares of non-voting convertible preferred stock of ICH at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note. In addition, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock. All ICH Preferred Stock was automatically converted upon the closing of ICH's IPO into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator which was $15.00. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH is not entitled to have converted into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of the outstanding ICH Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock upon the closing of the IPO automatically converted into shares of ICH non-voting Class A Common Stock at the same rate as the ICH Preferred Stock converted into ICH Common Stock on said date. Shares of ICH Class A Common Stock converted into shares of ICH Common Stock on a one-for-one basis and each such class of ICH Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of ICH Common Stock or sales of ICH Common Stock held by IMH, shares of ICH Class A Common Stock shall automatically convert into additional shares of ICH Common Stock, subject to said 9.8% limitation.

  In April 1997, IMH exchanged the 299,000 shares of ICH Common Stock held by it for an equal number of shares of ICH Class A Common Stock.

  Upon the closing of the IPO in August 1997, IMH contributed to ICH 100% of the outstanding shares of non-voting preferred stock of ICCC in exchange for 95,000 shares of ICH Class A Stock. As of March 31, 1998, IMH owned 719,789 shares of ICH Common Stock and 674,211 shares of ICH Class A Stock.

 CASH AND CASH EQUIVALENTS

  As of March 31, 1998 and December 31, 1997, ICH had $18,000 and $12.5 million, respectively, of cash and cash equivalents on deposit with Southern Pacific Bank ("SPB"), formerly Southern Pacific Thrift and Loan Association, a subsidiary of ICII.

 PURCHASE OF COMMERCIAL MORTGAGES

  For the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997, ICH purchased $2.3 million and $58.5 million, respectively, of adjustable rate Commercial Mortgages from ICCC at a net premium of $1,000 and $111,000, respectively.

 STOCK COMPENSATION EXPENSE

  Stock compensation expense of $2,697,000 recorded in March 1997 represents the difference between the price at which ICH issued 300,000 shares of common stock to directors and officers of IMH and ICH on February 3, 1997 ($.01 per share) and the estimated fair value for financial reporting purposes of such shares as determined by the Company's management, as of February 3, 1997 ($9.00 per share).

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  Fair value was based primarily on management's projection of the Company's future cash flow and net income, as well as the lack of liquidity of the shares at the date of issuance and the uncertainty of certain future events regarding the development of the Company's business and organization structure including, but not limited to, obtaining independent financing for the organization and purchase of Commercial Mortgages, funding and closing Commercial Loans, and developing a pipeline of future Commercial Loan originations.

 SUBMANAGEMENT AGREEMENT

  IFC entered into a submanagement agreement with RAI under which, IMH and IFC provides various services to ICH as RAI deems necessary, including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable, plus a 15% service charge. RAI charges ICH for these services based upon usage which management believes is reasonable. Total cost allocations RAI charged to ICH for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 were $111,000 and $525,000, respectively.

 NON-COMPETE AGREEMENT AND RIGHT OF FIRST REFUSAL AGREEMENT

  Pursuant to the Non-Compete Agreement executed on the date of the ICH IPO, IMH will not acquire any commercial mortgages for a period of the earlier of nine months from the closing of the ICH IPO or the date upon which ICH and/or ICCC accumulates (for investment or sale) $300.0 million of Commercial Mortgages or CMBSs. The non-compete agreement terminated in March 1998.

  Pursuant to the Right of First Refusal Agreement by and among ICH, IMH, IFC, ICCC and RAI, pursuant to which, in part, RAI will agree that any mortgage loan or mortgage-backed security investment opportunity which is offered to it on behalf of either ICH, IMH any affiliated REIT will first be offered to that entity whose initial primary business as described in its initial public offering documentation most closely aligns with such investment opportunity.

15. COMMITMENTS AND CONTINGENCIES

  ICH is a party to financial instruments with off-balance-sheet risk in the normal course of business. Such instruments include short-term commitments to extend credit to borrowers under warehouse lines of credit which involve elements of credit risk. In addition, ICH is exposed to credit loss in the event of nonperformance by the counterparties to the various agreements associated with loan purchases. However, ICH does not anticipate nonperformance by such borrowers or counterparties. Unless noted otherwise, ICH does not require collateral or other security to support such commitments.

  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The contract or notional amounts of forward contracts do not represent exposure to credit loss. The Company controls the credit risk of its forward contracts through credit approvals, limits and monitoring procedures.

  In the ordinary course of business, ICCC is exposed to liability under representations and warranties made to purchasers and insurers of mortgage loans and the purchasers of servicing rights. Under certain circumstances, ICCC is required to repurchase mortgage loans if there had been a breach of representations or warranties. ICH has guaranteed the performance obligation of ICCC under such representation and warranties related to loans included in securitizations.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

 LEASE COMMITMENTS

  ICH and ICCC, as tenants in common, lease approximately 18,000 square feet of office space in Irvine, California, under a non-cancelable premises operating lease for a term of 36 months expiring in November 2000. Minimum premises rental commitments are as follows (in thousands):

       1998............................................................. $  511
       1999.............................................................    511
       2000.............................................................    468
                                                                         ------
           Total lease commitments...................................... $1,490
                                                                         ======

  All rent expense associated with the lease is charged to ICCC as ICCC employees occupy 100% of office space.

 LOAN COMMITMENTS

  ICH provides secured short-term non-recourse revolving financing to ICCC to a maximum of $900.0 million to finance the acquisition of Commercial Mortgages from the closing of the loans until sold to permanent investors. As of March 31, 1998 and December 31, 1997, ICH's outstanding balances on warehouse lines to ICCC was $205.5 million and $95.7 million, respectively.

16. MANAGEMENT CONTRACT

  As Manager of the Company, RAI, is entitled to receive for each fiscal quarter, an amount equal to 25% of the Net Income of the Company, before deduction of such compensation, in excess of the amount that would produce an annualized Return on Equity equal to the daily average Ten Year U.S. Treasury Rate plus 2% (the 25% Payment). The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Company means the net income of the Company determined in accordance with the Code before the Manager's compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of the Company's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings less dividends declared (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The 25% Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period.

  The Manager's fees will be calculated by the Manager within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation shall be promptly delivered to the Company. The Company will be obligated to pay the fee within 90 days after the end of each calendar quarter. For the three months ended March 31, 1998, ICH accrued $162,000 in management fees. There were no management fees paid to RAI during 1997.

  In order to utilize the IMH infrastructure, RAI entered into a submanagement agreement with IFC, the conduit operations of IMH, to provide substantially all of the administrative services required by the Company including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable as RAI deems necessary. The Manager may also enter into additional contracts with other parties, which may include IMH or its affiliates, to provide any such services for the Manager, which third party shall be approved by the Company's Board of Directors. RAI currently has a total of four officers and three managers who participate in the oversight of the Company's operations.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

17. STOCK OPTION PLAN

  The Company adopted a Stock Option and Awards Plan (the Stock Option and Awards Plan) which provides for the grant of qualified incentive stock options
(ISOs), options not qualified (NQSOs) and deferred stock, restricted stock, stock appreciation, and limited stock appreciation rights awards (Awards) and dividend equivalent rights. The Stock Option Plan is administered by the Board of Directors or a committee of directors appointed by the Board of Directors. ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers and key employees of the Company or its subsidiary, and to the directors, officers and key employees of ICCC.

  The exercise price for any NQSO or ISO granted under the Stock Option and Awards Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the NQSO or ISO is granted.

  Under the Stock Option and Awards Plan, the Company may make loans available to stock option holders in connection with the exercise of stock options granted under the Stock Option and Awards Plan. If shares of Common Stock are pledged as collateral for such indebtedness, the shares may be returned to the Company in satisfaction of the indebtedness. If returned, the shares become available for issuance in connection with future stock options and Awards under the Stock Option and Awards Plan.

  Unless previously terminated by the Board of Directors, the Stock Option and Awards Plan will terminate in April of 2007. Options granted under the Stock Option and Awards Plan will become exercisable as directed by the administrator.

  As of December 31, 1997, there were no options to purchase shares that had been exercised and 420,250 shares were reserved for future grants under the Stock Option and Awards Plan. Option transactions are summarized as follows:

                                                 PERIOD FROM JANUARY 15, 1997
                                                 (COMMENCEMENT OF OPERATIONS)
                                                  THROUGH DECEMBER 31, 1997
                                                ------------------------------
                                                        WEIGHTED-
                                                NUMBER   AVERAGE    RANGE OF
                                                  OF    EXERCISE    EXERCISE
                                                SHARES    PRICE      PRICES
                                                ------- --------- ------------
Options outstanding at beginning of year.......     --   $  --    $
Options granted................................ 222,250   15.41    15.00-18.88
Options exercised..............................     --      --             --
Options forfeited/cancelled....................  10,000   15.00    15.00-18.88
                                                -------
Options outstanding at end of period........... 212,250   15.43    15.00-18.88
                                                =======


  In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." SFAS 123 permits the Company to either recognize as expense over the vesting period, the fair market value of all stock based compensation awards on the date of grant, or continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosures of net income (loss) computed as if the fair value based method as defined in SFAS 123 had been applied.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

  The Company elected to continue to apply the APB Opinion 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options exercisable under SFAS No. 123, the Company's net earnings and earnings per share would have decreased to the pro forma amounts indicated below (dollars in thousands, except per share data):

                                                             FOR THE PERIOD FROM
                                                              JANUARY 15, 1997
                                                              (COMMENCEMENT OF
                                                             OPERATIONS) THROUGH
                                                              DECEMBER 31, 1997
                                                             -------------------
      Net earnings as reported..............................       $ 2,811
      Pro forma net earnings................................         2,280
      Basic earnings per share as reported..................          0.61
      Diluted earnings per share as reported................          0.61
      Basic pro forma earnings per share....................          0.49
      Diluted pro forma earnings per share..................          0.49

  The derived fair value of the options granted for the year ended December 31, 1997 was approximately $2.39 per share, using the Black-Scholes option pricing model. The following assumptions for options granted in 1997 were as follows: risk-free interest rate of 5.84%, dividend yield of 8.7%, expected lives of three and ten years for 1997 and expected volatility of 37.2%.

18. STOCKHOLDERS' EQUITY

  Common Stock and Class A Common Stock. The Company has authorized 46,000,000 shares of $.01 par value Common Stock (ICH Common Stock) and 4,000,000 shares of $.01 par value Class A non-voting Common Stock (ICH Class A Stock). Each share of ICH Common Stock is entitled to participate equally in dividends when and as authorized by the Board of Directors and in the distribution of assets of ICH upon liquidation. Each share of ICH Common Stock is entitled to one vote, subject to the provisions of its Articles of Incorporation and amendments thereto (Charter) regarding restrictions on transfer of stock, and will be fully paid and nonassessable by ICH upon issuance. Shares of ICH Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized stock of ICH may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. The Charter authorizes the Board of Directors to reclassify any unissued shares of ICH Common Stock in one or more classes or series of stock. The ICH Class A Stock has the identical preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as the ICH Common Stock except that the holders of shares of ICH Class A Stock are not entitled to any voting rights. If ICH issues additional shares of its Common Stock as a dividend on its outstanding Common Stock, ICH shall simultaneously issue as a dividend on its outstanding ICH Class A Stock, pro rata among the holders thereof, that number of shares of Class A Common Stock equal to the number of shares of ICH Common Stock issued as a dividend multiplied by a fraction, the numerator of which is the number of shares of ICH Class A Stock outstanding immediately before the record date for the payment of the ICH Class A Stock dividend and the denominator of which is the number of shares of ICH Common Stock outstanding immediately before the record date for the payment of the ICH Common Stock dividend.

  Preferred Stock and Class A Convertible Preferred Stock. The Company authorized 10,000,000 shares of $.01 par value Preferred Stock (Preferred Stock), of which 4,000,000 shares were reclassified and designated Class A Convertible Preferred Stock (ICH Preferred Stock). The Company's Charter authorizes the Board of

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

Directors to issue shares of Preferred Stock and to classify or reclassify any unissued shares of Preferred Stock into one or more classes or series. The Preferred Stock may be issued from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors subject to the provisions of the Charter regarding restrictions on transfer of stock. Preferred Stock is available for possible future financing of, or acquisitions by, ICH and for general corporate purposes without further stockholder authorization. The Preferred Stock, if issued, may have a preference on dividend payments which could reduce the assets available to ICH to make distributions to the common stockholders. Of the 10,000,000 shares of Preferred Stock authorized, 4,000,000 shares are reclassified and designated ICH Convertible Class A Preferred Stock. Commencing on December 31, 1997, each holder of ICH Preferred Stock will be entitled to receive, out of any funds legally available therefor, when and if declared, dividends at the quarterly rate of $0.10 per share and no more, and thereafter quarterly on the last day of March, June, September and December of each year that any ICH Preferred Stock is outstanding. Such dividends will not be cumulative, and no rights will accrue to holders of ICH Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior quarter. In determining whether a distribution (other than upon liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior to those receiving the distribution will not be added to the Company's total liabilities.

                IMPAC COMMERCIAL HOLDINGS, INC. AND SUBSIDIARY

19. IMPAC COMMERCIAL CAPITAL CORPORATION

  The following condensed financial information summarizes the financial position and results of operations of Impac Commercial Capital Corporation (in thousands):

                           CONDENSED BALANCE SHEETS

                                                            AT           AT
                                                         MARCH 31,  DECEMBER 31,
                                                           1998         1997
                                                        ----------- ------------
                                                        (UNAUDITED)
                        ASSETS
Cash..................................................   $   2,700   $   2,273
Commercial Mortgages held for sale....................     231,720     106,654
Due from affiliates...................................         837       1,538
Premises and equipment, net...........................         408         381
Other assets..........................................       2,228       1,789
                                                         ---------   ---------
                                                         $ 237,893   $ 112,635
                                                         =========   =========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Warehouse line agreements.............................   $ 223,815   $ 104,219
Due to affiliates.....................................       7,890         758
Other liabilities.....................................       2,263       3,255
                                                         ---------   ---------
 Total liabilities....................................     233,968     108,232
                                                         ---------   ---------
Shareholders' Equity:
 Preferred Stock......................................       2,875       2,875
 Common Stock.........................................           1           1
 Contributed capital..................................         150         150
 Retained earnings....................................         899       1,377
                                                         ---------   ---------
 Total shareholders' equity...........................       3,925       4,403
                                                         ---------   ---------
                                                         $ 237,893   $ 112,635
                                                         =========   =========

                      CONDENSED STATEMENTS OF OPERATIONS

                                         FOR THE PERIOD FROM FOR THE PERIOD FROM
                                          JANUARY 15, 1997    JANUARY 15, 1997
                          FOR THE THREE   (COMMENCEMENT OF    (COMMENCEMENT OF
                           MONTHS ENDED  OPERATIONS) THROUGH OPERATIONS) THROUGH
                          MARCH 31, 1998   MARCH 31, 1997     DECEMBER 31, 1997
                          -------------- ------------------- -------------------
                           (UNAUDITED)
Revenues:
 Interest income........     $ 2,846           $    6              $ 2,804
 Gain on sale of loans..         --               --                 3,657
 Loan servicing and
  other income..........          84                2                   62
                             -------           ------              -------
                               2,930                8                6,523
                             -------           ------              -------
Expenses:
 Interest on
  borrowings............       2,919                5                2,747
 General and administra-
  tive and other........         838              189                1,176
 Provision for repur-
  chases................         --               --                   201
                             -------           ------              -------
                               3,757              194                4,124
                             -------           ------              -------
 Earnings before income
  taxes (benefit).......        (827)            (186)               2,399
Income taxes (benefit)..        (349)             --                 1,022
                             -------           ------              -------
Net earnings (loss).....     $  (478)          $ (186)             $ 1,377
                             =======           ======              =======

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Impac Commercial Capital Corporation:

  We have audited the accompanying balance sheet of Impac Commercial Capital Corporation as of December 31, 1997, the related statements of operations and cash flows for the periods from January 15, 1997 (commencement of operations) through December 31, 1997 and from January 15, 1997 through March 31, 1997 and the statement of changes in shareholders' equity for the period from January 15, 1997 through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impac Commercial Capital Corporation as of December 31, 1997, and the results of its operations and its cash flows for the periods from January 15, 1997 through December 31, 1997 and from January 15, 1997 through March 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Orange County, California
February 9, 1998

                      IMPAC COMMERCIAL CAPITAL CORPORATION

                                 BALANCE SHEETS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                        MARCH 31,  DECEMBER 31,
                                                          1998         1997
                                                       ----------- ------------
                                                       (UNAUDITED)
                        ASSETS
Cash..................................................  $   2,700   $   2,273
Commercial Mortgages held-for-sale....................    231,720     106,654
Accrued interest receivable...........................      1,135         337
Deferred tax asset....................................        924         924
Due from affiliates...................................        837       1,538
Premises and equipment, net...........................        408         381
Other assets..........................................        169         528
                                                        ---------   ---------
                                                        $ 237,893   $ 112,635
                                                        ---------   ---------
         LIABILITIES AND SHAREHOLDERS' EQUITY
Warehouse line agreements.............................  $ 223,815   $ 104,219
Due to affiliates.....................................      7,890         758
Other liabilities.....................................      2,263       3,255
                                                        ---------   ---------
  Total liabilities...................................    233,968     108,232
                                                        ---------   ---------

SHAREHOLDERS' EQUITY:
 Preferred stock; no par value; 50,000 shares
  authorized; 9,500 shares issued and outstanding at
  March 31, 1998 and December 31, 1997................      2,875       2,875
 Common stock; no par value; 50,000 shares authorized;
  500 shares issued and outstanding at March 31, 1998
  and December 31, 1997...............................          1           1
 Contributed capital..................................        150         150
 Retained earnings....................................        899       1,377
                                                        ---------   ---------
  Total shareholders' equity..........................      3,925       4,403
                                                        ---------   ---------
Commitments and contingencies
                                                        $ 237,893   $ 112,635
                                                        =========   =========


                See accompanying notes to financial statements.

                      IMPAC COMMERCIAL CAPITAL CORPORATION

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                         FOR THE PERIOD FROM FOR THE PERIOD FROM
                                          JANUARY 15, 1997    JANUARY 15, 1997
                          FOR THE THREE   (COMMENCEMENT OF    (COMMENCEMENT OF
                           MONTHS ENDED  OPERATIONS) THROUGH OPERATIONS) THROUGH
                          MARCH 31, 1998   MARCH 31, 1997     DECEMBER 31, 1997
                          -------------- ------------------- -------------------
                           (UNAUDITED)
Revenues:
  Interest income.......     $ 2,846           $    6              $ 2,804
  Gain on sale of
   loans................         --               --                 3,657
  Loan servicing and
   other income.........          84                2                   62
                             -------           ------              -------
                               2,930                8                6,523
                             -------           ------              -------
Expenses:
  Interest on borrowings
   from ICH.............       2,526              --                 2,372
  Interest on other af-
   filiated borrowings..         393                5                  375
  General and adminis-
   trative and other....         353               44                  448
  Professional servic-
   es...................         233               63                  540
  Provision for repur-
   chase obligations....         --               --                   201
  Stock compensation ex-
   pense................         --                25                  150
  Personnel expense.....         252               57                   38
                             -------           ------              -------
                               3,757              194                4,124
                             -------           ------              -------
  Earnings (loss) before
   income taxes.........        (827)            (186)               2,399
Income taxes (benefit)..        (349)             --                 1,022
                             -------           ------              -------
  Net earnings (loss)...     $  (478)          $ (186)             $ 1,377
                             =======           ======              =======


                See accompanying notes to financial statements.

                      IMPAC COMMERCIAL CAPITAL CORPORATION

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                         (DOLLAR AMOUNTS IN THOUSANDS)

                            PREFERRED STOCK     COMMON STOCK
                          ------------------- ----------------                          TOTAL
                          NUMBER OF PREFERRED NUMBER OF COMMON CONTRIBUTED RETAINED SHAREHOLDERS'
                           SHARES     STOCK    SHARES   STOCK    CAPITAL   EARNINGS    EQUITY
                          --------- --------- --------- ------ ----------- -------- -------------
Balance, January 15,
 1997 (commencement of
 operations)............      --     $   --      --     $ --      $ --      $  --      $   --
Issuance of common
 stock..................      --         --      500        1        25        --           26
Issuance of preferred
 stock..................    9,500        500     --       --        --         --          500
Capital contribution....      --       2,375     --       --        125        --        2,500
Net earnings for the pe-
 riod from January 15,
 1997 (commencement of
 operations) through De-
 cember 31, 1997........      --         --      --       --        --       1,377       1,377
                            -----    -------     ---    -----     -----     ------     -------
Balance, December 31,
 1997...................    9,500      2,875     500        1       150      1,377       4,403
                            -----    -------     ---    -----     -----     ------     -------
Net earnings for the
 three months ended
 March 31, 1998
 (unaudited)............      --         --      --       --        --        (478)       (478)
                            -----    -------     ---    -----     -----     ------     -------
Balance, March 31, 1998
 (unaudited)............    9,500    $ 2,875     500    $   1     $ 150     $  899     $ 3,925
                            =====    =======     ===    =====     =====     ======     =======


                See accompanying notes to financial statements.

                      IMPAC COMMERCIAL CAPITAL CORPORATION

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                        FOR THE PERIOD FROM FOR THE PERIOD FROM
                                         JANUARY 15, 1997    JANUARY 15, 1997
                         FOR THE THREE   (COMMENCEMENT OF    (COMMENCEMENT OF
                          MONTHS ENDED  OPERATIONS) THROUGH OPERATIONS) THROUGH
                         MARCH 31, 1998   MARCH 31, 1997     DECEMBER 31, 1997
                         -------------- ------------------- -------------------
                          (UNAUDITED)
Cash flows from
 operating activities:
 Net earnings (loss)....   $    (478)         $ (186)            $   1,377
 Adjustments to recon-
  cile net earnings
  (loss) to net cash
  used in operating ac-
  tivities:
 Depreciation...........          34               4                    50
 Benefit for deferred
  taxes.................          --              --                  (924)
 Stock compensation ex-
  pense.................          --              25                   150
 Net change in Commer-
  cial Mortgages held-
  for-sale..............    (125,066)             --              (106,654)
 Net change in accrued
  interest receivable...        (798)             --                  (337)
 Net change in due from
  affiliates and due to
  affiliates............       7,833            (350)                 (780)
 Net change in other as-
  sets and liabilities..        (633)            140                 2,727
                           ---------          ------             ---------
  Net cash provided by
   (used in) operating
   activities...........    (119,108)           (367)             (104,391)
                           ---------          ------             ---------
Cash flows from
 investing activities:
 Purchase of premises
  and equipment.........         (61)           (134)                 (431)
                           ---------          ------             ---------
  Net cash used in in-
   vesting activities...         (61)           (134)                 (431)
                           ---------          ------             ---------
 Cash flows from financ-
  ing activities:
 Net change in warehouse
  line agreements.......     119,596              --               104,219
 Issuance of preferred
  stock.................          --             500                   500
 Issuance of common
  stock.................          --               1                     1
 Contributions from
  ICH...................          --              --                 2,375
                           ---------          ------             ---------
  Net cash provided by
   financing activi-
   ties.................     119,596             501               107,095
                           ---------          ------             ---------
Net change in cash and
 cash equivalents.......         427              --                 2,273
Cash and cash
 equivalents at
 beginning of period....       2,273              --                    --
                           ---------          ------             ---------
Cash and cash
 equivalents at end of
 period.................   $   2,700          $   --             $   2,273
                           =========          ======             =========
Supplementary
 information:
  Interest paid.........   $   2,450          $   --             $   2,276
  Taxes paid............          --              --                   422

                See accompanying notes to financial statements.

                     IMPAC COMMERCIAL CAPITAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

 THE FINANCIAL INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 IS UNAUDITED.

1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 BUSINESS

  Impac Commercial Capital Corporation (ICCC) is a newly formed California corporation that commenced operations on January 15, 1997 as a separate division of Impac Mortgage Holdings, Inc. (IMH). On the date of the contribution in August 1997, ICCC became a subsidiary of ICH as ownership of ICCC Preferred Stock was contributed by IMH to ICH. ICCC is a Commercial Mortgage conduit organization which purchases and originates Commercial Mortgages and subsequently securitizes or sells such Commercial Mortgages to permanent investors, including ICH. ICCC services such Commercial Mortgages for investors. The Conduit Operations operates three divisions: the CondoSelect Division, the CommercialExpress Division, the ConduitExpress Division.

  CondoSelect Division. This division offers on a retail basis adjustable rate financing to developers and project owners who have completed the development of a condominium complex or the conversion of an apartment complex to a condominium complex on property with a typical loan amount of $3.0 million to $10.0 million. All originations, underwriting, processing and funding are performed at ICCC's executive offices. The CondoSelect Division's Commercial Mortgages are offered on a nationwide basis and sells Commercial Mortgages to ICH.

  CommercialExpress Division. This division originates Commercial Mortgages for properties including general purpose apartment complexes, general retail property such as shopping centers, super markets and department stores, light industrial property, and office buildings (collectively, Commercial Mortgages). The CommercialExpress Division offers smaller balance ($500,000 to $1.5 million) fixed and adjustable rate Commercial Mortgage products to developers and project owners for smaller properties and projects than those funded by the ConduitExpress Division. Although processing and funding operations relating to Commercial Mortgages are performed centrally at ICCC's executive offices, the Company has targeted major metropolitan areas for the opening of satellite offices for regional originations in 1998. A portion of the adjustable rate Commercial Mortgages that are originated by the CommercialExpress Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated will be resold by the Conduit Operations through REMIC securitizations.

  ConduitExpress Division. This division originates Commercial Mortgages on a retail basis and expects in the future to purchase Commercial Mortgages on a bulk and flow basis. The ConduitExpress Division offers larger principal balance ($1.5 million to $10.0 million) Commercial Mortgages for commercial projects than those funded by the CommercialExpress Division. The ConduitExpress Division offers adjustable rate and fixed rate programs offered through specified correspondents who may be provided with Company-sponsored warehouse facilities. In addition, the ConduitExpress Division purchases Commercial Mortgages in bulk and on a flow basis from selected financial institutions and mortgage bankers. A portion of the adjustable rate Commercial Mortgages originated or purchased by this Division may be held in portfolio by the Long-Term Investment Operations, while the balance thereof and a substantial portion of the fixed rate Commercial Mortgages originated or purchased will be resold through REMIC securitizations.

 ORGANIZATIONAL TRANSACTIONS AND CONTRIBUTION TRANSACTION

  On February 10, 1997, IMH purchased 9,500 shares of ICCC's outstanding non-voting preferred stock, which has a coupon which represents 95% of GAAP based economic interest in ICCC, entitling the holder to receive 95% of any dividend or distribution made by ICCC, for $500,000. Certain of IMH's directors and officers purchased all of the Company's outstanding common stock, which represents 5% of GAAP based economic interest in ICCC entitling the holder to receive 5% of any dividend or distribution made by ICCC for $26,000.

                     IMPAC COMMERCIAL CAPITAL CORPORATION

  Upon the closing date of ICH's IPO in August 1997, IMH contributed (the Contribution) all of the outstanding non-voting preferred stock of ICCC to ICH in exchange for 95,000 shares of ICH Class A Common Stock.

 BASIS OF FINANCIAL STATEMENT PRESENTATION

  The operations of ICCC are presented in the financial statements as a stand-alone company. Interest has been charged on affiliated short-term advances at the rate of 8% per annum and on warehouse line agreements at prime rate. Costs and expenses of IMH have been allocated to ICCC in proportion to the services provided, plus a 15% service charge.

  Management of ICCC has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 GAIN ON SALE OF LOANS

  ICCC recognizes gains or losses on sale of loans when the sales transaction settles and the risks and rewards of ownership are determined to have passed to the purchasing party. Gains or losses on sale of loans or securities to ICH are deferred and amortized or accreted over the estimated life of the loans or securities using the interest method.

 INCOME TAXES

  Income taxes are accounted for under the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 COMMERCIAL MORTGAGE SERVICING INCOME

  Servicing income is reported as earned, principally on a cash basis when the majority of the service process is completed.

2. CASH AND CASH EQUIVALENTS

  For purposes of the statement of cash flows, cash and cash equivalents consist of cash and money market mutual funds. The Company considers investments with maturities of three months or less at date of purchase to be cash equivalents.

3. COMMERCIAL MORTGAGES HELD-FOR-SALE

  Commercial Mortgages held-for-sale are stated at the lower of cost or market in the aggregate as determined by outstanding commitments from investors or current investor yield requirements. Interest is recognized as revenue when earned according to the terms of the Commercial Mortgages and when, in the opinion of management, it is collectible. Nonrefundable fees and direct costs associated with the origination or purchase of loans are deferred and recognized when the loans are sold as gain or loss on sale of mortgage loans, except

                     IMPAC COMMERCIAL CAPITAL CORPORATION
related to loans sold to ICH, which nonrefundable fees and costs fees are deferred and recognized over the life of the loans using the interest method.

  Substantially all Commercial Mortgages purchased by ICCC are fixed-rate or adjustable-rate commercial mortgage loans secured by first liens on commercial properties. During the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997, ICCC acquired $124.9 million and $233.5 million, respectively, of Commercial Mortgages and sold none and $73.4 million, respectively, of such loans to third party investors and $2.3 million and $58.4 million, respectively, to ICH. As of March 31, 1998 and December 31, 1997, Commercial Mortgages held-for-sale were $231.7 million and $106.7 million, respectively, which included $848,000 and $308,000, respectively, in deferred loan fees.

  At March 31, 1998 and December 31, 1997, other liabilities included an allowance for repurchases of $201,000.

4. PREMISES AND EQUIPMENT, NET

  Premises and equipment are stated at cost, less accumulated depreciation. Depreciation on premises and equipment is recorded using the straight-line method over the estimated useful lives of individual assets (three to seven years).

  Premises and equipment consisted of the following (in thousands):

                                                    AT MARCH 31, AT DECEMBER 31,
                                                        1997          1997
                                                    ------------ ---------------
                                                    (UNAUDITED)
Premises and equipment.............................    $ 492          $ 431
Less accumulated depreciation......................      (84)           (50)
                                                       -----          -----
                                                       $ 408          $ 381
                                                       =====          =====

5. WAREHOUSE LINE AGREEMENTS

  ICCC enters into warehouse line agreements with ICH and IMH to fund the purchase of mortgage loans. Mortgage loans underlying warehouse line agreements are delivered to dealers that arrange the transactions. ICCC has entered into uncommitted warehouse line agreements with ICH to obtain financing up to an aggregate of $900.0 million. The margins on the warehouse line agreement are at 90% of the fair market value of the collateral. The interest rates on the borrowings are indexed to the prime rate. ICCC has entered into an uncommitted warehouse line agreement with IMH to provide financing as needed. The margins on the warehouse line agreement are at 8% of the fair market value of the collateral. The interest rates on the borrowings are indexed to the prime rate.

                      IMPAC COMMERCIAL CAPITAL CORPORATION

  The following table sets forth information regarding warehouse line agreements as of March 31, 1998 and December 31, 1997 (in thousands):

                                                 AT MARCH 31, 1998
                                   ---------------------------------------------
                                              WAREHOUSE
                                    TYPE OF     LINE    UNDERLYING
                                   COLLATERAL LIABILITY COLLATERAL MATURITY DATE
                                   ---------- --------- ---------- -------------
                                                    (UNAUDITED)
ICH............................... Mortgages  $ 205,545  $221,423   Uncommitted
IMH............................... Mortgages     18,270    19,681   Uncommitted
                                              ---------  --------
  Total warehouse line agreements
   and collateral.................            $ 223,815  $241,104
                                              =========  ========

                                               AT DECEMBER 31, 1997
                                   ---------------------------------------------
                                              WAREHOUSE
                                    TYPE OF     LINE    UNDERLYING
                                   COLLATERAL LIABILITY COLLATERAL MATURITY DATE
                                   ---------- --------- ---------- -------------
ICH............................... Mortgages  $ 95,711   $103,280   Uncommitted
IMH............................... Mortgages     8,508      9,181   Uncommitted
                                              --------   --------
  Total warehouse line agreements
   and collateral.................            $104,219   $112,461
                                              ========   ========

6. INCOME TAXES

  The components of income taxes consist of the following (in thousands):

                                                             FOR THE PERIOD FROM
                                                              JANUARY 15, 1997
                                                              (COMMENCEMENT OF
                                                             OPERATIONS) THROUGH
                                                              DECEMBER 31, 1997
                                                             -------------------
Current income taxes:
  Federal...................................................       $ 1,483
  State.....................................................           463
                                                                   -------
Total current income taxes..................................         1,946
                                                                   -------
Deferred income taxes:
  Federal...................................................          (723)
  State.....................................................          (201)
                                                                   -------
Total deferred income taxes.................................          (924)
                                                                   -------
Total income taxes..........................................       $ 1,022
                                                                   =======

  The Company's effective income taxes differ from the amount computed by applying the federal income tax rate of 34% to income before income taxes as a result of the following:

                                                             FOR THE PERIOD FROM
                                                              JANUARY 15, 1997
                                                              (COMMENCEMENT OF
                                                             OPERATIONS) THROUGH
                                                              DECEMBER 31, 1997
                                                             -------------------
Computed "expected" income taxes............................       $   816
State taxes, net of federal.................................           173
Other.......................................................            33
                                                                   -------
Total income taxes..........................................       $ 1,022
                                                                   =======

                     IMPAC COMMERCIAL CAPITAL CORPORATION

  The tax effects that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 are presented below:

                                                                 AT DECEMBER 31,
                                                                      1997
                                                                 ---------------
Deferred tax assets:
Deferred revenue................................................     $  551
Allowance for repurchases.......................................         90
Mark to market adjustment on loans held for sale................        844
Deferred state liability........................................         89
                                                                     ------
Total deferred tax assets.......................................      1,574

Deferred tax liability:
Mortgage servicing assets.......................................       (650)
                                                                     ------
  Net deferred tax asset........................................     $  924
                                                                     ======

  The Company believes that the deferred tax asset will more likely than not be realized due to the reversal of the deferred tax liability and expected future taxable income. As of December 31, 1997, the current tax payable of $1.5 million is included in other liabilities.

7. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair value of financial instruments have been determined by ICCC using available market information and appropriate valuation methodologies, however, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts ICCC could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                        AT DECEMBER 31, 1997
                                                        -----------------------
                                                        CARRYING     ESTIMATED
                                                         AMOUNT     FAIR VALUE
                                                        ----------  -----------
                                                           (IN THOUSANDS)
Assets:
  Cash and cash equivalents............................ $    2,273   $    2,273
  Commercial Mortgages held-for-sale...................    106,654      112,461
  Due from affiliates..................................      1,538        1,538

Liabilities:
  Warehouse line agreements............................    104,219      104,219
  Due to affiliates....................................        758          758
  Future contracts.....................................        --           510
  Off balance-sheet loan commitments...................        --           --

                     IMPAC COMMERCIAL CAPITAL CORPORATION

  The fair value estimates as of December 31, 1997 are based on pertinent information available to management as of that date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

  The following describes the methods and assumptions used by ICCC in estimating fair values.

 CASH AND CASH EQUIVALENTS

  Fair value approximates carrying amount as these instruments are demand deposits and do not present unanticipated interest rate or credit concerns.

 COMMERCIAL MORTGAGES HELD-FOR-SALE

  Fair value is estimated based on quoted market prices from dealers and brokers for similar types of mortgage loans.

 DUE FROM / TO AFFILIATES

  Fair value approximates carrying amount because of the short-term maturity of the liabilities and do not present unanticipated interest rate or credit concerns.

 WAREHOUSE LINE AGREEMENTS

  Fair value approximates carrying amount because of the short-term maturity of the liabilities.

 FUTURES CONTRACTS

  Fair value is estimated based on quoted market prices from dealers and brokers for similar types of instruments.

 OFF BALANCE-SHEET LOAN COMMITMENTS

  Fair value of commitments, including hedging position, is determined in the aggregate counsel on current investor yield requirements.

8. EMPLOYEE BENEFIT PLANS

 PROFIT SHARING AND 401(k) PLAN

  ICCC does not have its own 401(k) or profit sharing plan. As such, employees of ICCC participate in ICII's 401(k) plan. The 401(k) Plan provides that each participant may contribute from 2% to 14% of his or her salary and the Company will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months.

  Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the discretion of the Company, as determined by the Unaffiliated Directors. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum

                     IMPAC COMMERCIAL CAPITAL CORPORATION
deferral of 8%. Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Company matching contributions will be made as of December 31st each year in the form of Company Common Stock. The Company contributed matching and discretionary amounts to the plan for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 of $18,000 and $17,000, respectively.

9. RELATED PARTY TRANSACTIONS

 CREDIT ARRANGEMENTS

  ICCC maintains a warehouse financing facility with ICH up to a maximum aggregate amount of $900.0 million. Advances under such warehouse facilities bear interest at rates indexed to prime, which was 8.50% at March 31, 1998 and December 31, 1997. As of March 31, 1998 and December 31, 1997, amounts outstanding on ICCC's warehouse lines with ICH were $205.5 million and $95.7 million, respectively. Interest expense recorded by ICCC related to warehouse lines with ICH for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 was $2.5 million and $2.4 million, respectively.

  ICCC maintains a warehouse financing facility with IMH of which $18.3 million and $8.5 million was outstanding on the warehouse line at March 31, 1998 and December 31, 1997. Interest expense recorded by ICCC related to warehouse financing due to IMH for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 was $193,000 and $262,000, respectively.

  During the normal course of business, ICCC may advance or borrow funds on a short-term basis with affiliated companies. Advances to affiliates are reflected as "Due From Affiliates" while borrowings are reflected as "Due To Affiliates" on ICCC's balance sheet. These short-term advances and borrowings bear interest at a fixed rate of 8.00% per annum. Interest income recorded by ICCC for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 related to short-term advances due from affiliates was $13,000 and $16,000, respectively. Interest expense recorded by ICCC for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 related to short-term advances due to affiliates was $200,000 and $113,000, respectively.

 ORGANIZATIONAL TRANSACTIONS WITH IMH

  On February 10, 1997, IMH purchased all of ICCC's outstanding non-voting preferred stock, which has a coupon which represents 95% of GAAP based economic interest in ICCC, entitling the holder to receive 95% of any dividend or distribution made by ICCC, for $500,000. Certain of IMH's directors and officers purchased all of the Company's outstanding common stock, which represents 5% of GAAP based economic interest in ICCC entitling the holder to receive 5% of any dividend or distribution made by ICCC.

  Upon the closing of the ICH IPO, IMH contributed (the Contribution) all of the outstanding non-voting preferred stock of ICCC to ICH in exchange for 95,000 shares of ICH Class A Common Stock.

 COMMERCIAL MORTGAGE PURCHASES

  In February 1997, ICCC brokered for ICH, the purchase of $17.5 million in condominium conversion loans from IFC at the unpaid principal balance of the loans. In conjunction with these purchases, ICCC recorded

                     IMPAC COMMERCIAL CAPITAL CORPORATION
nonrefundable brokerage fees that have been deferred, net of certain direct costs, and are being amortized over the estimated life of the loans.

  For the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997, ICCC sold $2.3 million and $58.4 million, respectively in principal balance of adjustable rate Commercial Mortgages to ICH at a net premium of $1,000 and $111,000, respectively.

 STOCK COMPENSATION EXPENSE

  Stock compensation expense of $25,000 represents the difference between the price at which ICCC issued 500 shares of Common Stock to directors and officers of IMH and ICH on February 10, 1997, and the net book value, which the Company's management believes approximated the difference between fair value and the amount of the 5% economic interest in ICCC purchased by the common shareholders.

 SUBMANAGEMENT AGREEMENT

  IFC entered into a submanagement agreement with RAI under which, IMH and IFC provide various services to ICCC as RAI deems necessary, including facilities and costs associated therewith, technology, human resources, management information systems, general ledger accounts, check processing and accounts payable, plus a 15% service charge. RAI charges ICCC for these services based upon usage which management believes is reasonable. Total cost allocations IFC charged to ICCC for the three months ended March 31, 1998 and for the period from January 15, 1997 (commencement of operations) through December 31, 1997 were $159,000 and $456,000, respectively.

 NON-COMPETE AGREEMENT AND RIGHT OF FIRST REFUSAL AGREEMENT

  Pursuant to the Non-Compete Agreement executed on the date of the ICH IPO, IFC will not acquire any commercial mortgages for a period of the earlier of nine months from the closing of the ICH IPO or the date upon which ICH and/or ICCC accumulates (for investment or sale) $300.0 million of Commercial Mortgages or CMBSs. The non-compete agreement terminated in March 1998.

  Pursuant to the Right of First Refusal Agreement by and among ICH, IMH, IFC, ICCC and RAI, pursuant to which, in part, RAI will agree that any mortgage loan or mortgage-backed security investment opportunity which is offered to it on behalf of either ICH, IMH any affiliated REIT will first be offered to that entity whose initial primary business as described in its initial public offering documentation most closely aligns with such investment opportunity.

10. COMMITMENTS AND CONTINGENCIES

 FUTURE CONTRACTS

  To remain competitive and control risk, ICCC uses futures, and options on futures. The use of these instruments provides for increased liquidity, lower transaction costs and more effective short term coverage than cash and mortgage-backed securities. However, ICCC is vulnerable to the basis risk that is inherent in cross-hedging. ICCC uses the buying and selling of futures contracts on T-Bonds and Treasury Notes when the market is vulnerable to day to day corrections. Executing hedges with these instruments allows ICCC to more effectively hedge the risks of corrections or reverses in the market without committing mandatory sales on mortgage-backed securities or cash. ICCC utilizes these instruments on a short-term basis to fine tune its overall hedge position at a lower cost. The unrealized gains and losses on the hedging transactions are recorded as an adjustment to the basis of the loans. Gains and losses are recognized upon the sale of loans.

                     IMPAC COMMERCIAL CAPITAL CORPORATION

  The Company sells future contracts against five and ten year treasury notes with major dealers in such securities. At March 31, 1998 and December 31, 1997, the Company had $220.3 million and $105.1 million, respectively, in outstanding commitments to sell treasury notes.

 SALES OF COMMERCIAL MORTGAGES

  In the ordinary course of business, ICCC will be exposed to liability under representations and warranties made to purchasers and insurers of Commercial Mortgages. Under certain circumstances, ICCC will be required to repurchase Commercial Mortgages if there has been a breach of representations or warranties. In the opinion of management, the potential exposure related to these representations and warranties will not have a material adverse effect on the financial position and results of operations of the Company. A provision has been made for this--to date, no dollars have been paid related to repurchase provision.

 LEASE COMMITMENTS

  ICH and ICCC, as tenants in common, lease approximately 18,000 square feet of office space in Irvine, California, under a non-cancelable premises operating lease for a term of 36 months expiring in November 2000. Minimum premises rental commitments are as follows (in thousands):

      1998............................................................. $   511
      1999.............................................................     511
      2000.............................................................     468
                                                                        -------
        Total lease commitments........................................ $ 1,490
                                                                        =======

  All rent expense associated with the lease is charged to ICCC as ICCC employees occupy 100% of office space.

===============================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................   8
Use of Proceeds..........................................................  31
Price Range of Common Stock..............................................  31
Dividend Policy and Distributions........................................  32
Dividend Reinvestment Plan...............................................  33
Capitalization...........................................................  35
Selected Financial Data..................................................  36
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  38
Business.................................................................  45
Impac Commercial Holdings, Inc...........................................  64
RAI Advisors, LLC........................................................  73
Relationships with Affiliates............................................  77
Certain Transactions.....................................................  78
Shares Eligible for Future Sale..........................................  83
Principal Stockholders...................................................  84
Description of Capital Stock.............................................  85
Underwriting.............................................................  89
Certain Provisions of Maryland Law and of the Company's Charter and
 Bylaws..................................................................  90
Federal Income Tax Considerations........................................  92
ERISA Investors.......................................................... 103
Legal Matters............................................................ 103
Experts.................................................................. 104
Glossary................................................................. 105
Index to Financial Statements............................................ F-1

===============================================================================

===============================================================================

                               3,000,000 SHARES

                       IMPAC COMMERCIAL HOLDINGS, INC.


                  [LOGO OF IMPAC COMMERCIAL HOLDINGS, INC.]


                                 COMMON STOCK

                               ---------------

                                  PROSPECTUS

                               ---------------

                           PAINEWEBBER INCORPORATED

                          STIFEL, NICOLAUS & COMPANY
                                 INCORPORATED

                               CIBC OPPENHEIMER

                           EVEREN SECURITIES, INC.


                               ---------------

                                        , 1998

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                       AMOUNT TO
                                                                        BE PAID
                                                                       ---------
   SEC registration fee............................................... $ 16,060
   NASD filing fee....................................................    5,944
   American Stock Exchange listing fee................................   17,500
   Printing and engraving expenses....................................  200,000
   Legal fees and expenses............................................  200,000
   Accounting fees and expenses.......................................   50,000
   Blue Sky fees and expenses.........................................   30,000
   Transfer agent and custodian fees..................................   20,000
   Miscellaneous......................................................   60,496
                                                                       --------
     Total............................................................ $600,000
                                                                       ========

ITEM 32. SALES TO SPECIAL PARTIES

  None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

  . In February 1997, certain officers and Directors of the Registrant and Impac Mortgage Holdings, Inc. ("IMH") purchased 300,000 and 299,000 shares of the Common Stock of the Registrant, respectively, at a per share purchase price of $.01.

  . In March 1997, IMH lent the Registrant $15.0 million evidenced by a promissory note which was convertible into shares of the non-voting convertible preferred stock of ICH (the "ICH Preferred Stock") at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note (the "Conversion Rate").

  . In March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000 shares of ICH Preferred Stock.

  . In April 1997, IMH exchanged 299,000 shares of ICH Common Stock for an equivalent number of shares of ICH Class A Stock.

  . In August 1997, IMH effectuated the Contribution for 95,000 shares of ICH Class A Stock which was equal to the product of 95% of the estimated fair value of ICCC on the date of the Contribution divided by $15.00.

  . In August 1997, all ICH Preferred Stock automatically converted into shares of ICH Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which was $50.00 and the denominator of which was $15.00. Notwithstanding the foregoing, consistent with IMH's classification as a REIT, IMH was not entitled to convert into ICH Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of ICH's outstanding Common Stock. Any shares of ICH Preferred Stock not converted into ICH Common Stock automatically converted into shares of ICH Class A Stock at the same rate as the ICH Preferred Stock converted into Common Stock on said date. Upon such conversion of the ICH Preferred Stock in August 1997, IMH held 719,789 shares of Common Stock and 674,211 shares of ICH Class A Stock. Shares of ICH Class A Stock convert into shares of the Common Stock on a one-for-one basis and each such class of Common Stock is entitled to cash dividends on a pro rata basis. Upon any subsequent issuances of Common Stock by ICH or sales of ICH Common Stock by IMH, shares of ICH Class A Stock shall automatically continue to convert into additional shares of the Common Stock of ICH, subject to said 9.8% limitation. As of March 31, 1998, IMH owned 719,789 shares of ICH Common Stock and 674,211 shares of ICH Class A Stock; upon the closing of this offering, IMH will own 1,045,732 shares of ICH Common Stock and 348,268 shares of ICH Class A Stock.

  The securities issued above were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

  The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, real estate investment trust, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, real estate investment trust, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, real estate investment trust, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

  The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgement of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the

Company as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

  In addition, the Registrant has entered into an Indemnity Agreement (Exhibit
10.4 hereto) with its officers and Directors. The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Company, its Directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not Applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements included in the Prospectus are:

                        IMPAC COMMERCIAL HOLDINGS, INC.

  Consolidated Balance Sheets as of December 31, 1997 and March 31, 1998

  Consolidated Statements of Operations for the periods from January 15, 1997 (commencement of operations) through December 31, 1997, from January 15, 1997 (commencement of operations) through March 31, 1997, and for the three months ended March 31, 1998

  Consolidated Statements of Changes Stockholders' Equity for the periods from January 15, 1997 (commencement of operations) through December 31, 1997 and for the three months ended March 31, 1998

  Consolidated Statements of Cash Flows for the periods from January 15, 1997 (commencement of operations) through December 31, 1997, from January 15, 1997, (commencement of operations) through March 31, 1997 and for the three months ended March 31, 1998

  Notes to consolidated financial statements

                     IMPAC COMMERCIAL CAPITAL CORPORATION

  Balance Sheets as of December 31, 1997 and March 31, 1998

  Statements of Operations for the periods from January 15, 1997 (commencement of operations) through December 31, 1997, from January 15, 1997 (commencement of operations) through March 31, 1997, and for the three months ended March 31, 1998

  Statements of Changes in Shareholders' Equity for the periods from January 15, 1997 (commencement of operations) through December 31, 1997 and for the three months ended March 31, 1998

  Statements of Cash Flows for the periods from January 15, 1997 (commencement of operations) through December 31, 1997, from January 15, 1997 (commencement of operations) through March 31, 1997, and for the three months ended March 31, 1998

  Notes to financial statements

  All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

  (b) Exhibits:

 EXHIBIT NO.
 -----------
  1.1        Form of Underwriting Agreement.
  3.1        Charter of the Registrant.(1)
  3.1(a)     Articles of Amendment of Registrant.(1)
  3.1(b)     Articles of Amendment of Registrant.(2)
  3.1(c)+    Articles of Amendment of Registrant.

 EXHIBIT NO.
 -----------
  3.2        Bylaws of the Registrant.(1)
  4.1        Form of Common Stock Certificate of Registrant.(1)
  5.1+       Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.
  5.2+       Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
  8.1        Opinion of Brown & Wood LLP.
 10.1        Form of Management Agreement between the Registrant and RAI
             Advisors, LLC.(1)
 10.2        Form of Submanagement Agreement among RAI Advisors, LLC. Impac
             Mortgage Holdings, Inc. and Impac Funding Corporation.(1)
 10.3        1997 Stock Option and Awards Plan.(1)
 10.4        Lease dated December 8, 1997, among the Registrant, Impac
             Commercial Capital Corporation and The Irvine Company.(3)
 10.5        Form of Contribution Agreement between the Registrant Impac
             Mortgage Holdings, Inc., and Impac Commercial Capital
             Corporation.(1)
 10.6        Form of Non-Competition Agreement among the Registrant, Impac
             Mortgage Holdings, Inc., Impac Commercial Capital Corporation and
             ICI Funding Corporation.(1)
 10.7        Form of Right of First Refusal Agreement between the Registrant,
             RAI Advisors, LLC, Impac Mortgage Holdings, Inc., Impac Commercial
             Capital Corporation, and Impac Funding Corporation.(1)
 10.8        Servicing Agreement between the Registrant and Impac Commercial
             Capital Corporation.(1)
 21          Subsidiaries of the Registrant.(3)
 23.1+       Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in Exhibit 5.1).
 23.2+       Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in
             Exhibit 5.2).
 23.3        Consent of Brown & Wood LLP (contained in Exhibit 8.1).
 23.4        Consent of KPMG Peat Marwick LLP regarding Registrant.
 23.5        Consent of KPMG Peat Marwick LLP regarding Impac Commercial
             Capital Corporation.
 24.1+       Power of Attorney (Included on Signature Page).
 27.1+       Financial Data Schedule.

--------
(1) Incorporated by reference to, and all such exhibits have the Corresponding Exhibit Number filed as part of the registration statement on Form S-11 (File No. 333-25423) and Amendments No. 1, 2, 3, 4 and 5 filed with the Securities and Exchange Commission on April 18, 1997, June 10, 1997, June 30, 1997, July 8, 1997, July 17, 1997 and July 29, 1997, respectively.
(2) Incorporated by reference to exhibit number 3.1(a) of Current Report on Form 8-K, as amended, dated January 28, 1998.
(3) Incorporated by reference to the corresponding exhibit number of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.
 +  Previously filed.

ITEM 37. UNDERTAKINGS

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

  (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF IRVINE, STATE OF CALIFORNIA, ON THE 11TH DAY OF JUNE, 1998.

                                          IMPAC COMMERCIAL HOLDINGS, INC.

                                                  /s/ Richard J. Johnson
                                          By: _________________________________
                                                    RICHARD J. JOHNSON
                                              Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                                         Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE


                  *                    Chairman of the           June 11, 1998
-------------------------------------   Board and Chief
         JOSEPH R. TOMKINSON            Executive Officer
                                        (Principal Executive
                                        Officer)

       /s/ Richard J. Johnson          Chief Financial
-------------------------------------   Officer (Principal      June 11, 1998
         RICHARD J. JOHNSON             Financial and
                                        Accounting Officer)

                  *                    Director
-------------------------------------                           June 11, 1998
             JAMES WALSH

                  *                    Director
-------------------------------------                           June 11, 1998
          FRANK P. FILIPPS

                  *                    Director
-------------------------------------                           June 11, 1998
          STEPHAN R. PEERS

                  *                    Director
-------------------------------------                           June 11, 1998
          THOMAS J. POLETTI

                  *                    Director
-------------------------------------                           June 11, 1998
          TIMOTHY R. BUSCH

*By
        /s/ Richard J. Johnson
  ----------------------------------
         RICHARD J. JOHNSON
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
 1.1      Form of Underwriting Agreement.
 3.1      Charter of the Registrant.(1)
 3.1(a)   Articles of Amendment of Registrant.(1)
 3.1(b)   Articles of Amendment of Registrant.(2)
 3.1(c)+  Articles of Amendment of Registrant.
 3.2      Bylaws of the Registrant.(1)
 4.1      Form of Common Stock Certificate of Registrant.(1)
 5.1+     Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.
 5.2+     Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
 8.1      Opinion of Brown & Wood LLP.
10.1      Form of Management Agreement between the Registrant and RAI Advisors, LLC.(1)
10.2      Form of Submanagement Agreement among RAI Advisors, LLC, Impac Mortgage Holdings, Inc.
          and Impac Funding Corporation.(1)
10.3      1997 Stock Option and Awards Plan.(1)
10.4      Lease dated December 8, 1997, among the Registrant, Impac Commercial Capital Corporation and The Irvine Company.(3)
10.5      Form of Contribution Agreement between the Registrant, Impac Mortgage Holdings, Inc., and Impac Commercial Capital Corporation.(1)
10.6      Form of Non-Competition Agreement among the Registrant, Impac Mortgage Holdings, Inc.,
          Impac Commercial Capital Corporation and ICI Funding Corporation.(1)
10.7      Form of Right of First Refusal Agreement between the Registrant, RAI Advisors, LLC,
          Impac Mortgage Holdings, Inc., Impac Commercial Capital Corporation, and Impac Funding
          Corporation.(1)
10.8      Servicing Agreement between the Registrant and Impac Commercial Capital Corporation.(1)
21        Subsidiaries of the Registrant.(3)
23.1+     Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in Exhibit 5.1).
23.2+     Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.2).
23.3      Consent of Brown & Wood LLP (contained in Exhibit 8.1).
23.4      Consent of KPMG Peat Marwick LLP regarding Registrant.
23.5      Consent of KPMG Peat Marwick LLP regarding Impac Commercial Capital Corporation.
24.1+     Power of Attorney (Included on Signature Page).
27.1+     Financial Data Schedule.

--------
(1) Incorporated by reference to, and all such exhibits have the Corresponding Exhibit Number filed as part of the registration statement on Form S-11 (File No. 333-25423) and Amendments No. 1, 2, 3, 4 and 5 filed with the Securities and Exchange Commission on April 18, 1997, June 10, 1997, June 30, 1997, July 8, 1997, July 17, 1997 and July 29, 1997, respectively.
(2) Incorporated by reference to exhibit number 3.1(a) of Current Report on Form 8-K, as amended, dated January 28, 1998.
(3) Incorporated by reference to the corresponding exhibit number of the Registrants Annual Report on Form 10-K for the year ended December 31, 1997.
 +  Previously filed.